As filed with the U.S. Securities and Exchange Commission on December 31, 2008

Investment Company Act File (No. 811-21839)

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

Registration Statement under the Securities Act of 1933	☐

Pre-Effective Amendment No.	☐

Post-Effective Amendment No.	☐

and/or

Registration Statement under the Investment Company Act of 1940	☒

Amendment No. 5 (Check appropriate box or boxes)	☒

AARP Portfolios

(Exact Name of Registrant Specified in Charter)

650 F Street, N.W.

Washington, DC 20004

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:  (202) 434-3650

Richard M. Hisey

AARP Financial Incorporated

Two Highwood Drive, Suite 202

Tewksbury, MA 01876

(Name and Address of Agent for Service)

Copies to:

Marc R. Duffy, Esq.	Gary O. Cohen, Esq.
AARP Financial Incorporated	Jorden Burt LLP
650 F Street, NW, 2nd Fl.	1025 Thomas Jefferson Street, NW
Washington, DC 20004	Suite 400 East
Washington, DC 20007-5208

Approximate Date of Proposed Public Offering:  No public offering will be made.

This Registration Statement is filed by the AARP Portfolios (the “Registrant” or the “Trust”) pursuant to Section 8(b) of the Investment Company Act of 1940 (the “Investment Company Act”).  Shares in the Registrant will not be registered pursuant to the Securities Act of 1933, as amended (the “1933 Act”), since such interests will be issued solely to, and purchased only by, “accredited investors”, within the meaning of Regulation D under the 1933 Act, and will not involve a “public offering” within the meaning of Section 4(2) of the 1933 Act.  This Registration Statement does not constitute an offer to sell, or solicitation of an offer to buy, any Shares in the Registrant.

AARP Portfolios

Part A

January 1, 2009

Offering Memorandum

U.S. Stock Market Portfolio

International Stock Market Portfolio

U.S. Bond Market Portfolio

Responses to Items 1 through 3 of Form N-1A have been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.

AARP Portfolios (the “Trust” or the “Registrant”) is a Delaware statutory trust created pursuant to the Delaware Statutory Trust Act (12 Del. C. §3801 et seq.).  The Trust’s Declaration of Trust authorizes the Board of Trustees of the Trust (the “Trustees” or the “Board”) to issue an unlimited number of transferable units of beneficial interests (“Shares”) and to establish and designate such Shares into one or more series.  The Trust is currently comprised of three separate series, the U.S. Stock Market Portfolio, the International Stock Market Portfolio, and the U.S. Bond Market Portfolio (each, a “Portfolio” and together, the “Portfolios”).  AARP Financial Incorporated (“AARP Financial”) is the Portfolios’ investment adviser and administrator.  AARP Financial has retained SSgA Funds Management, Inc. (“SSgA FM”) to serve as the investment sub-adviser to the Portfolios.

A copy of the Statement of Additional Information (“SAI”) of the Portfolios may be obtained free of charge by calling 1-800-958-6457.

ITEM 4.  INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED RISKS.

Investment Strategies and Holdings

U.S. Stock Market Portfolio

The investment objective of the U.S. Stock Market Portfolio is to seek to produce the returns provided by the MSCI Inc., “MSCI®” U.S. Investable Market 2500 Index as closely as possible, before deduction of expenses of the Portfolio.  The index includes about 2,500 securities listed on the New York and American Stock Exchanges and the Nasdaq over-the-counter market.  The stocks include companies of all types and sizes, which represent the investable universe of companies in the U.S. equity market.  The index is the aggregation of the MSCI US Large Cap 300, Mid Cap 450, and Small Cap 1750 Indexes.  The U.S. Stock Market Portfolio has adopted a policy to invest, under normal circumstances, at least 80% of the value of its assets (net assets plus the amount of any borrowings it may make for investment purposes), in stocks traded on stock exchanges in the United States.

International Stock Market Portfolio

Effective January 1, 2009, the International Stock Market Portfolio changed its investment objective to seek to produce the returns provided by the MSCI All Country World Index, excluding the U.S. Index (MSCI ACWI® ex US Index) as closely as possible, before the deduction of expenses of the Portfolio.  This index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed and emerging markets.  Prior to this date, the investment objective of the Portfolio was to seek to produce the returns provided by the MSCI Europe, Australasia and the Far East Index (MSCI EAFE® Index) as

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closely as possible, before deduction of expenses of the Portfolio.  This index includes about 1,000 securities that are listed on the stock exchanges of 21 developed countries, excluding the United States and Canada.  As of November 2008, the MSCI ACWI® ex US Index consisted of 46 country indices comprising 22 developed and 24 emerging market country indices.  The International Stock Market Portfolio has adopted a policy to invest, under normal circumstances, at least 80% of the value of its assets (net assets plus the amount of any borrowings it may make for investment purposes), in stocks trading outside of the United States. For purposes of this policy, the Portfolio will include within this 80% category, investments, such as exchange-traded funds, that replicate the performance of stocks trading outside the United States.

U.S. Bond Market Portfolio

The investment objective of the U.S. Bond Market Portfolio is to seek to produce the return of the Lehman Brothers® Aggregate Bond Index as closely as possible, before the deduction of expenses of the Portfolio.  This index includes a large variety of U.S. and foreign bonds that are investment grade and taxable, covering three major types of bonds: government and corporate bonds, mortgage-backed securities, and asset-backed securities.  Mortgage-backed securities include securitized mortgage pools by the Government National Mortgage Association, the Federal National Mortgage Association, and the Federal Home Loan Mortgage Corporation.  Asset-backed securities include securities that are backed by credit card, auto, and home equity loans.  The Portfolio will only invest in fixed income securities that are considered “investment grade” — i.e., fixed income securities rated Baa or higher by Moody’s Investor Services, Inc., BBB or higher by Standard & Poor’s Rating Group or are deemed by SSgA FM to be of comparable quality.  The U.S. Bond Market Portfolio has adopted a policy to invest, under normal circumstances, at least 80% of the value of its assets (net assets plus the amount of any borrowings it may make for investment purposes), in bonds traded on the United States bond market.

General Discussion

Each of the Portfolios seeks to “track its index” or, in other words, produce returns that are as close as possible to its target index before deducting the fees of the Portfolio.  It is difficult to match an index exactly because the returns of an index do not reflect the typical fees and expenses that the Portfolios have to pay when securities are traded.  Also, as explained below, the Portfolios will not be able to buy every security in their indexes until they grow to an asset size that makes the purchase of every security cost effective.

There are several ways SSgA FM may track an index:

•                  Replication is to buy every security in the index.  Managers try to make an exact or close replica of the index, buying the same securities in the same proportions as they are in the index.

•                  Optimization and sampling are investing techniques used by managers when it is expensive, impractical or impossible to buy every bond or security in an index.  These techniques are used when a fund is fairly new and growing in size or when an index is very large or contains securities that can no longer be bought.

It is anticipated that the U.S. Stock Market Portfolio and International Stock Market Portfolio will use optimization and sampling techniques until such time as they have sufficient assets to use a replication strategy.  The U.S. Bond Market Portfolio may never fully replicate its index because some bonds in the index may be unavailable for purchase by the Portfolio.

In carrying out these techniques, all the Portfolios may invest in a variety of securities and derivatives that are not included in their target indices, including futures, options, exchange traded funds, cash, and other types of financial contracts and instruments.  Generally speaking, a derivative is a financial contract whose value is based on a traditional security such as a stock, bond or market index such as the S&P 500 Index.  While the Portfolios invest in derivatives to reduce tracking error, and as a convenient way to invest excess cash, these investments in derivatives may subject the Portfolios to risks that are different

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from, and possibly greater than, the risks of the securities from which they are derived.  The Portfolios will not use these derivatives for speculation or for the purpose of leveraging investment returns.

Each Portfolio’s investment objective is a non-fundamental policy and may be changed without the authorization of the holders of a majority of a Portfolio’s outstanding shares.  All other investment policies, unless specifically designated as fundamental, are non-fundamental policies and may be changed by the Board without the authorization of the Portfolios’ shareholders.  There can be no assurance that the Portfolios will achieve their objectives or goals.

If any of the Portfolios determines to change its 80% policies indicated above, it will provide at least 60 days’ prior notice to the Portfolio’s shareholders.

The Portfolios may invest all or any portion of their assets in short-term investments, such as U.S. Government obligations and U.S. Dollar denominated high-quality money market instruments, for liquidity, as a temporary defensive measure, or in response to unusual market or economic conditions.

Risks of Investing in the Portfolios

Risks Common to All Portfolios

There is no guarantee of the performance of any of the Portfolios.  The value of the Portfolios may go up or down.  The Portfolios have the following risks.

Manager Risk

Poor investment selection by SSgA FM, the investment sub-adviser of the Portfolios, may affect the Portfolios’ ability to achieve their investment objectives.

Market Risk

The value of the Portfolios will go up and down as a result of fluctuating market prices.  In general, stock prices have fluctuated more than bond prices over longer time periods.  Price changes may be temporary or last for extended periods.  Markets go up and down as they react to economic, political, geographic, or regulatory factors.  These factors may affect the entire market or just certain securities, industry segments, or economic sectors.  In particular, the prices of many securities of banks and bank companies have declined sharply recently.  Many banks and bank companies are experiencing financial difficulties and are suffering from adverse publicity and investor perceptions, whether or not based on fundamental analysis.  It is not clear how long these adverse conditions will continue.

Exchange-traded Funds Risk

ETFs are ownership interests in unit investment trusts, depositary receipts, and other pooled investment vehicles that are traded on an exchange and that hold a portfolio of securities or other financial instruments (ETF portfolio).  The ETF portfolio is typically selected to correspond to the securities that comprise a particular broad-based sector or international index, or to provide exposure to a particular industry sector or asset class.  Investors in ETFs are eligible to receive their portion of income, if any, accumulated on the securities held in the portfolio, less fees and expenses of the ETF.  An ETF carries all the applicable risks of the securities in its portfolio (such as market risk, interest rate risk, etc.). In addition, there is also the risk that the share price of an ETF may fall below the value of the securities in the ETF portfolio.  The performance of an ETF is reduced by transaction and other expenses, including brokerage commissions for buying and selling the ETF and fees paid by the ETF to service providers.  If an ETF is a registered investment company, the limitations applicable to a fund’s ability to purchase securities issued by other investment companies will apply (subject to any applicable exemptive orders).

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Derivatives Risk

Derivative instruments are financial contracts whose value is based on an underlying security, a currency exchange rate, an interest rate or a market index.  Derivatives include many types of instruments representing a wide range of potential risks and rewards, including futures contracts, options on futures contracts, options, interest rate swaps and forward currency exchange contracts.

The use of derivative instruments exposes the Portfolios to additional risks and transaction costs.  Risks of derivative instruments include:

•                  the risk that interest rates, securities prices and currency markets will not move in the direction that a portfolio manager anticipates;

•                  the prices of derivative instruments and the prices of the underlying securities, interest rates or currencies they are designed to reflect do not move together as expected;

•                  the fact that the skills needed to use these derivative strategies are different than those needed to select portfolio securities;

•                  the possible absence of a liquid secondary market for any particular instrument and possible exchange imposed price fluctuation limits, either of which may make it difficult or impossible to close out a position when desired;

•                  the risk that adverse price movements in an instrument can result in a loss substantially greater than a Portfolio’s  initial investment in that instrument (in some cases, the potential loss is unlimited);

•                  particularly in the case of privately-negotiated instruments, the risk that the counterparty will not perform its obligations, which could leave a Portfolio worse off than if it had not entered into the position; and

•                  the inability to close out certain hedged positions to avoid adverse tax consequences.

Index Risk

A Portfolio may not perform as well as the index it aims to match, because of tracking error.  There are many differences between the performance of the indexes and real-world index funds that you can invest in.  In trying to track the performance of the indexes, portfolio managers of the Portfolios face the hurdles described below that may cause tracking error:

•                  fees and expenses paid to service providers and others to operate and manage the Portfolios;

•                  commissions or other compensation paid to brokers and dealers to execute transactions;

•                  taxes;

•                  using optimization techniques and investing in a sample of the securities rather than every security in the index;

•                  holding cash before it is invested to accommodate redemptions by investors and to pay cash dividends;

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•                  buying and selling securities for the Portfolios at different times (and possibly less opportune times) than the timing of purchases and sales by the indexes (for example, to accommodate purchases and redemptions of the Portfolios’ shares); and

•                  differences between how and when the Portfolios are valued relative to the indexes.

Additional Risks Common to the U.S. Stock Market Portfolio and the International Stock Market Portfolio

Stock Market Risk

The value of stocks may decline in response to developments affecting a particular issuer, the issuing company’s industry and/or general economic conditions.  Price changes in stocks may be temporary or may last for an extended period of time.

Small Company Risk

The stocks of smaller, less well known companies are generally more volatile than large company stocks and may perform differently from the market as a whole. Compared to larger companies, small companies may be poorly understood by investors, have less access to cash and credit, and may be heavily dependent on a limited number of products, services, or technologies.

Additional Risks of the U.S. Bond Market Portfolio

Credit Risk

The Portfolio may lose money if it invests in bonds whose issuers cannot meet their obligations to pay interest or principal when due.  An issuer may also lower the credit quality of a security if it suffers an adverse change in its financial condition.  Lower credit quality would lead to greater volatility in the price of the security and ultimately shares of the Portfolio.  To lessen this risk, bonds in which the Portfolio invests must be investment grade.

High-yield Bond Risk

High-yield bonds, also known as junk bonds, are rated below investment grade because there are doubts about whether the companies or entities that issue them will be able to pay interest and principal back on time. Junk bonds pay out higher interest rates than investment grade bonds because they are highly risky and considered speculative.  In recent times, the prices of many lower-rated debt securities have declined and the ratings of many initially higher-rated debt securities have fallen, indicating concerns that issuers of such securities might experience or are experiencing financial difficulties.  At such times, the yields on lower-rated debt securities may rise dramatically, reflecting the risk that holders of such securities could lose a substantial portion of their value as a result of the issuer’s financial restructuring or default.

Interest Rate Risk

The value of the Portfolio’s investments in bonds may go down if interest rates go up.  If interest rates go down, the value of the Portfolio’s bonds might increase.  Overall, changes in interest rates affect the value of long-term bonds more than short-term bonds.

Prepayment and Extension Risk

The Portfolio may not perform well if falling interest rates cause some issuers to prepay bonds.  That would force the Portfolio to invest in bonds with lower interest rates, potentially causing a decline in value and yield. A decline in interest rates may also result in potential losses to mortgage- and other asset-backed securities, if the assets backing these securities are prepaid.  On the other hand, a rise in interest rates may reduce the amount of prepayments, which would cause the average bond maturity to rise and increase the potential to lose money as interest rates rise.

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Investment Grade Securities Risk

Bonds are rated by national bond rating agencies.  Securities rated Baa or higher by Moody’s Investors Services, Inc. or BBB or higher by Standard & Poor’s Rating Group are considered investment grade securities.  Securities rated Baa or BBB may be somewhat riskier than higher rated obligations because they are regarded as having only an adequate capacity to pay principal and interest, and are considered to lack outstanding investment characteristics.

U.S. Government Securities Risk

Although U.S. government securities issued directly by the U.S. government are guaranteed by the U.S. Treasury, other U.S. government securities issued by an agency or instrumentality of the U.S. government may not be.  No assurance can be given that the U.S. government would provide financial support to its agencies and instrumentalities if not required to do so by law.

Additional Risks of the International Stock Market Portfolio

The International Stock Market Portfolio has the following additional risks:

Foreign Risk — Emerging Markets

Securities markets of developing countries involve greater risks than those of more developed markets. Securities markets in developing countries are generally smaller, less liquid, more volatile, and more subject to manipulation than U.S. markets. Developing countries may have significant economic liabilities, such as inadequate infrastructures, obsolete financial systems, excessive regulation, significant international debt, volatile inflation rates, and environmental problems. Their economies may be heavily dependent on a limited number of export commodities, and their agriculture may be highly vulnerable to climate patterns.  Developing countries also have higher risk of political instability, popular unrest, and armed conflict.

Foreign Risk — Stock Investments

Investments in foreign stocks may be more volatile than investments in U.S. stocks and may perform differently from the U.S. market.  Foreign governments might change stock exchange rules, increase taxes or confiscate investors’ assets.  The governments of foreign countries might be less stable than the U.S. government and issuers in foreign jurisdictions might have less thorough regulation and accounting, auditing and recordkeeping requirements.  It may cost more to invest directly in a foreign stock than it would to invest in a U.S. stock.  Changes in foreign currency exchange rates may also affect the value in U.S. dollars of foreign securities.  Prices of foreign stocks might not accurately reflect the issuing company’s condition due to limited information available, or due to poor regulation.

Portfolio Holdings

You will find a listing of the holdings in the Portfolios as of the end of each calendar year and each quarter for a rolling one-year period on our Web site at www.aarpfunds.com.  The Portfolios are required by Securities and Exchange Commission (“SEC”) regulations to report portfolio holdings 60 days after each fiscal quarter.  The holdings of the Portfolios will be posted on the Web site after the Portfolios have filed the required information with the SEC.  Please consult the Statement of Additional Information for more information about the disclosure of portfolio holdings.

Turnover rate

All mutual funds are required to report their turnover rate, which is simply the portion of the fund’s investments that were bought and sold in one year.  For example, if a fund holds 50 stocks and 40 of them

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are sold within the year to buy new stocks, the turnover rate is 80%.  AARP Financial anticipates that the Portfolios will have a turnover rate of less than 100%.

A higher turnover rate (over 100%) usually means higher costs for a fund for two reasons:

1)              The fund incurs expenses for buying and selling, which are shared by all investors in the fund.

2)              It’s more likely the fund is generating capital gains, which investors must pay tax on.

Because of the Portfolios’ commitment to the indexing investment strategy, the Portfolios generally invest for the long term, selling and buying investments only to adjust to changes in the target indexes.

ITEM 5:  MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE

Trustees

The Board oversees the Portfolios and approves the Trust’s agreements with the investment adviser and the other service providers.

The Investment Adviser and Sub-Adviser

AARP Financial manages the investment activities for the Portfolios, including providing the overall investment program of the Portfolios and overseeing SSgA FM.  AARP Financial is a wholly owned subsidiary of AARP Services, Inc., which in turn is a wholly owned subsidiary of AARP.  AARP is a nonprofit membership organization dedicated to addressing the needs and interests of people age 50 and over in the United States.  Founded in 1958, AARP delivers information, advocacy, and services to over 40 million members to advance a society in which everyone ages with dignity and purpose.  AARP Financial is located at Two Highwood Drive, 2nd Floor, Tewksbury, MA 01876.

SSgA FM manages the day-to-day investment of the Portfolios’ assets.  SSgA FM managed over $149 billion in assets as of June 30, 2008 and is one of the State Street Global Advisors’ (“SSgA”) companies that collectively manage approximately $1.9 trillion in assets.  SSgA FM is a wholly owned subsidiary of State Street Corporation and is located at One Lincoln Street, Boston, MA 02111.

Each Portfolio pays AARP Financial 0.05% annually of its average daily net assets to compensate AARP Financial for its advisory services to the Portfolios.  AARP Financial pays SSgA FM for its sub-advisory services out of these fees.

The basis for the Board approving the investment advisory and sub-advisory agreements with AARP Financial and SSgA FM is discussed in the Portfolios’ Semi-Annual Report to shareholders dated December 31, 2008.

AARP Portfolios and AARP Financial have received an SEC order that allows AARP Financial to have the ultimate responsibility, subject to Board oversight, to oversee sub-advisers, and to recommend their hiring, termination, and replacement, as well as to change investment sub-advisory agreements without shareholder approval.

Other Service Providers

AARP Financial provides certain administrative services to the Portfolios, such as monitoring and coordinating the activities of each of the other service providers, providing treasury services, preparing legal documents, such as updating the offering memorandum and Statement of Additional Information, and providing administrative tax services.  AARP Financial has retained State Street Bank and Trust

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Company (“State Street”) to assist in providing these administrative services.  The Trust has retained State Street to be the custodian of the Portfolios’ assets.  The custodian is generally responsible for safekeeping the Portfolios’ assets, settling securities transactions, receiving dividends and interest, paying Portfolios expenses, and handling other related activities.  The Trust has also retained State Street to serve as the Trust’s transfer agent.  The Trust has retained ALPS Distributors, Inc. as the placement agent for the Portfolios.  The Trust has granted the placement agent the right to sell shares of the Portfolios on its behalf.

Portfolio Management Team

The following employees of SSgA FM make up the portfolio management team for the Portfolios.

U.S. Stock Market Portfolio

Theodore S. Janowsky

Mr. Janowsky is a Vice President of SSgA and a Principal of SSgA FM.  Mr. Janowsky joined SSgA in 1996.  He is a Portfolio Manager within the Global Structured Products Group responsible for managing equity and derivative-based index portfolios and customized index separate accounts. Additionally, Mr. Janowsky is involved in research and process improvement projects. Prior to joining the Global Structured Products Group, he worked as an application developer in Investor Technology Services within State Street Corporation. He also worked as a business analyst in State Street’s London and Sydney offices. Mr. Janowsky holds a Bachelor of Science degree in Business Administration from Bucknell University and a MBA from the Carroll School of Graduate Management at Boston College.

Kristin Carcio

Ms. Carcio is a Principal of SSgA and a Principal of SSgA FM.  She is a Portfolio Manager in the Global Structured Products Group. Within this team, Ms. Carcio is responsible for the management of several strategies. Prior to joining SSgA in 2006, she worked in the fixed income research group at Loomis, Sayles & Company, where she was responsible for the analysis of asset-backed securities and commercial mortgage-backed securities.  Ms. Carcio holds a Bachelor of Science degree in Business Administration from the University of Richmond and an MBA from Boston College.

International Stock Market Portfolio

Theodore S. Janowsky

Mr. Janowsky is a Vice President of SSgA and a Principal of SSgA FM. Mr. Janowsky joined SSgA in 1996.  He is a Portfolio Manager within the Global Structured Products Group responsible for managing equity and derivative-based index portfolios and customized index separate accounts. Additionally, Mr. Janowsky is involved in research and process improvement projects. Prior to joining the Global Structured Products Group, he worked as an application developer in Investor Technology Services within State Street Corporation. He also worked as a business analyst in State Street’s London and Sydney offices. Mr. Janowsky holds a Bachelor of Science degree in Business Administration from Bucknell University and a MBA from the Carroll School of Graduate Management at Boston College.

Lynn Blake, CFA

Ms. Blake is a Managing Director of SSgA and a Principal of SSgA FM. Ms. Blake is the head of Non-U.S. Markets in the Global Structured Products Group. She joined SSgA in 1987, and is currently responsible for overseeing the management of all non-U.S. equity index strategies as well as serving as

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portfolio manager for several non-U.S. equity index portfolios. In addition, she is responsible for new product development and research. Ms. Blake holds a Master of Business Administration degree in Finance from Northeastern University and a Bachelor of Science degree from the School of Management at Boston College. She also earned the Chartered Financial Analyst designation. In addition, she is a member of the Boston Security Analysts Society.

U. S. Bond Market Portfolio

John Kirby

Mr. Kirby is a Vice President of SSgA and a Principal of SSgA FM.  He is head of SSgA’s Fixed Income Index Team.  He has managed the product since 1999 and portfolios within the group since 1997.  In addition to portfolio management, Mr. Kirby’s responsibilities include risk management and product development.  He has been working in the investment management field since 1983 and has more than 15 years of experience in the fixed income markets.  Prior to joining SSgA in 1995, Mr. Kirby was with Lowell Blake & Associates in Boston, where he was a Portfolio Manager, responsible for client relations and the firm’s fixed income investments.  Before this he was a portfolio manager/fixed income analyst with Shawmut Bank and asset/liability risk specialist at CambridgePort Savings.  Mr. Kirby holds a Bachelors Degree from Boston College and an MBA from the Sawyer School of Management at Suffolk University.  He served as a member of a municipal retirement board for ten years and currently serves on the SSgA Fiduciary Advisory Committee and is a member of the Lehman Brothers Index Advisory Council.

Michael J. Brunell

Mr. Brunell is a Principal of SSgA and a Principal of SSgA FM.  Mr. Brunell is a member of the Passive Fixed Income Portfolio Management Team.  In his current role as part of the Beta Solutions group, he is responsible for developing and managing funds against a variety of conventional and custom bond index strategies.  Previously, Mr. Brunell was responsible for managing the U.S. Bond Operation group.  He has been working in the investment management field since joining SSgA in 1997.  Prior to joining the Fixed Income group, Mr. Brunell spent three years in the Mutual Funds Custody division of State Street Corporation working on the accounting side of various domestic and international equity and bond portfolios.  Mr. Brunell received a Bachelor of Science degree in Business Administration from Saint Michael’s College and an MSF from Boston College in May of 2004.  Additionally, he is a candidate for the CFA Level III exam.

The Statement of Additional Information provides additional information about the Portfolio Managers’ compensation, other accounts managed by the Portfolio Managers, and the Portfolio Managers’ ownership of securities in the Portfolios.

ITEM 6:  SHAREHOLDER INFORMATION

How the Share Price is Calculated

The price at which you buy or sell shares of the Portfolios is called net asset value (“NAV”).  The NAV for each Portfolio’s shares is calculated every business day (i.e., every day the New York Stock Exchange is open for trading) as of the close of regular trading on the New York Stock Exchange (normally, 4:00 p.m. Eastern time).  The NAV will not be calculated on days in which the New York Stock Exchange is closed for trading.  Shares of the Portfolios are available for purchase at their NAV without any sales charges, transaction fees, or brokerage commissions being charged.

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The NAV for each Portfolio’s shares is calculated according to the following formula:

Net assets (which are total assets – liabilities) = Net asset value (NAV) per share

Number of shares outstanding

In determining the net assets of a Portfolio, stocks held in the Portfolio are valued at their market price on the primary exchange where they are traded.  Bonds held in the Portfolio are valued using quotes from bond dealers or bond pricing services.

If the price for a specific stock or bond held by the Portfolio is not readily available, the Portfolio will determine a fair value, using a method approved by the Board.  For example, the Portfolio might need to determine the fair value of a stock if something occurs in the market that would affect pricing after trading is closed for the day, but before 4:00 p.m. Eastern time, when NAV is calculated.  This occurs most frequently with international stocks, which may trade on exchanges that close many hours earlier.

When a Portfolio uses the fair value method, it is possible that the price the Portfolio uses for a specific stock or bond may differ from the market price or quote, when it is next available.  It is also possible that a Portfolio’s NAV may differ from the NAV that would be calculated if the Portfolio had used the last reported price for the particular stock or bond.  Since fair valuation is a judgment, there can be no assurance that the value given a particular security is accurate.

The Effect of Timing on Share Prices

On any business day, if the Portfolios or an authorized agent of the Portfolios receive a request to buy or sell shares before closing time on the New York Stock Exchange, they will use that day’s NAV as the price for the transaction.  If the Portfolios or an authorized agent for the Portfolios receive a request after closing time, they will use the next business day’s NAV for the transaction.

Any time the Portfolios or an authorized agent of the Portfolios require additional information before they can complete a transaction requested, the Portfolios will use the NAV as of the business day they receive the required information for the transaction.

Purchase of Shares

The Trust issues shares of the Portfolios in private placement transactions to “accredited investors” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “1933 Act”), that do not involve a “public offering” within the meaning of Section 4(2) of the 1933 Act.  There is currently no minimum initial or subsequent purchases amount with respect to any of the Portfolios.  The Trust or its authorized agents will set up accounts for shareholders of the Portfolios.

In addition to cash purchases of shares of the Portfolios, if accepted by the Trust and subject to applicable law, investments in shares of a Portfolio may be made in exchange for securities eligible for purchase by the Portfolio and consistent with the goal and policies of the Portfolio as described in this Part A.  All dividends, interest, subscriptions or other rights relating to such securities will become the property of the Portfolio.

Investments in a Portfolio are credited to the shareholder’s account in the form of full and fractional shares at the NAV per share next determined after the investment is received in good form.  The Portfolios consider purchase, exchange or redemption orders to be in “good form” when they receive all required information, including properly completed and signed documents.  The Portfolios may reject any requests that are not in good form.  The Portfolios may refuse any order for any reason.  If this happens, the Trust will return any money it has received from you related to the proposed transaction.

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Verifying Your Identity

Under the USA PATRIOT Act, Federal law requires all financial institutions to obtain, verify, and record information that identifies certain types of individuals and entities who apply to open accounts (“Customers”).  If a Customer seeks to open an account to invest in a Portfolio, the Portfolio will ask for certain information that will allow it to identify the Customer.  If the Customer does not provide the required information, and we cannot contact the Customer to obtain the information, we may not accept the Customer’s application and will return the initial investment.

After an account is established, the Portfolios are required to take steps to verify a Customer’s identity.  These actions may include checking the Customer’s information against various databases.  If the Portfolios are unable to verify a Customer’s identity from the information it provides, the Customer may be restricted from making purchases or transfers of shares or its account may be closed and the shares redeemed.  If the account is closed and the shares are redeemed, the redemption will be at the next available share price.  As a result, a Customer’s proceeds may be more or less than the amount it paid and the sale may be a taxable transaction.

Redemption of Shares

Each shareholder of a Portfolio shall have the right to request that the Portfolio redeem the shareholder’s shares at a redemption price per share equal to the NAV next determined after receipt by the Portfolio, or an authorized agent of the Portfolio, of the request provided that the request is in good form.  A redemption request received after the close of regular trading on the New York Stock Exchange (usually 4:00 pm Eastern time) is deemed received on the next business day.  Contact the Portfolios or their authorized agent to make such a request.  Payment of the redemption proceeds normally will be made within seven days after the date upon which the redemption request is effective.  Payment of the redemption proceeds may be wholly or partly in securities or other assets of the Trust at the value of such securities or assets used in the determination of the NAV, or may be in cash.  The redemption proceeds may be paid wholly or partly in securities, if the Trustees determine it to be in the best interests of the remaining shareholders of the Portfolio.  The Trust is not liable for the delay of an investment adviser or other party in transferring or delivering securities selected for payments-in-kind.

To the extent that a payment of redemption proceeds is in cash, the Trust will wire the proceeds of redemption in federal funds to the commercial bank specified by the investor.  Wire redemptions may be terminated or modified by the Trust at any time.  An investor should contact its bank for information on any charges imposed by the bank in connection with the receipt of redemption proceeds by wire.  The payment of withdrawal proceeds may be postponed during days in which the Federal Reserve is closed (other than weekends or holidays).  During periods of substantial economic or market change, telephonic wire redemptions may be difficult to implement.

Payment on any redemption may be delayed for up to seven days following receipt of the redemption request.  The right of any investor to receive payment with respect to any withdrawal also may be suspended or the payment of the withdrawal proceeds postponed during any day in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on the New York Stock Exchange is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940 (“Investment Company Act”).

Frequent Trading:  The Portfolios currently are intended primarily to serve as an investment vehicle for the AARP Funds, which are fund-of-funds and a master-feeder fund, and therefore may have trading activity every day as a result of net purchase and redemption activity in their shares.  This purchase and sale activity is not deemed to be inappropriate because it is an inescapable consequence of the AARP Funds being mutual funds and is inherent in a fund-of-funds and master-feeder structure.

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Some investors in the AARP Funds may attempt to engage in excessive trading called market timing where they try to predict future market directions and quickly buy and sell to capture short term profits.  Others may simply buy and sell repeatedly over short periods of time, another form of excessive trading.  Inappropriate excessive trading of the AARP Funds would interfere with the efficient management of the Portfolios, and would increase costs for all investors.  The AARP Funds have adopted policies and procedures designed to address and monitor the excessive trading of shares by their shareholders.

The Trust has not adopted specific policies and procedures to address frequent purchases and sales of securities by its shareholders, but would do so if the Trust were to accept purchase orders from the types of investors deemed by the Trust to present the risk of inappropriate excessive trading.

Distributions

Each Portfolio will allocate its investment income, expenses, and realized and unrealized capital gains and losses to its shareholders pro rata in accordance with the number of units a shareholder beneficially owns.  Allocations of taxable income or loss may be made in a different manner in order to comply with federal income tax rules.  By law, each year mutual funds must distribute, or pay out, at least 90% of their income and net capital gains to investors who, in turn, pay any required taxes on the distributions they receive.

Timing of distributions:  The Portfolios generally pay capital gains distributions (if any) in December.  The amount may vary considerably from year-to-year based on normal investment activity.  The U.S. Bond Market Portfolio generally will pay income distributions monthly.  The U.S. Stock Market and International Stock Market Portfolios generally will pay income distributions (if any) no less frequently than annually.

Taxes

Depending on how long the Portfolios hold securities before selling them, the distributions will be classified as either short-term or long-term capital gains or losses.  Distributions from net short-term capital gains will generally be taxed as ordinary income.  Because different tax rates apply, the Trust will supply information on whether distributions are treated as ordinary income and/or long-term capital gains for tax purposes.  Changes in the components of the index for a Portfolio could affect the timing, amount and character of distributions.

Qualified dividend income:  When a Portfolio receives a stock dividend from a U.S. corporation or a qualified foreign corporation, it is considered qualified dividend income, as long as the Portfolio held the stock for a required length of time.  If a shareholder of a Portfolio also held shares in the Portfolio for a required period, it is eligible to treat distributions designated by the Portfolio as qualified dividends.  The Trust will supply information on whether any portion of its distributions is qualified dividend income eligible for a reduced tax rate.

State and local taxes may apply, as well as federal income tax.

Tax on transactions:  Just as the Portfolios realize capital gains when securities are sold at a higher price than originally paid, the shareholder of a Portfolio may realize a capital gain on transactions in shares of a Portfolio.  The sale or exchange of shares of a Portfolio at a higher price than paid will result in capital gain.  Of course, the reverse is true as well: if a shareholder sells or exchanges shares at a loss, it may deduct the loss, subject to certain potential limitations on the deductibility of losses under the tax laws.

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ITEM 7: DISTRIBUTION AGREEMENTS

The Portfolios do not charge a sales fee, or “load” to investors, nor do the Portfolios pay distribution, or “Rule 12b-1” fees to cover the sale and distribution of the Portfolios’ shares.

ITEM 8: FINANCIAL HIGHLIGHTS INFORMATION

The response to Item 8 of Form N-1A has been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.

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AARP PORTFOLIOS

U.S. Stock Market Portfolio

International Stock Market Portfolio

U.S. Bond Market Portfolio

STATEMENT OF ADDITIONAL INFORMATION

January 1, 2009

This Statement of Additional Information – or “SAI”:

•                  provides more information about the U.S. Stock Market Portfolio, the International Stock Market Portfolio, and the U.S. Bond Market Portfolio.  Throughout this document we will refer to them individually as a “Portfolio” and collectively as the “Portfolios”;

•                  has been filed with the Securities and Exchange Commission, or “SEC”;

•                  is not a prospectus or offering memorandum;

•                  should be read with the offering memorandum for the Portfolios dated January 1, 2009 and any amendments to the offering memorandum (collectively, the “offering memorandum”); and

•                  is incorporated by reference, which means the SAI is legally part of the offering memorandum.

Investors should read the offering memorandum before making any investment in any the Portfolios.

A copy of the offering memorandum and the annual and semi-annual reports to shareholders of the Portfolios, when available, may be obtained free of charge by calling the AARP Portfolios at 1-800-958-6457.

No person has been authorized to give any information or to make any representations not contained in this SAI or in the offering memorandum in connection with the offering made by the offering memorandum and, if given or made, such information or representations must not be relied upon as having been authorized by the Portfolios or their placement agent.

SUMMARY

This SAI provides more information about AARP Portfolios, the “Trust,” and its three series or Portfolios:

•                  U.S. Stock Market Portfolio;

•                  International Stock Market Portfolio; and

•                  U.S. Bond Market Portfolio.

This SAI and the related offering memorandum do not constitute an offer by the Trust to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

The Portfolios principally serve as the investment vehicles or “underlying funds” for AARP Funds.  The Trust is supervised by a board of trustees, the “Board.”  The Board is responsible for representing the interests of the Portfolios and their shareholders.  The Board meets periodically throughout the year to oversee the Portfolios’ activities.  The Board consists of four “independent trustees” and one trustee who is affiliated with the Portfolios’ investment adviser.  Trustees who are not “interested persons” of the Trust, as defined in Section 2(a)(19) of the Investment Company Act of 1940, “Investment Company Act,” are called “independent trustees.”  Generally, a trustee qualifies as an independent trustee if he or she is free of conflicts of interest that arise as a result of his or her business or familial relationships to certain entities or individuals who do business with the Portfolios.

With the approval and oversight of the Board of Trustees of the AARP Funds, Mr. Reilly, who is currently serving as an independent trustee, will be consulting with the management of the AARP Funds for a limited period of time on methods for increasing the distribution of the shares of the AARP Funds. In this role he will receive no compensation, but will be reimbursed by management for reasonable out-of-pocket expenses. In the event that it appears that the distribution of shares would be advanced by an extensive commitment of his time, it is conceivable that, subject to the approval of the Board of Trustees of the AARP Funds, he could enter into a compensated arrangement with the Adviser or an affiliate for future, but not past, services rendered after the date of that agreement.  In the event of such an arrangement, it is expected that Mr. Reilly would no longer be considered an independent trustee.

This SAI includes:

•                  biographical information regarding the trustees and executive officers of the Trust;

•                  descriptions of the responsibilities of the committees of the Board; and

•                  information about trustee compensation and share ownership.

The Trust, on behalf of the Portfolios, has engaged a variety of entities to provide services to the Portfolios.  The chart below includes:

•                  the identity of each service provider;

•                  the service provider’s address; and

•                  a brief description of the services provided to the Portfolios.

Name and Address of Service Provider	Function and Services Provided
AARP Financial Incorporated, “AARP Financial” or “Adviser” Two Highwood Drive, 2nd Floor Tewksbury, MA 01876

Adviser to the Portfolios. The Adviser is responsible for overall management of the assets of each Portfolio, including overseeing and monitoring the investment sub-adviser’s investment of each Portfolio’s assets.

Name and Address of Service Provider	Function and Services Provided
SSgA Funds Management, Inc., “SSgA FM” or “Sub-Adviser” One Lincoln Street Boston, MA 02111-2900	Sub-Adviser to the Portfolios. The Sub-Adviser manages the day-to-day investment of the Portfolios’ assets.

AARP Financial Incorporated, “AARP Financial” or “Administrator” Two Highwood Drive, 2nd Floor, Tewksbury, MA 01876

Administrator for the Portfolios. The Administrator undertakes numerous administrative functions for the Portfolios, including:

•      monitoring and coordinating the activities of each of the other service providers;

•      providing treasury services;

•      preparing legal documents, such as updating the offering memorandum and SAI; and

•      providing administrative tax services.

The Administrator may delegate administrative duties to the Sub-Administrator.

State Street Bank and Trust Company, “Sub-Administrator” John Hancock Tower, 14th Floor 200 Clarendon Street Boston, MA 02116	Sub-Administrator for the Portfolios. The Sub-Administrator undertakes administrative services delegated to it by the Administrator.

ALPS Distributors, Inc., “Placement Agent” 1290 Broadway, Suite 1100 Denver, CO 80203	Placement Agent for the Portfolios. The Placement Agent is responsible for the sales of the Portfolios’ shares.

State Street Bank and Trust Company, “Custodian” John Adams Building 1776 Heritage Drive North Quincy, MA 02171

Custodian of the Portfolios’ assets. The Custodian is generally responsible for these activities:

•      safekeeping the assets of the Portfolios;

•      settling securities transactions;

•      receiving dividends and interest;

•      paying Portfolio expenses; and

•      handling other related activities.

State Street Bank and Trust Company, “Transfer Agent” One Lincoln Street Boston, MA 02111-2900

Transfer Agent for the Portfolios’ shares. The Transfer Agent generally undertakes these responsibilities:

•      maintaining the Portfolios’ shareholder accounts;

•      making changes in those accounts to reflect purchases, sales and exchanges of the Portfolios’ shares; and

•      sending information to the Portfolios’ shareholders such as copies of prospectuses.

KPMG LLP 99 High Street Boston, MA 02110	KPMG LLP serves as the independent registered public accounting firm for the Trust.

MANAGEMENT OF THE TRUST

Trustees and Officers.  The table below includes information about the trustees and officers of the Trust, including their:

•                  business addresses;

•                  ages;

•                  principal occupations during the past five years; and

•                  other directorships of publicly traded companies or funds.

Name, Address and Age	Position(s) with the Trust and Term of Office(1)	Principal Occupation(s) During Past 5 Years	Number of Funds and Portfolios in Fund Complex(2) Overseen by Trustee	Other Directorships Held by Trustee
Independent Trustees

Peter C. Clapman c/o AARP Financial Incorporated 650 F Street, N.W. Washington, DC 20004 Age: 72	Chairman of the Board and Trustee since 2005	Consultant, governance advisory services (July 2005 – present); Director, National Association of Corporate Directors (non-profit private director education) (January 2005 – present); Head of U.S. operations, Governance for Owners (governance services and consulting) (June 2005 – present); Member, NASDAQ Listing Council (2005-present); Senior Vice President and Chief Counsel, TIAA-CREF (financial services, pension and investment products) (1972 – July 2005).	8	Director, iPass, Inc. (February 2007–present).

Richard M. Reilly c/o AARP Financial Incorporated 650 F Street, N.W., Washington, DC 20004 Age: 70	Trustee since 2006	Self-Employed Consultant (November 2002 – present); Trustee, International Foundation for Retirement Education (InFRE) (September 2006 – present); Senior Vice President, Allmerica Financial Corp. (financial services holding company) (November 2001 – November 2002); President, Allmerica Financial Services (investments/insurance) (1995 – November 2001).	8	None.

Ellen B. Safir, CFA c/o AARP Financial Incorporated 650 F Street, N.W., Washington, DC 20004 Age: 64	Trustee since 2006	Chief Executive Officer, New Century Advisors, LLC (registered investment adviser) (2002 – present); President, CFA Society of Washington, D.C. (July 2007 – present); Member, Investment Committee, United States Holocaust Memorial Museum (June 1997 – present); Managing Director, Fixed Income and Currencies, Howard Hughes Medical Institute (medical research) (1986 – 2002).	8	None.

Lynn E. Turner c/o AARP Financial Incorporated 650 F Street, N.W. Washington, DC 20004 Age: 56	Trustee since 2005	Self-Employed Consultant (June 2007 – present); Trustee, Colorado Public Employees Retirement Association (COPERA) (August 2007 – present); Managing Director / Senior Advisor, Kroll Inc. (forensic accounting) (July 2003 – present); Managing Director of Research, Glass Lewis & Co. LLC (financial and proxy research) (July 2003 – June 2007); Professor, Colorado State University (August 2001 – June 2003); Chief Accountant, Securities and Exchange Commission (July 1998 – August 2001).	8	Director, Guidance Software, Inc. (April 2007–February 2008).

Interested Trustee

Robert R. Hagans, Jr.(3) c/o AARP Financial Incorporated 650 F Street, N.W., Washington, DC 20004 Age: 54	Trustee since 2008	Chief Financial Officer, AARP (2001-present); Director, AARP Financial (2007-present); Director, Boys and Girls Club of America (2008-present).	8	Treasurer and Director, Industrial Bank, NA (2000-present)

(1)          Each trustee may serve until his/her death, resignation, removal, retirement or declaration of incompetence by a court of appropriate jurisdiction.

(2)          The “Fund Complex” consists of the three Portfolios discussed in this SAI and the five series of funds offered by the AARP Funds, which are not offered in this SAI.

(3)          Mr. Hagans is considered an interested trustee due to his position as Chief Financial Officer of AARP.

Name, Address and Age	Position(s) with the Trust and Term of Office(1)	Principal Occupation(s) During Past 5 Years
Officers

Richard M. Hisey, CFA AARP Financial Incorporated Two Highwood Drive, 2nd Floor Tewksbury, MA 01876 Age: 50	President

President, AARP Financial (May 2008 – present); Chief Investment Officer, AARP Financial (April 2006 – present); Executive Vice President and Chief Investment Officer, Cole Management, Incorporated (venture capital firm) (2005-2006); Senior Vice President, MFS Investment Management and Treasurer and Chief Financial Officer, MFS Group of Mutual Funds (2002-2005); Senior Vice President, The Bank of New York (2000-2002).

Jeffrey J. Gaboury AARP Financial Incorporated Two Highwood Drive, 2nd Floor Tewksbury MA 01876 Age: 40	Treasurer

Assistant Treasurer, AARP Financial (May 2008 – present); Deputy Treasurer, Lord, Abbett & Co. LLC (June 2006-April 2008); Treasurer and Chief Financial Officer of the New York Life Investment Management Group of Mutual Funds (December 2004–December 2005); Director of Compliance, Investors Bank & Trust Company (August 1996-November 2004).

Susan Kirkpatrick AARP Financial Incorporated Two Highwood Drive, 2nd Floor Tewksbury, MA 01876 Age: 43	Chief Compliance Officer

Chief Compliance Officer, AARP Financial (November 2007-present); Director of Compliance, AARP Financial (December 2005-November 2007); Chief Compliance Officer, Grail Partners (investment banking) (March 2005-December 2005); Director, Devonshire Financial Group (consulting) (September 2004-December 2005); NewRiver, Inc. (electronic delivery of compliance documents) (July 1999-September 2004).

Marc Duffy AARP Financial Incorporated 650 F Street, N.W. Washington, DC 20004 Age: 50	Secretary

Associate General Counsel, AARP Financial (August 2006 – present); Assistant General Counsel, E*TRADE Financial Corporation (January 2004 – August 2006); Assistant General Counsel, Legg Mason Wood Walker, Incorporated (September 1999 – January 2004).

Julie Tedesco State Street Bank and Trust Company 4 Copley Place, 5th Floor Boston, MA 02116 Age: 51	Assistant Secretary	Senior Vice President and Senior Managing Counsel, State Street Bank and Trust Company (2000 - present).

(1)          Each officer serves at the pleasure of the Board until the next annual election of officers or until his or her successor is chosen and qualified, or in each case until his or her death, resignation or removal from office, in accordance with the By-Laws of the Trust.

Mr. Reilly’s daughter and his son-in-law are attorneys at a law firm that has acted as legal counsel for an entity that directly or indirectly controls, is controlled by or is under common control with SSgA FM and/or for an officer of an entity that directly or indirectly controls, is controlled by or is under common control with SSgA FM. The firm has also acted as legal counsel for the parent of AARP Financial.  That law firm provided legal advice to such entities and/or such officer during the two year period ended June 30, 2008.  However, Mr. Reilly’s daughter and his son-in-law did not work on those matters. Billings for such matters for the two years ended June 30, 2008, have represented a very small percentage of the law firm’s total billings for that period.

Ms. Safir’s husband is a partner of a law firm that has acted as legal counsel for the Sub-Adviser or an entity that directly or indirectly controls, is controlled by or is under common control with the Sub-Adviser. The firm has also acted as legal counsel for the parent of AARP Financial.  That law firm provided legal advice to such entities during the two year period ended June 30, 2008. However, Ms. Safir’s husband did not work on those matters and billings for such matters for the two years ended June 30, 2008, have represented a very small percentage of the law firm’s total billings for that period.

Standing Committees of the Board. The Board currently has four standing committees: (1) an Audit Committee; (2) a Nominating and Governance Committee; (3) an Operations Committee; and (4) an Investment Management Oversight Committee. Currently, each independent trustee serves on the Audit Committee and the Nominating and Governance Committee and all of the Trustees serve on the Operations Committee and the Investment Management Oversight Committee. Each committee has adopted a written charter setting forth its duties and responsibilities. The following committee meetings were held during the fiscal year ended June 30, 2008:  Audit Committee (five meetings); Nominating and Governance Committee (two meetings); Operations Committee (three meetings); and Investment Management Oversight Committee (four meetings).

Audit Committee.  Mr. Turner serves as the Chairman of the Audit Committee.  The Audit Committee normally meets four times a year and, among other matters:

•                  oversees the accounting, auditing and financial reporting processes of the Portfolios;

•                  hires (and fires, if needed) the Portfolios’ independent registered public accounting firm;

•                  pre-approves all audit, audit-related and non-audit services to be provided by the independent registered public accounting firm to the Portfolios and certain affiliates of the Portfolios;

•                  reviews with the independent registered public accounting firm the proposed scope of, and fees for, their audit, the registered public accounting firm’s independence, and the staffing of the audit team of the Portfolios;

•                  receives and considers a report from the independent registered public accounting firm concerning their conduct of the audit, including any comments or recommendations they might want to make in that connection;

•                  considers all critical accounting policies and practices to be used by the Portfolios and any proposed alternative treatments; and

•                  investigates any improprieties or suspected improprieties in the operations of the Portfolios.

Nominating and Governance Committee.  Mr. Clapman serves as the Chairman of the Nominating and Governance Committee. The Nominating and Governance Committee will meet periodically or as necessary in connection with any vacancy on or addition to the Board, and otherwise from time to time as it deems appropriate to perform its responsibilities.  The Nominating and Governance Committee, among other matters:

•                  reviews and assesses the adequacy of the Board’s ongoing adherence to industry corporate governance best practices and makes recommendations as to any appropriate changes;

•                  reviews and makes recommendations to the Board regarding independent trustee compensation;

•                  undertakes to coordinate and facilitate annual evaluations of the Board and Board committees and recommends improvements, as appropriate;

•                  reviews, discusses and makes recommendations to the Board relating to those issues that pertain to the effectiveness of the Board in carrying out its responsibilities in governing the Trust and the Portfolios and overseeing the management of the Portfolios; and

•                  addresses any Board vacancies.

If there is a vacancy on the Board, the Nominating and Governance Committee will:

•                  identify and evaluate potential candidates to fill the vacancy;

•                  select from among the potential candidates a nominee to be presented to the full Board for its consideration; and

•                  recommend to the Board a nominee to fill any vacancy.

When seeking suggestions for nominees to serve as independent trustees, the Nominating and Governance Committee may consider suggestions from anyone it deems appropriate.  When seeking to fill a position on the Board previously held by an interested trustee, the Nominating and Governance Committee will consider the views and recommendations of the Adviser.

Eligible shareholders (or groups of shareholders) may submit the names of potential nominees for the Nominating and Governance Committee’s consideration.  Each eligible shareholder (or group of shareholders) may submit no more than one nominee each calendar year and may not submit the same nominee twice.  In order for the Nominating and Governance Committee to consider shareholder submissions, the proposed nominee must satisfy the requirements specified in the Nominating and Governance Committee Charter, which is available on the AARP Funds’ web site at http://www.aarpfunds.com.

Operations Committee.  Mr. Reilly serves as the Chairman of the Operations Committee. The Operations Committee meets as it deems appropriate to perform its responsibilities and assists the Board by considering issues of importance to the efficient and orderly operations of the Trust. In carrying out this purpose, the Operations Committee, as it deems necessary or appropriate, considers operational issues regarding the Trust and the relationship between the Trust and its service providers. Examples of matters that may come within the purview of the Operations Committee include:

•                  review of periodic reports of the Trust’s Chief Compliance Officer concerning the compliance programs of the Trust and its service providers and other reports deemed useful to the Operations Committee in its oversight of the operation of the Trust;

•                  matters regarding the level and quality of the services provided to the Trust and its shareholders by service providers; and

•                  contingency plans established to ensure the continuity of the Trust and the necessary operations of the Trust’s service providers in the event of a natural disaster, act of terrorism or otherwise.

Investment Management Oversight Committee.  Ms. Safir serves as the Chairperson of the Investment Management Oversight Committee. The Investment Management Oversight Committee meets as it deems appropriate to perform its responsibilities and oversees and evaluates the nature and quality of the investment services provided to the Trust by its investment advisers. In carrying out this purpose, the Investment Management Oversight Committee, as it deems necessary and appropriate, oversees and evaluates:

•                  the nature, scope and sufficiency of the investment advisory services being provided to the Trust by its investment advisers;

•                  the adequacy of the investment and other relevant personnel of the investment advisers; and

•                  the investment performance of the Trust, including its adherence to its stated investment objectives, investment policies and strategies, yields, factors that materially affected the performance of the Trust during the period under review, comparisons of the performance of peer groups and relevant indices, performance rankings, portfolio composition and characteristics, portfolio turnover, and the execution of portfolio transactions.

Management Ownership of the Portfolios. The following table sets forth, for each trustee, the aggregate dollar range of equity securities owned of the Portfolios and of all funds in the Fund Complex overseen by each trustee as of December 31, 2007.

	Dollar Range of Equity Securities in the Portfolios	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Independent Trustees
Peter C. Clapman	None	$10,001-$50,000
Richard M. Reilly	None	Over $100,000
Ellen B. Safir	None	$1-$10,000
Lynn E. Turner (1)	None	$10,001-$50,000
Interested Trustee
Robert R. Hagans, Jr. (2)	None	$1-$10,000

(1)          As of September 30, 2008, the aggregate dollar range of Mr. Turner’s investments in all funds in the Fund Complex was over $100,000.

(2)          Robert R. Hagans, Jr. became a trustee of the Trust on August 1, 2008.

As of September 30, 2008, the trustees and officers of the Trust, as a group, owned less than 1% of outstanding shares of each of the Portfolios.

Compensation of Board Members.  The compensation of each independent trustee of the Fund Complex consists solely of an annual retainer of $40,000 (paid equally by each of the eight (8) series of the AARP Funds and AARP Portfolios).

Trustees are reimbursed for all out-of-pocket expenses relating to attendance at Board and committee meetings.  Trustees are also reimbursed for expenses incurred in attending conferences and other educational meetings relating to the securities industry.  Interested trustees do not receive any compensation from the Portfolios for their service on the Board.

The following table summarizes the compensation for the trustees of the Trust for the 12-month period ended June 30, 2008.

Compensation Table

Name of Trustee	Aggregate Compensation from the Trust	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits upon Retirement	Total Compensation from Fund Complex Paid to Trustees(1)
Independent Trustees
Peter C. Clapman	$15,000	N/A	N/A	$40,000
Richard M. Reilly	$15,000	N/A	N/A	$40,000
Ellen B. Safir	$15,000	N/A	N/A	$40,000
Lynn E. Turner	$15,000	N/A	N/A	$40,000
Interested Trustee(2)
Robert R. Hagans, Jr.	None	N/A	N/A	None
Larry C. Renfro	None			None

(1)          As of the date of this SAI, the Fund Complex consisted of the three Portfolios discussed in this SAI and the five series of the AARP Funds.

(2)          Larry C. Renfro resigned from his position as trustee of the Trust effective May 16, 2008.  Robert R. Hagans, Jr. was appointed as a trustee of the Trust to fill the vacancy created by Mr. Renfro’s resignation effective August 1, 2008.

SERVICE PROVIDERS

This section provides information about the service providers to the Portfolios.

Advisory Services

Adviser for the Portfolios.  The Trust has hired AARP Financial to serve as investment adviser to each of the Portfolios.  The Adviser has in turn hired the Sub-Adviser to serve as investment sub-adviser to each of the Portfolios.

Adviser	AARP Financial Incorporated

Agreement	Investment Advisory Agreement between the Adviser and the Trust, on behalf of the Portfolios, dated as of December 20, 2005 “Advisory Agreement.”

Fees

For its services to each of the Portfolios, the Adviser receives an annual management fee, accrued daily and payable following the last day of each month, equal to 0.05% of the Portfolio’s average daily net assets.

The Advisory Agreement provides that the Adviser has the general responsibility to provide a program of continuous investment management for and invest and reinvest the assets of each of the Portfolios.  The Adviser’s responsibilities under the Advisory Agreement include:

•                  providing the Portfolios with ongoing investment guidance;

•                  providing policy direction to the Portfolios; and

•                  providing analysis, advice, statistical and economic data and judgments regarding individual investments, general economic conditions and trends, in accordance with the Portfolios’ investment objectives, principal investment strategies, policies and restrictions.

Under the Advisory Agreement, the Adviser may delegate to one or more sub-advisers any or all of its duties or obligations, provided that the Adviser oversees, supervises and monitors the performance of any sub-adviser, and that any delegation does not relieve the Adviser of its duties and obligations under the Advisory Agreement.  Pursuant to this authority, the Adviser has delegated responsibility for the day-to-day management of the Portfolios’ assets to SSgA FM.  The Adviser pays all fees of SSgA FM from the fees it receives under the Advisory Agreement (unless the Adviser is waiving its advisory fee, in which case it pays out of its own resources).

The Adviser has also entered into a Fee Waiver and Expense Reimbursement Agreement with the Trust, on behalf of the Portfolios.  The Adviser has agreed to waive its fees and/or reimburse expenses of the Portfolios to the extent necessary to limit Total Annual Operating Expenses of the Portfolios (excluding interest, taxes, and extraordinary expenses) to the following average daily net assets of each Portfolio through November 1, 2009:

U.S. Stock Market Portfolio	0.50%
International Stock Market Portfolio	0.50%
U.S. Bond Market Portfolio	0.50%

The following table sets forth the fees paid by each Portfolio pursuant to the Advisory Agreement and the amounts the Adviser contractually waived/reimbursed each Portfolio since the commencement of operations:

	Fiscal Year Ended June 30, 2008†		Fiscal Year Ended June 30, 2007†		Fiscal Year Ended June 30, 2006† (1)
Portfolios	Advisory Fees	Fees Waived / Reimbursed	Advisory Fees	Fees Waived / Reimbursed	Advisory Fees	Fees Waived / Reimbursed
U.S. Stock Market Portfolio	$25,714	$128,621	$17,286	$182,717	$4,901	$133,719
International Stock Market Portfolio	$14,104	$212,246	$11,302	$203,418	$4,123	$133,760
U.S. Bond Market Portfolio	$28,666	$104,793	$18,215	$146,110	$5,073	$95,281

† The Adviser may waive fees it is contractually entitled to receive from the Portfolios and may reimburse the Portfolios for fees the Portfolios pay to others.  After taking into account the Fees Waived / Reimbursed by the Adviser, the net advisory fee paid by each Fund was zero (0).

The primary responsibility of the Adviser is to oversee, supervise and monitor the performance of SSgA FM.

AARP Financial is a wholly owned taxable subsidiary of AARP Services, Inc., which is a wholly owned taxable subsidiary of AARP.  AARP is a nonprofit membership organization dedicated to addressing the needs and interests of people age 50 and over in the United States.  Founded in 1958, AARP delivers information, advocacy, and services to over 40 million members to advance a society in which everyone ages with dignity and purpose.  AARP Financial is a recently formed entity with limited experience as an investment adviser.

Sub-Adviser for the Portfolios.  The Sub-Adviser currently is responsible for all aspects of the day-to-day management of the Portfolios’ assets.  The Sub-Adviser is not an affiliate of the Trust, its affiliated persons, or the Adviser other than as by reason of serving as investment sub-adviser to the Portfolios and the AARP Funds.

Sub-Adviser	SSgA Funds Management, Inc.

Agreement	Investment Sub-Advisory Agreement among the Trust, the Sub-Adviser and the Adviser, dated as of December 20, 2005, “Sub-Advisory Agreement.”

Fees

For the Sub-Adviser’s services to each of the Portfolios, the Adviser pays the Sub-Adviser an annual fee, accrued daily and payable following the last day of each month, equal to 0.045% of the Portfolio’s average daily net assets up to $500 million, 0.025% of the Portfolio’s average daily net assets from $500 million to $5 billion, and 0.015% for excess average daily net assets over $5 billion.

The Sub-Advisory Agreement provides that the Sub-Adviser has the general responsibility to provide a program of continuous investment management for and invest and reinvest the assets of each of the Portfolios.  The Sub-Adviser’s responsibilities under the Sub-Advisory Agreement include:

•                  providing the Portfolios with ongoing investment guidance;

•                  providing policy direction to the Portfolios; and

•                  providing analysis, advice, statistical and economic data and judgments regarding individual investments, general economic conditions and trends, in accordance with the Portfolios’ investment objectives, principal investment strategies, policies and restrictions.

(1) From the commencement of operations January 1, 2006 through June 30, 2006.

The Sub-Adviser provides the day-to-day portfolio management of the Portfolios.  The Sub-Adviser may provide similar services to other investment companies or to other clients or engage in other activities, provided such other services and activities do not, during the term of the Sub-Advisory Agreement, interfere with the Sub-Adviser’s ability to meet its obligations to the Adviser, the Trust and the Portfolios.

The Adviser pays all fees of the Sub-Adviser.  The table below sets forth the gross fees paid by the Adviser pursuant to the Sub-Advisory Agreement since the commencement of operations:

Portfolios	Fiscal Year Ended June 30, 2008	Fiscal Year Ended June 30, 2007	Fiscal Year Ended June 30, 2006(2)

U.S. Stock Market Portfolio	$23,147	$15,574	$4,449
International Stock Market Portfolio	$12,692	$10,180	$3,751
U.S. Bond Market Portfolio	$25,835	$16,395	$4,595

Exemptive Relief.  The Trust, AARP Funds and the Adviser have received an exemptive order from the SEC that permits the Adviser greater flexibility than is currently provided by the Investment Company Act to retain investment sub-advisers and modify investment sub-advisory arrangements.  Under the exemptive order, the Adviser has the ultimate responsibility, subject to the Board’s oversight, to provide or oversee the provision of portfolio management services to the Portfolios by one or more investment sub-advisers, and to recommend the hiring, termination and replacement of investment sub-advisors and the material amendment of investment sub-advisory agreements without shareholder approval, as is currently required by the Investment Company Act.

Portfolio Management Teams.  The following employees of the Sub-Adviser make up the portfolio management team for the Portfolios.

U.S. Stock Market Portfolio

Theodore S. Janowsky

Mr. Janowsky is a Vice President of SSgA and a Principal of SSgA FM. He is a Portfolio Manager within the Global Structured Products Group responsible for managing equity and derivative-based index portfolios and customized index separate accounts. Additionally, Mr. Janowsky is involved in research and process improvement projects. Prior to joining the Global Structured Products Group, he worked as an application developer in Investor Technology Services within State Street Corporation. He also worked as a business analyst in State Street’s London and Sydney offices. Mr. Janowsky holds a Bachelor of Science degree in Business Administration from Bucknell University and a MBA from the Carroll School of Graduate Management at Boston College.

Kristin Carcio

Ms. Carcio is a Principal of SSgA and a Principal of SSgA FM.  She is a Portfolio Manager in the Global Structured Products Group. Within this team, Ms. Carcio is responsible for the management of several strategies. Prior to joining SSgA, she worked in the fixed income research group at Loomis, Sayles & Company, where she was responsible for the analysis of asset-backed securities and commercial mortgage-backed securities.  Ms. Carcio holds a Bachelor of Science degree in Business Administration from the University of Richmond and an MBA from Boston College.

(2) From the commencement of operations (January 1, 2006) through June 30, 2006.

International Stock Market Portfolio

Theodore S. Janowsky

Mr. Janowsky is a Vice President of SSgA and a Principal of SSgA FM. He is a Portfolio Manager within the Global Structured Products Group responsible for managing equity and derivative-based index portfolios and customized index separate accounts. Additionally, Mr. Janowsky is involved in research and process improvement projects. Prior to joining the Global Structured Products Group, he worked as an application developer in Investor Technology Services within State Street Corporation. He also worked as a business analyst in State Street’s London and Sydney offices. Mr. Janowsky holds a Bachelor of Science degree in Business Administration from Bucknell University and a MBA from the Carroll School of Graduate Management at Boston College.

Lynn Blake, CFA

Ms. Blake is a Managing Director of SSgA and a Principal of SSgA FM. Ms. Blake is the head of Non-U.S. Markets in the Global Structured Products Group. She joined SSgA in 1987, and is currently responsible for overseeing the management of all non-U.S. equity index strategies as well as serving as portfolio manager for several non-U.S. equity index portfolios. In addition, she is responsible for new product development and research. Ms. Blake holds a Master of Business Administration degree in Finance from Northeastern University and a Bachelor of Science degree from the School of Management at Boston College. She also earned the Chartered Financial Analyst designation. In addition, she is a member of the Boston Security Analysts Society.

U. S. Bond Market Portfolio

John Kirby

Mr. Kirby is a Vice President of SSgA and a Principal of SSgA FM.  He is head of SSgA’s Fixed Income Index Team.  He has managed the product since 1999 and portfolios within the group since 1997.  In addition to portfolio management, Mr. Kirby’s responsibilities include risk management and product development.  He has been working in the investment management field since 1983 and has more than 15 years of experience in the fixed income markets.  Prior to joining SSgA in 1995, Mr. Kirby was with Lowell Blake & Associates in Boston, where he was a Portfolio Manager, responsible for client relations and the firm’s fixed income investments.  Before this he was a portfolio manager/fixed income analyst with Shawmut Bank and asset/liability risk specialist at CambridgePort Savings.  Mr. Kirby holds a Bachelors Degree from Boston College and an MBA from the Sawyer School of Management at Suffolk University.  He served as a member of a municipal retirement board for ten years and currently serves on the SSgA Fiduciary Advisory Committee and is a member of the Lehman Brothers Index Advisory Council.

Michael J. Brunell

Mr. Brunell is a Principal of SSgA and a Principal of SSgA FM.  Mr. Brunell is a member of the Passive Fixed Income Portfolio Management Team.  In his current role as part of the Beta Solutions group, he is responsible for developing and managing funds against a variety of conventional and custom bond index strategies.  Previously, Mr. Brunell was responsible for managing the U.S. Bond Operation group.  He has been working in the investment management field since joining SSgA in 1997.  Prior to joining the Fixed Income group, Mr. Brunell spent three years in the Mutual Funds Custody division of State Street Corporation working on the accounting side of various domestic and international equity and bond portfolios.  Mr. Brunell received a Bachelor of Science degree in Business Administration from Saint Michael’s College and an MSF from Boston College in May of 2004.  Additionally, he is a candidate for the CFA Level III exam.

Accounts Managed by the Portfolio Managers.  The table below identifies, for each portfolio manager of the Portfolios, the number of accounts managed and the total assets in such accounts, within each of the following categories: (a) registered investment companies, (b) other pooled investment vehicles, and (c) other accounts.  The information in the table below is as of June 30, 2008.

Portfolio	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
	# of Accounts*	Assets Billions($)	# of Accounts*	Assets Billions($)	# of Accounts*	Assets Billions($)

U.S. Stock Market Portfolio**
Theodore S. Janowsky	66	$42.78	285	$330.60	248	$214.70
Kristin Carcio	66	$42.78	285	$330.60	248	$214.70

International Stock Market Portfolio**
Theodore S. Janowsky	66	$42.78	285	$330.60	248	$214.70
Lynn Blake	66	$42.78	285	$330.60	248	$214.70

U.S. Bond Market Portfolio**
John Kirby	7	$2.27	87	$51.27	96	$92.21
Michael J. Brunell	7	$2.27	87	$51.27	96	$92.21

*                 There are no account assets based upon performance.

**          Assets are managed on a team basis. This table refers to accounts managed by the portfolio managers on behalf of SSgA, which is comprised of all the investment management affiliates of State Street Corporation, including SSgA FM.

Portfolio Management Team Compensation.  The compensation of the Sub-Adviser’s investment professionals is based on a number of factors.  The first factor considered is the external market.  Through an extensive compensation survey process, the Sub-Adviser seeks to understand what its competitors are paying people to perform similar roles.  This data is then used to determine a competitive baseline in the areas of base pay, bonus, and long term incentive (i.e., equity).  The second factor taken into consideration is the size of the pool available for this compensation.  The Sub-Adviser is a part of State Street Corporation, and therefore works within its corporate environment on determining the overall level of its incentive compensation pool.  Once determined, this pool is then allocated to the various locations and departments of the Sub-Adviser.  The determination of the allocation amounts to these locations and departments is influenced by the competitive market data, as well as the overall performance of the group.  The pool is then allocated to individual employees based on their individual performance.  There is no fixed formula for determining these amounts, nor is anyone’s compensation directly tied to the investment performance or asset value of a product or strategy.  The same process is followed in determining equity incentive allocations.

Portfolio Management Conflicts of Interest.  A portfolio manager may be subject to potential conflicts of interest because he or she is responsible for other accounts in addition to the Portfolio he or she manages.  Potential conflicts may arise out of (a) the portfolio manager’s execution of different investment strategies for various accounts or (b) the allocation of investment opportunities among the portfolio manager’s accounts with the same strategy.

A potential conflict of interest may arise as a result of the portfolio manager’s responsibility for multiple accounts with similar investment guidelines.  Under these circumstances, a potential investment may be suitable for more than one of the portfolio manager’s accounts, but the quantity of the investment available for purchase is less than the aggregate amount the accounts would ideally devote to the opportunity.  Similar conflicts may arise when multiple accounts seek to dispose of the same investment. The portfolio manager may also manage accounts whose objectives and policies differ from that of the Portfolio he or she manages.  These differences may be such that under certain circumstances, trading activity appropriate for one account managed by the portfolio manager may have adverse consequences for another account managed by the portfolio manager.  For example, an account may sell a significant position in a security, which could cause the market price of that security to decrease, while the Portfolio maintained its position in that security.

A potential conflict may arise when the portfolio manager is responsible for accounts that have different advisory fees — the difference in fees could create an incentive for the portfolio manager to favor one account over another, for example, in terms of access to investment opportunities.  This conflict may be heightened if an account is subject to a performance-based fee.  Another potential conflict may arise when the portfolio manager has an investment in one or more accounts that participates in transactions with other accounts.  His or her investment(s) may create an incentive for the portfolio manager to favor one account over another.  SSgA FM has adopted policies and procedures reasonably designed to address these potential material conflicts.  For instance, portfolio managers within SSgA FM are normally responsible for all accounts within a certain investment discipline, and do not, absent special circumstances, differentiate among the various accounts when allocating resources.  Additionally, SSgA FM and its advisory affiliates utilize a system for allocating investment opportunities among portfolios that is designed to provide a fair and equitable allocation.

Portfolio Management Team Portfolio Ownership.  For the fiscal year ended June 30, 2008, the Portfolios’ portfolio managers did not own any equity securities in the Portfolios.  Due to the nature of the Portfolios, the Portfolios’ portfolio managers typically will not own shares of the Portfolios.

Administration Services

Administrator.  In addition to serving as the Adviser to the Portfolios, AARP Financial also serves as the Administrator to the Portfolios.  Under the Administration Agreement, the Administrator provides the Portfolios with general administrative duties associated with the day-to-day operations of the Portfolios, and monitors and coordinates the activities of the other service providers of the Portfolios.

Administrator	AARP Financial Incorporated

Agreement	Administration Agreement between the Administrator and the Trust, on behalf of the Portfolios, dated as of December 20, 2005, “Administration Agreement.”

Fees	For the administrative services, the Administrator receives an annual fee, accrued daily and payable following the last day of each month, equal to 0.035% of the Portfolios’ average daily net assets.

The Administrator also provides accounting functions, including overseeing the computation of the Portfolios’ net asset value “NAV,” assists in the preparation of financial and tax reports, monitors and tests of portfolio compliance, and oversees and reviews the regulatory affairs and corporate governance of the Portfolios.  The Administrator will also perform such other services for the Portfolios that are mutually agreed to by the parties from time to time, for which it will receive such fees as may be mutually agreed upon, including the Administrator’s reasonable out-of-pocket expenses.

The following table sets forth the gross fees paid by each Portfolio pursuant to the Administration Agreement since the commencement of operations:

	Fiscal Year Ended June 30, 2008	Fiscal Year Ended June 30, 2007	Fiscal Year Ended June 30, 2006(3)
Portfolios
U.S. Stock Market Portfolio	$18,000	$12,100	$3,431
International Stock Market Portfolio	$9,873	$7,911	$2,886
U.S. Bond Market Portfolio	$20,066	$12,751	$3,551

Sub-Administrator.  Under the Sub-Administration Agreement, the Sub-Administrator is tasked with performing such duties as delegated to it by the Administrator.

Sub-Administrator	State Street Bank and Trust Company

Agreement	Sub-Administration Agreement between the Administrator and the Sub-Administrator, with respect to the Portfolios dated as of December 20, 2005 “Sub-Administration Agreement.”

The duties undertaken by the Sub-Administrator include:

•                  assisting in the preparation of financial and tax reports; and

•                  ongoing monitoring and testing of portfolio compliance.

Fees are paid to the Sub-Administrator by the Administrator out of the fees paid by the Portfolios to the Administrator, as stated in the Sub-Administration Agreement.  The Administrator pays all fees of the Sub-Administrator from the fees it receives under the Administration Agreement.

Placement Agency Services

Placement Agent.  Under the Placement Agency Agreement, the Placement Agent, as agent for the Portfolios, sells shares of the Portfolios on a continuous basis.

Placement Agent	ALPS Distributors, Inc.

Agreement	Placement Agency Agreement between the Placement Agent and the Trust, on behalf of the Portfolios, dated as of December 20, 2005 “Placement Agency Agreement.”

Fees	All expenses will be paid by the Placement Agent

ALPS Distributors, Inc. has agreed to use appropriate efforts to solicit orders for the purchase of shares of the Portfolios, in a manner consistent with a private offering of the Portfolios’ shares.  ALPS Distributors, Inc. is the sole principal underwriter for the Portfolios.  ALPS Distributors, Inc. does not receive any fees or commissions for underwriting services rendered to the Portfolios.

EXPENSES

The Portfolios’ service providers bear all expenses in connection with the performance of their services and each Portfolio bears the expenses incurred in its operations.  Expenses paid by each Portfolio include, but are not limited to:

•                  fees paid to the Adviser, the Administrator, the Custodian and the Transfer Agent;

•                  fees and expenses of officers and the Board;

•                  taxes;

•                  interest;

•                  legal and auditing fees;

(3) From the commencement of operations (January 1, 2006) through June 30, 2006.

•                  brokerage fees and commissions;

•                  certain fees and expenses in registering and qualifying each fund and its shares for distribution under federal and state securities laws;

•                  expenses of preparing offering memoranda and statements of additional information and of printing and distributing offering memoranda and statements of additional information to existing shareholders;

•                  the expense of reports to shareholders, shareholders’ meetings and proxy solicitations;

•                  fidelity bond and directors’ and officers’ liability insurance premiums;

•                  the expense of using independent pricing services; and

•                  other expenses that are not assumed by the Adviser or Administrator.

Any general expenses of the Trust that are not readily identifiable as belonging to a particular investment portfolio are allocated among all investment portfolios of the Trust by or under the direction of the Board.  The Board determines how to apportion those expenses in a fair and equitable manner.  The Adviser and the Administrator may voluntarily waive all or a portion of their fees and reimburse certain Portfolio expenses from time to time.

PORTFOLIO MATTERS

Proxy Voting Policies.  As a general matter, the Board has delegated to the Adviser responsibility for voting the proxies of the companies held by the Portfolios according to guidelines established by the Board.  These policies and procedures seek to use proxy voting as a tool to promote positive returns for long-term shareholders.  The foundation of the proxy policies and procedures is that public companies that follow sound corporate governance practices which are responsive to shareholders will in the long run produce better investment returns than companies that do not follow such practices.

The Proxy Voting Policies and Procedures for the Portfolios are attached as Appendix A to this SAI.  The Adviser has adopted the Portfolios’ Proxy Voting Policies and Procedures.

No later than August 31st of each year, the Portfolios are required to file with the SEC their proxy voting record for the 12-month period ending June 30 on Form N-PX.  An annual record of all proxy votes cast for the Portfolios during the most recent 12 months or since the inception of the Portfolios can be obtained without charge on the SEC’s web site at www.sec.gov.  The most recent Form N-PX is available without charge, upon request, by calling 1-800-958-6457.

Code of Ethics.  The Adviser, Sub-Adviser, Placement Agent, and the Trust have each adopted a code of ethics under Rule 17j-1 of the Investment Company Act.  The Trust’s code of ethics, by relying on the codes of the underlying service providers, permits personnel of the above-named service providers or officers of the Trust, subject to the provisions of the relevant code of ethics, to invest in securities, including securities that may be purchased or held by the Portfolios.  Under the codes of ethics of the Adviser, the Sub-Adviser, and the Placement Agent, any of the Trust’s access persons covered by such codes of ethics must pre-clear personal securities transactions.  Each code of ethics is designed to ensure that employees conduct their personal securities transactions in a manner that does not create an actual or potential conflict of interest to the business or fiduciary responsibilities of the Trust’s service providers or officers.  In addition, the Adviser’s and Sub-Adviser’s codes of ethics establish standards prohibiting the trading in or recommending of securities based on material, nonpublic information or the divulgence of such information to others.  There can be no assurance that these or any other codes of ethics will be effective in preventing such activities.  The codes of ethics may be examined at the office of the SEC in Washington, D.C. or on the SEC’s web site at http://www.sec.gov.

Portfolio Transactions and Brokerage.  Under the general supervision of the Board, the Adviser or the Sub-Adviser makes investment decisions for the Portfolios and oversee the placement of orders.

Each Portfolio invests in securities that are purchased and sold in transactions with brokers or dealers that may charge a commission.  A discussion of those practices is included below.

The Sub-Adviser selects broker-dealers to execute transactions on behalf of each of the Portfolios using its best efforts to seek the best overall terms available.  In assessing the best overall terms available for any transaction, the Sub-Adviser considers all factors it deems relevant, including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer, anonymity and confidentiality, promptness, the net results of specific transactions, the difficulty of execution, the size of the order, the operational facilities of the broker-dealer, the broker-dealer’s risk in positioning a block of securities, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. While the Sub-Adviser generally seeks reasonably competitive spreads or commissions, the Portfolios will not necessarily pay the lowest spread or commission available.

When an investment adviser or sub-adviser causes a fund to pay a broker-dealer that furnishes brokerage and research services a higher commission than that which might be charged by another broker-dealer for effecting the same transaction, the fund may be considered to have paid “soft dollars” for the brokerage and research services provided by the broker-dealer.  The Board has adopted a policy that prohibits the Sub-Adviser from causing the Portfolios to execute transactions with broker-dealers in order to generate soft dollar credits to pay for the brokerage and research services provided by the broker-dealer.  However, there will be occasions when the Sub-Adviser, in the exercise of its duty to seek best execution, determines that a broker-dealer that furnishes brokerage and research services for a higher commission than that which might be charged by another broker-dealer for effecting the same transaction will in fact provide the best execution available under the circumstances.  In that event, the Portfolios may receive research that was not being considered by the Sub-Adviser as part of its efforts to seek best execution and part of the commission paid may be considered “soft dollars.”  Unsolicited research might consist of reports and statistics on specific companies or industries, general summaries of groups of bonds and their comparative earnings and yields, or broad overviews of the securities markets and the economy.  Shareholders of the Portfolios should understand that the unsolicited research provided by such brokers may or may not be useful to the Sub-Adviser in connection with the Sub-Adviser’s services to the Portfolios, the Portfolios or the Sub-Adviser’s other clients.  Supplementary research information so received is in addition to, and not in lieu of, services required to be performed by the Sub-Adviser and does not reduce the advisory fees payable to the Adviser by the Portfolios or the sub-advisory fee payable to the Sub-Adviser by the Adviser.  It is possible that certain of the supplementary research or other services received will primarily benefit one or more other accounts for which investment discretion is exercised.  Conversely, a Portfolio may be the primary beneficiary of the research or services received as a result of portfolio transactions effected for such other account or investment company.

Transactions on U.S. stock exchanges generally involve the payment of negotiated brokerage commissions.  On exchanges on which commissions are negotiated, the cost of transactions may vary among different brokers.  Transactions on foreign stock exchanges involve payment for brokerage commissions that are generally fixed.  Over-the-counter issues, including corporate debt and government securities, are normally traded through dealers on a “net” basis (i.e., without commission), or directly with the issuer.  With respect to over-the-counter transactions, the Sub-Adviser will normally deal directly with dealers who make a market in the instruments except in those circumstances where more favorable prices and execution are available elsewhere.  The cost of securities purchased from underwriters includes an underwriting commission or concession, and the prices at which securities are purchased from and sold to dealers include a dealer’s mark-up or mark-down.

In selecting brokers or dealers (including affiliates of SSgA FM), SSgA FM chooses the broker-dealer deemed most capable of providing the services necessary to obtain the most favorable execution (the most favorable cost or net proceeds reasonably obtainable under the circumstances). The full range of brokerage services applicable to a particular transaction may be considered when making this judgment, which may include, but is not limited to: liquidity, price, commission, timing, aggregated trades, capable floor brokers or traders, competent block trading coverage, ability to position, capital strength and stability, reliable and accurate communications and settlement processing, use of automation, knowledge of other buyers or sellers, arbitrage skills, administrative ability, underwriting, and provision of information on a particular security or market in which the transaction is to occur. The specific criteria will vary depending on the nature of the transaction, the market in which it is executed, and the extent to which it is possible to select from among multiple broker-dealers. SSgA FM does not currently use the Portfolios’ assets for soft-dollar arrangements.  SSgA FM does not presently participate in any soft dollar arrangements. It may aggregate trades with clients of State Street Global Advisors whose commission dollars are used to generate soft dollar credits. Although SSgA FM’s clients’ commissions are not used for soft dollars, the clients may benefit from the soft dollar products/services received by State Street Global Advisors.

Each of the Portfolios may participate, if and when practicable, in bidding for the purchase of portfolio securities directly from an issuer in order to take advantage of the lower purchase price available to members of a bidding group.  A Portfolio will engage in this practice, however, only when the Sub-Adviser believes such practice to be in the Portfolio’s best interests.

Investment decisions for each Portfolio and for other investment accounts managed by the Sub-Adviser are made independently of each other in the light of differing conditions.  However, the same investment decision may be made for two or more of such accounts.  When a purchase or sale of the same security is made at substantially the same time on behalf of a Portfolio and one or more other accounts, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner the Sub-Adviser believes to be equitable to each such account.  Although the Sub-Adviser seeks the most favorable overall net results for all of the accounts in any aggregated transaction, in some cases, this practice may adversely affect the price paid or received by the Portfolios or the size of the position obtained or sold by the Portfolios.  To the extent permitted by law, the Sub-Adviser may aggregate the securities to be sold or purchased for the Portfolios with those to be sold or purchased for other investment companies or accounts in order to obtain best execution. However, the Sub-Adviser must designate that Portfolio shares included in any aggregated trade may not be used to generate soft dollar credits.

The Portfolios will not purchase any securities while the Adviser or Sub-Adviser or any affiliated person (as defined in the Investment Company Act) is a member of any underwriting or selling group for such securities except pursuant to procedures adopted by the Board, in accordance with Rule 10f-3 under the Investment Company Act.

Under the Investment Company Act, the Adviser, the Sub-Adviser, the Placement Agent and their affiliates are prohibited from knowingly dealing with the Portfolios as a principal in the purchase and sale of securities unless an exemptive order allowing such transactions is obtained from the SEC or an exemption is otherwise available.

The table below shows information on brokerage commissions paid by each of the Portfolios since the commencement of operations:

Portfolios	Fiscal Year Ended June 30, 2008	Fiscal Year Ended June 30, 2007	Fiscal Year Ended June 30, 2006(4)
U.S. Stock Market Portfolio	$7,517	$7,123	$5,111
International Stock Market Portfolio	$3,252	$2,809	$7,270
U.S. Bond Market Portfolio	$0	$0	$0

(4) From the commencement of operations (January 1, 2006) through June 30, 2006.

Each of the Portfolios is required to identify the securities it holds of its regular brokers or dealers (as defined in Rule 10b-1 under the Investment Company Act) or their parent companies as of the close of their most recent fiscal year and state the value of such holdings.  As of June 30, 2008, the Portfolios held securities in the indicated firms as follows:

U.S. Stock Market Portfolio	As of June 30, 2008
Bank NY Inc	$156,919
Goldman Sachs Group	$227,370
Investment Technology Group	$6,324
Knight Capital Group	$4,855
Lehman Bros Holdings	$42,591
Merrill Lynch & Co Inc	$104,643

International Stock Market Portfolio	As of June 30, 2008
Credit Suisse First Boston	$102,447
Deutsche Bank	$93,592
UBS Securities	$131,574

U.S. Bond Market Portfolio	As of June 30, 2008
CitiGroup Global Markets Inc.	$530,568
Credit Suisse First Boston LLC	$194,758
JPMorgan Chase & Co.	$318,682
Lehman Brothers, Inc.	$197,706
Merrill Lynch, Pierce, Fenner & Smith Inc.	$283,954
Morgan Stanley & Co. Inc.	$282,718
The Goldman Sachs Group, Inc.	$342,836

Turnover Rate.  The turnover rate of each Portfolio is calculated by dividing the lesser of the Portfolio’s annual sales or purchases of portfolio securities (exclusive of purchases or sales of securities whose maturities at the time of acquisition were one year or less) by the monthly average value of the securities held by the Portfolio during the year.

Significant changes in turnover rates from year to year may be due primarily to varying levels of purchase and redemption activity in a Portfolio’s shares and changes in the underlying indices the Portfolios are designed to track.

Disclosure of Portfolio Holdings.  The Portfolios have adopted portfolio holdings disclosure policies and procedures to govern the disclosure of the securities holdings of the Portfolios “Disclosure Policy.”  The Disclosure Policy is designed to protect the confidentiality of the non-public portfolio holdings information of the Portfolios, to prevent the selective disclosure of the information, and to ensure compliance by the Portfolios with the federal securities laws, including the Investment Company Act.  The Portfolios and their service providers must adhere to the Disclosure Policy.

No information concerning the portfolio holdings of the Portfolios may be disclosed to any unaffiliated third party, except as provided for in the Disclosure Policy and as authorized by the officers of the Trust, as applicable.  This prohibition does not apply to information sharing with the Portfolios’ service providers, including advisers and sub-advisers to the Portfolios, independent registered public accountants, counsel, administrator, sub-administrator, transfer agent or custodian, who require access to such information in order to fulfill their contractual duties to the Portfolios.  These policies apply to disclosure of portfolio holding information to all categories of persons, including, without limitation, individual investors, institutional investors, intermediaries that distribute the Portfolios’ shares, third-party service providers other than the service providers identified on pages 3 and 4 of this SAI and counsel to the Portfolios identified under the heading “Other Information – Legal Counsel,” rating and ranking organizations and affiliated persons of the Portfolios.  However, pursuant to the terms of the

Custodian Agreement, the Custodian may aggregate portfolio holding information with similar information concerning other customers of the Custodian for use by the Custodian in the construction of statistical models, provided that such aggregated information represents a sufficiently large sample that portfolio holdings information can not be identified, either directly or by inference or implication, by reviewing the statistical models.

As a matter of regular course, the Portfolios and the Portfolios’ service providers have access to information regarding the holdings of each of the Portfolios on a daily basis.  However, the Portfolios and their service providers are restricted from disclosing such information except in accordance with the Disclosure Policy as it relates to the Portfolios.

In order to facilitate the review of the Portfolios by certain mutual fund analysts and rating agencies, such as Morningstar and Lipper Analytical Services, as well as pricing services, proxy voting services, or other entities, each Portfolio or the Trust may from time to time, to the extent permitted under applicable law, distribute non-public information regarding a Portfolio, including portfolio holdings information, more frequently to such entities that have a legitimate business purpose in receiving such information.  Any recipient of non-public information will be subject to a confidentiality agreement that contains, at a minimum, provisions specifying that: (1) the Portfolios’ non-public information provided is the confidential property of the Portfolios and may not be used for any purpose except in connection with the provision of services to the Portfolios and, in particular, that such information may not be traded upon; (2) the recipient of the non-public information agrees to limit access to the information to its employees and agents who are subject to a duty to keep and treat such information as confidential; and (3) upon written request from the Portfolios, the recipient of the non-public information shall promptly return or destroy the information. The Portfolios do not receive compensation or consideration in connection with the distribution of non-public portfolio information.  In each instance listed in this paragraph, the disclosure of portfolio holdings of the Portfolios may be without any lag.

In addition, to the extent that an affiliate of the Adviser is a shareholder of the Portfolios, that affiliate may receive, from time to time, information regarding the portfolio holdings of the Portfolios.  Such disclosure will be subject to a confidentiality agreement and may be provided without any lag.

The chief compliance officer of the Trust is responsible for ensuring that the Portfolios have adopted and implemented policies and procedures reasonably designed to ensure compliance with the Disclosure Policy and, to the extent necessary, the chief compliance officer shall monitor the Portfolios’ compliance with the Disclosure Policy.

Any exceptions to the Disclosure Policy may be made only if approved by the chief compliance officer of the Trust upon determining that the exception is in the best interests of the Portfolios, as applicable, and their shareholders.

Whenever portfolio holdings disclosure made pursuant to these procedures involves a conflict of interest between the Portfolios’ shareholders on one hand and the Portfolios’ investment adviser, sub-adviser or any affiliated person of the Portfolios on the other, the disclosure may not be made unless a majority of the independent trustees of the affected entity or a majority of a board committee consisting solely of the independent trustees of the affected entity approves such disclosure.

Each violation of the Disclosure Policy must be reported to the chief compliance officer.  If the chief compliance officer, in the exercise of his or her duties, deems that such violation constitutes a “Material Compliance Matter” within the meaning of Rule 38a-1 under the Investment Company Act, he/she shall report it to the Board, as required by Rule 38a-1.

Quarterly Disclosures by the Portfolios.  The Portfolios publicly disclose the complete schedule of each Portfolio’s holdings, as reported on a calendar quarter-end basis, by making the information publicly available in a manner consistent with requirements established by the SEC.  You may view a Portfolio’s complete schedule of portfolio holdings for the most recently completed quarter online at www.aarpfunds.com, or obtain a copy of the schedule by calling the Portfolios at 1-800-958-6457.  Each Portfolio’s holdings are posted at www.aarpfunds.com after the Portfolios have filed the required information with the SEC.

The Portfolios file their complete schedules of securities holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q.  The Portfolios’ Forms N-Q are available on the SEC’s web site at http://www.sec.gov and may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C.  Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

Calculation of NAV.  The offering memorandum discusses the method the Portfolios use to calculate their NAV per share and the time when such calculations are made.  Included below is a description of the procedures used by the Portfolios in valuing their assets.  Equity securities traded on a national securities exchange, except for securities traded in the Nasdaq National Market or the Nasdaq SmallCap Market, are valued at the last sale price.  If there were no sales of such securities on the date of valuation, but where closing bid and asked prices for such day are available, then such securities may be valued, subject to approval by the Trust’s Pricing Committee, which is made up of officers of the Trust and employees of the Adviser as designated from time to time by management of the Adviser and ratified by the Board, at the mean between the most recently quoted bid and asked prices.  Equity securities traded in the Nasdaq National Market or the Nasdaq SmallCap Market are valued at the Nasdaq Official Closing Price (“NOCP”).  The NOCP will be calculated at 4:00:02 p.m. Eastern time on each business day as follows: (a) if the last traded price of a listed security reported by a Nasdaq member falls within the current best bid and ask price, then the NOCP will be the last traded price; (b) if the last traded price falls outside of that range, however, then the NOCP will be the last bid price (if higher) or the last ask price (if lower).  Equity securities traded on other over-the-counter markets, including listed securities for which the primary market is believed to be over-the-counter, are valued at the mean between the most recently quoted bid and asked prices.  Bonds are valued at the evaluated bid prices.

In the event that market quotations, as described above, are not readily available for any security, the security may be valued using pricing services or broker-dealer quotations.  Each of the Portfolios may employ pricing services selected by the Adviser or Sub-Adviser, and approved by the Board, which may use generally accepted pricing methodologies.  This may result in the securities being valued at a price different from the price that would have been determined had the pricing service not been used.  If a pricing service cannot provide a valuation for the security, the security may be valued at the most recent bid quotation or evaluated price, as applicable, obtained from one or more broker-dealers that are known to follow the issue.

Where no last sales price is available for a Depositary Receipt (defined to include an ADR, GDR, EDR or NYR) on the exchange or market where it is principally traded, the Depositary Receipt will be valued at the mean between the most recently quoted bid and asked prices of its underlying security on the valuation date, multiplied by (a) the relevant exchange rate and (b) the conversion rate of the Depositary Receipt to one share of its underlying security.

If a Depositary Receipt cannot be valued pursuant to the preceding sentence, then the Depositary Receipt will be valued at the closing sales price of its underlying security on the security’s principal foreign exchange, multiplied by the relevant exchange rate and the conversion rate of the Depositary Receipt to one share of its underlying security.

Securities which are principally traded outside of the U.S. are valued at the last quoted sales price on the security’s principal exchange or market, except for less actively-traded securities trading on the London Stock Exchange, generally referred to as “Non-SETS” traded securities, the closing price will be the mid-price between the bid and ask prices.  All other securities traded on the London Stock Exchange are valued at the last quoted sales price or other closing price determined by the London Stock Exchange.  If a security is valued in a currency other than U.S. dollars, the value will be converted to U.S. dollars using the prevailing exchange rate at the close of the London Stock Exchange.

Notwithstanding the foregoing, if an event has occurred after the relevant foreign market has closed, but prior to the calculation of the relevant Portfolio’s NAV that is likely to materially affect the value of any foreign security held by the Portfolio (i.e., a “significant event”), the security will be valued by the Trust’s Pricing Committee, using pricing procedures that have been approved by the Board in order to determine the security’s fair value.  The procedures require the Pricing Committee to meet when a security’s market price is not readily available.  In order to guard against any conflict of interest with respect to pricing determinations, members of an affected Portfolio’s portfolio management team will not serve on the Pricing Committee in a voting capacity with respect to any pricing determination for that Portfolio.  The Pricing Committee provides a forum for considering time-sensitive valuation issues, including those relating to market closures, changes in illiquid security values and other events that may have a potentially material impact on security values.  The Pricing Committee will review all the valuation methodologies used by it and will take any actions necessary to ensure that appropriate procedures and internal controls are in place to address valuation issues.  Generally, two voting members of the Pricing Committee are required to approve a valuation determination or procedural change.  However, due to the unexpected nature of many day-to-day pricing matters and the limited amount of time available to make a pricing determination, a single member of the Pricing Committee may act on behalf of the full Pricing Committee when the other members are not readily available to participate in the determination before the applicable deadline.  The Pricing Committee is required to report any fair valuations of the Portfolios’ securities to the board of trustees of the Portfolios as soon after it determines such a fair value price as is practicable.

Examples of potentially significant events that could affect the value of an individual security include corporate actions by the issuer, announcements by the issuer relating to its earnings or products, regulatory news, natural disasters and litigation.  Examples of potentially significant events that could affect multiple securities held by a Portfolio include governmental actions, natural disasters, and armed conflicts.

In addition to fair valuations made by the Pricing Committee with respect to significant events, restricted and illiquid securities, securities and assets for which a current market price is not readily available, and securities and assets for which there is reason to believe that the most recent market price does not accurately reflect current value (e.g., disorderly market transactions) will be valued by the Pricing Committee at their fair value pursuant to pricing procedures adopted by the Board.

Minutes of all Pricing Committee meetings are provided to the Board at its next regularly scheduled meeting.  The Pricing Committee, in its discretion, may request the Board’s input on any particular issue.

All cash, receivables and current payables are carried on each Portfolio’s books at their face value.  Other assets, if any, are valued at fair value as determined in good faith under the supervision of the Board.

ADDITIONAL PURCHASE, REDEMPTION, EXCHANGE AND CONVERSION INFORMATION

In-Kind Purchases.  Payment for shares of a Portfolio may, in the discretion of the Adviser, be made in the form of securities that are permissible investments for such Portfolio as described in the offering memorandum.  For further information about this form of payment please contact the Placement Agent.  In connection with an in-kind securities payment, a Portfolio will require, among other things, that the securities (a) meet the investment objectives and policies of such Portfolio; (b) are acquired for investment and not for resale; (c) are liquid securities that are not restricted as to transfer either by law or liquidity of markets; (d) have a value that is readily ascertainable by a listing on a nationally recognized securities exchange; and (e) are valued on the day of purchase in accordance with the pricing methods used by such Portfolio and that such Portfolio receives satisfactory assurance that (1) it will have good and marketable title to the securities received by it; (2) that the securities are in good form for transfer to such Portfolio; and (3) adequate information will be provided concerning the basis and other tax matters relating to the securities.  Call the Portfolios at 1-800-958-6457 for more information.

Investment Minimums.  The Portfolios currently have no minimum investment requirements.

Redemptions.  The redemption price for Portfolio shares is the NAV next determined after receipt of the redemption request in good form.  The Portfolios consider purchase, exchange or redemption orders to be in “good form” when they receive all required information, including properly completed and signed documents.  Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in the determination of NAV, or may be in cash.

The Portfolios or their authorized agents may authorize one or more financial services institutions to receive redemption orders.  To the extent permitted by law, a Portfolio will be deemed to have received a redemption order when its authorized agent receives the order.  Orders will be priced at the applicable Portfolio’s NAV next computed after they are received by the Portfolio or its authorized agent in good form.

Involuntary Redemptions.  Each Portfolio reserves the right to involuntarily redeem any shareholder’s account, subject to applicable law, if:

•                  the Portfolio or a class of its shares are to be terminated;

•                  the value of the account falls below any investment minimum for the account set by the Trust, provided that (1) the Trust provides a written notice of redemption to the shareholder at least 15 days before the redemption date, and (2) any policies adopted by the Board with respect to the redemption of small accounts have been disclosed to shareholders at least 60 days prior to the mailing of the written notice of redemption;

•                  the shareholder fails to pay when due the full purchase price of shares issued to him;

•                  it appears appropriate to do so in connection with a failure of the appropriate person(s) to furnish certified taxpayer identification numbers, other tax-related certifications, or if the Portfolio is unable to verify the account holder’s identity; and

•                  a Portfolio otherwise determines it appropriate to do so in light of the Portfolio’s responsibilities under the Investment Company Act or other applicable law or regulation or necessary to prevent harm to the Trust or its shareholders.

Involuntary redemptions will be paid to the shareholder at the same price and in the same manner as are voluntary redemptions.

Other Purchase and Redemption Information.  Each of the Portfolios reserves the right to suspend or postpone redemptions during any period when: (a) trading on the New York Stock Exchange “NYSE” is restricted by applicable rules and regulations of the SEC; (b) the NYSE is closed other than for customary weekend and holiday closings; (c) the SEC has by order permitted such suspension or postponement for the protection of the shareholders or (d) an emergency, as determined by the SEC, exists making disposal of portfolio securities or valuation of net assets of a Portfolio not reasonably practicable. Upon the occurrence of any of the foregoing conditions, each of the Portfolios may also suspend or postpone the recording of the transfer of its shares.

MORE ABOUT THE INVESTMENTS OF THE PORTFOLIOS

Each Portfolio’s investment objective is a non-fundamental policy and may be changed without the authorization of the holders of a majority of a Portfolio’s outstanding shares and without prior notice.  All other investment policies stated in the offering memorandum or this SAI, unless specifically designated as fundamental, are non-fundamental policies and may be changed by the Board without the authorization of the Portfolios’ shareholders and without notice.  There can be no assurance that the Portfolios will achieve their objectives.

Currently there are three Portfolios in the Trust.  The investment objective and principal investment strategies of each Portfolio are set out below.

The U.S. Stock Market Portfolio seeks to produce the returns provided by the MSCI Inc., “MSCI®”, U.S. Investable Market 2500 Index as closely as possible, before deduction of expenses of the Portfolio.

The International Stock Market Portfolio seeks to produce the returns provided by the MSCI® All Country World Index ex USA Index (MSCI® ACWI ex US) as closely as possible, before deduction of expenses of the Portfolio.

The U.S. Bond Market Portfolio seeks to produce the returns provided by the Lehman Brothers® Aggregate Bond Index, before deduction of expenses of the Portfolio, by investing in a well-diversified portfolio that is representative of the domestic investment grade bond market.

The Portfolios have names that suggest the Portfolios will focus on a type of investment, within the meaning of Rule 35d-1 of the Investment Company Act.  The Trust has adopted a non-fundamental policy for each of the Portfolios to invest at least 80% of the value of its assets (net assets plus the amount of any borrowing for investment purposes) in the particular type of investments suggested by its name.  The U.S. Stock Market Portfolio has adopted a policy to invest, under normal circumstances, at least 80% of the value of its assets (net assets plus the amount of any borrowings it may make for investment purposes), in stocks traded on stock exchanges in the United States. The International Stock Market Portfolio has a policy to invest, under normal circumstances, at least 80% of the value of its assets (net assets plus the amount of any borrowings it may make for investment purposes), in stocks trading outside of the United States. For purposes of this policy, the International Stock Market Portfolio will include within this 80% category, investments, such as exchange-traded funds, that replicate the performance of stocks trading outside the United States. The U.S. Bond Market Portfolio has a policy to invest, under normal circumstances, at least 80% of the value of its assets (net assets plus the amount of any borrowings it may make for investment purposes) in bonds traded on the United States bond market.  If the Trust determines to change any of these policies, it will provide at least 60 days’ prior notice to the affected Portfolios’ shareholders.

To the extent consistent with its investment objective and restrictions (set forth near the end of the text that follows), each Portfolio may invest in the following instruments and use the following techniques.  Note that while the instruments and techniques are divided into Cash, Stocks, Bonds and Derivatives, many belong in multiple categories.

Cash

Temporary Defensive Position.  During periods of unusual economic or market conditions or for temporary defensive purposes or liquidity, a Portfolio may invest without limit in cash and in U.S. dollar denominated high quality money market and other short-term investments.  These investments may result in a lower yield than would be available from investments with a lower quality or longer term.

Cash Sweep Program.  Each Portfolio may participate in a cash sweep program.  In a cash sweep program, uninvested cash balances are used to purchase shares of money market funds.  A cash sweep program may reduce the risk of counterparty default on repurchase agreements and the market risk associated with direct purchases of short term obligations, while providing high current money market rates of return, ready liquidity and increased diversity of holdings.

Local Currency.  Each Portfolio may invest excess cash positions in local currencies (non-U.S. currencies) to more closely approximate benchmark performance.  Investing directly in local currency also involves risks such as future unfavorable political and economic developments, withholding tax, seizures of foreign deposits, currency controls, interest limitations, and other governmental restrictions that might affect repayment or payment of interest.

Cash Reserves.  Each Portfolio may hold portions of its assets in short-term debt instruments with remaining maturities of 397 days or less pending investment or to meet anticipated redemptions and day-to-day operating expenses.  Short-term debt instruments consist of: (a) short-term obligations of the U.S. government, its agencies, instrumentalities, authorities or political subdivisions; (b) other short-term debt securities rated at the time of purchase Aa or higher by Moody’s Investors Service, Inc. “Moody’s” or AA or higher by Standard & Poor’s Rating Group “S&P” or, if unrated, of comparable quality in the opinion of the Sub-Adviser; (c) commercial paper; (d) bank obligations, including negotiable certificates of deposit, time deposits and bankers’ acceptances; and (e) repurchase agreements. At the time a Portfolio invests in commercial paper, bank obligations or repurchase agreements, the issuer or the issuer’s parent must have outstanding debt rated Aa or higher by Moody’s or AA or higher by S&P or outstanding commercial paper or bank obligations rated Prime-1 by Moody’s or A-1 by S&P; or, if no such ratings are available, the instrument must be of comparable quality in the opinion of the Sub-Adviser.

Eurodollar Certificates of Deposit “ECDs,” Eurodollar Time Deposits “ETDs” and Yankee Certificates of Deposit “YCDs.”  Each Portfolio may invest in ECDs, ETDs and YCDs.  ECDs and ETDs are U.S. dollar-denominated certificates of deposit issued by foreign branches of domestic banks and foreign banks.  YCDs are U.S. dollar-denominated certificates of deposit issued by U.S. branches of foreign banks.  Different risks than those associated with the obligations of domestic banks may exist for ECDs, ETDs and YCDs because the banks issuing these instruments, or their domestic or foreign branches, are not necessarily subject to the same regulatory requirements that apply to domestic banks, such as loan limitations, examinations and reserve, accounting, auditing, recordkeeping and public reporting requirements.  Obligations of foreign issuers also involve risks such as future unfavorable political and economic developments, withholding tax, seizures of foreign deposits, currency controls, interest limitations, and other governmental restrictions that might affect repayment of principal or payment of interest, or the ability to honor a credit commitment.

Repurchase Agreements.  Each Portfolio may enter into repurchase agreements with banks and other financial institutions, such as broker-dealers.  In substance, a repurchase agreement is a loan for which the Portfolio receives securities as collateral.  Under a repurchase agreement, the Portfolio purchases securities from a financial institution that agrees to repurchase the securities at the Portfolio’s original purchase price plus interest within a specified time (normally one business day).  The Portfolios will limit repurchase transactions to those member banks of the Federal Reserve System and broker-dealers whose creditworthiness the Adviser or Sub-Adviser, as applicable, considers satisfactory.  Should the counterparty to a transaction fail financially, the Portfolios may encounter delay and incur costs before being able to sell the securities, or may be prevented from realizing on the securities.  Further, the amount realized upon the sale of the securities may be less than that necessary to compensate the Portfolios fully.

Reverse Repurchase Agreements.  The Portfolios may enter into reverse repurchase agreements.  In substance, a reverse repurchase agreement is a borrowing for which a Portfolio provides securities as collateral.  Under a reverse repurchase agreement, the Portfolio sells portfolio securities to a financial institution in return for cash in an amount equal to a percentage of the portfolio securities’ market value and agrees to repurchase the securities at a future date at a prescribed repurchase price equal to the amount of cash originally received plus interest on such amount.  A Portfolio retains the right to receive interest and principal payments with respect to the securities while they are in the possession of the financial institutions.  Cash or liquid high-quality debt obligations equal in value to the repurchase price including any accrued interest will, upon instruction, be segregated by the Portfolio’s custodian on the Portfolio’s records while a reverse repurchase agreement is in effect.  Reverse repurchase agreements involve the risk that the market value of securities sold by a Portfolio may decline below the price at which it is obligated to repurchase the securities.  Reverse repurchase agreements also involve a risk of default by the counterparty, which may adversely affect a Portfolio’s ability to reacquire the underlying securities.

Section 4(2) Commercial Paper/Rule 144A Securities. The Portfolios may also invest in commercial paper issued in reliance on the so-called private placement exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, the “1933 Act,” “Section 4(2) paper,” or in securities that that can be offered and sold only to “qualified institutional buyers” under Rule 144A of the 1933 Act, the “Rule 144A securities.”

Section 4(2) paper is restricted as to disposition under the federal securities laws and generally is sold to institutional investors that agree that they are purchasing the paper for investment and not with a view to public distribution. Any resale by the purchaser must be in an exempt transaction. Section 4(2) paper normally is resold to other institutional investors like the Portfolios through or with the assistance of the issuer or investment dealers that make a market in Section 4(2) paper.

Rule 144A securities generally must be sold only to other qualified institutional buyers. It is possible that unregistered securities purchased by a Portfolio in reliance upon Rule 144A could have the effect of increasing the level of the Portfolios’ illiquidity to the extent that qualified institutional buyers become, for a period, uninterested in purchasing these securities.

Generally, Section 4(2) paper and Rule 144A securities will not be subject to a Portfolio’s percentage limitations on illiquid securities when the Portfolios’ Adviser or Sub-Adviser, as applicable (pursuant to guidelines adopted by the Board) determines that a liquid trading market exists.

Variable Amount Master Demand Notes.  The Portfolios may invest in variable amount master demand notes, which are unsecured obligations that are redeemable upon demand and are typically unrated.  These instruments are issued pursuant to written agreements between their issuers and holders.  The agreements permit the holders to increase (subject to an agreed maximum) and the holders and issuers to decrease the principal amount of the notes, and specify that the rate of interest payable on the principal fluctuates according to an agreed formula.  Generally, changes in interest rates will have a smaller effect on the market value of these securities than on the market value of comparable fixed income obligations.  Thus, investing in these securities generally allows less opportunity for capital appreciation and depreciation than investing in comparable fixed income securities.  There may be no active secondary market with respect to a particular variable rate instrument.

Foreign Currency Exchange Contracts.  The International Stock Market Portfolio and the U.S. Stock Market Portfolio, to a lesser extent, may invest in foreign currency exchange contracts.  The Portfolios have the authority to deal in forward foreign currency exchange contracts (including those involving the U.S. dollar).  This is accomplished through individually negotiated contractual agreements to purchase or to sell a specified currency at a specified future date and price set at the time of the contract.  A Portfolio’s dealings in forward foreign currency exchange contracts may be with respect to a specific purchase or sale of a security or with respect to its portfolio positions generally.

Stocks

General.  The market price of stocks and other equity securities owned by the Portfolios may go up or down, sometimes rapidly or unpredictably, due to factors affecting equity securities markets generally. The value of a security may decline for a number of reasons that directly relate to the issuer, such as management performance, financial leverage, and reduced demand for the issuer’s goods or services. The values of equity securities may also decline due to general market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, or adverse investor sentiment generally.

Exchange-traded Funds.  To the extent permitted by applicable laws or regulations, each Portfolio may purchase shares of exchange-traded funds, “ETFs.” Typically, a Portfolio would purchase shares to obtain exposure to all or a portion of the stock or bond market. ETFs are generally baskets of securities that either replicate or sample an index or a portion of an index.  Most ETFs are investment companies and are therefore subject to the same limitations on and the same risks as a Portfolio investing in other investment company shares.  Investments in exchange-traded funds have unique characteristics, including, but not limited to, the expense structure and additional expenses associated with investing in exchange-traded funds.  The price of an ETF can fluctuate over a wide range, and a Portfolio could lose money if the value of the basket of securities owned by the ETF goes down. ETFs have additional risks to investment companies: the market price of the ETF’s shares may trade at a discount to their NAV, and active trading market for the ETF’s shares may not develop enough to ensure liquidity, and the ETF may be subject to stock exchange activity such as de-listing and halting of trading activity.

Foreign Securities.  The International Stock Market Portfolio and the U.S. Stock Market Portfolio may invest in equity securities of foreign issuers.  Investments in foreign securities involve risks of companies and governments of foreign nations, which are in addition to the usual risks inherent in domestic investments.  There may be less publicly available information about foreign companies comparable to the reports and ratings published regarding U.S. companies.  Foreign companies are not generally subject to uniform accounting, auditing and financial reporting standards, and auditing practices and requirements may not be comparable to those applicable to U.S. companies.  Many foreign markets have substantially less volume than either the established domestic securities exchanges or the OTC markets.  Securities of some foreign companies are less liquid and more volatile than securities of comparable U.S. companies.  Commission rates in foreign countries, which may be fixed rather than subject to negotiation as in the U.S., are likely to be higher.  In many foreign countries there is less government supervision and regulation of securities exchanges, brokers and listed companies than in the U.S., and capital requirements for brokerage firms are generally lower.  Settlement of transactions in foreign securities may, in some instances, be subject to delays and related administrative uncertainties.

The value of the foreign securities held by the Portfolios may be significantly affected by changes in currency exchange rates.  Each Portfolio endeavors to buy and sell foreign currencies on favorable terms.  Price spreads on currency exchange (to cover service charges) may be incurred, particularly when a Portfolio changes investments from one country to another or when proceeds from the sale of shares in U.S. dollars are used for the purchase of securities in foreign countries.  Each Portfolio may be affected either favorably or unfavorably by fluctuations in the relative rates of exchange between the currencies of different nations, exchange control regulations and indigenous economic and political developments.

A variety of other factors may also adversely impact investments in countries with emerging securities markets. These include matters such as archaic legal systems; inflation accounting rules that indirectly generate losses or profits; less developed systems for registration, transfer and custody of securities; restrictions on foreign investments in capital markets; limitations on the manner in which the Funds may invest in securities; and limitations on repatriation of income, capital, or the proceeds of sales of securities.

American Depositary Receipts and European Depositary Receipts.  The U.S. Stock Market Portfolio and the International Stock Market Portfolio may purchase American Depositary Receipts “ADRs” and European Depositary Receipts “EDRs” of foreign corporations.  Generally, ADRs, in registered form, are designed for use in the U.S. securities markets and EDRs are issued by European financial institutions for trading primarily in European securities markets.  ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying securities.  Depositary receipts may not necessarily be denominated in the same currency as the underlying securities into which they may be converted.  Depositary receipts may be issued pursuant to sponsored or un-sponsored programs.  In sponsored programs, an issuer has made arrangements to have its securities traded in the form of depositary receipts.  In un-sponsored programs, the issuer may not be directly involved in the creation of the program.  Although regulatory requirements with respect to sponsored and un-sponsored programs are generally similar, in some cases it may be easier to obtain financial information from an issuer that has participated in the creation of a sponsored program.  Accordingly, there may be less information available regarding issuers of securities underlying un-sponsored programs and there may not be a correlation between such information and the market value of the depositary receipts.  Depositary receipts also involve the risks of other investments in foreign securities.

ADRs represent the right to receive securities of foreign issuers deposited in a domestic bank or a correspondent bank.  However, by investing in ADRs rather than directly in a foreign issuer’s stock, a Portfolio can avoid currency risks during the settlement period for either purchases or sales.  In general, there is a large liquid market in the U.S. for many ADRs.  The information available for ADRs is subject to the accounting, auditing and financial reporting standards of the domestic market or exchange on which they are traded, which standards are more uniform and more exacting than those to which many foreign issuers are subject.  For purposes of a Portfolio’s investment policies, the Portfolio’s investments in ADRs, EDRs, and similar instruments will be deemed to be investments in the equity securities representing securities of foreign issuers to which they relate.

Convertible Securities.  Each Portfolio may invest in convertible securities.  A convertible security is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed amount of common stock of the same or a different issuer within a particular time period at a specified price or formula.  A convertible security entitles the holder to receive the interest paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged.  Before conversion or exchange, such securities ordinarily provide a stream of income with generally higher yields than common stocks of the same or similar issuers, but lower than the yield of non-convertible debt.  Of course, there can be no assurance of current income because issuers may default on their obligations.  And there can be no assurance of capital appreciation because the value of the underlying common stock will fluctuate.  Because of this conversion feature, the Portfolios consider some convertible securities to be equity securities.

The price of a convertible security will fluctuate in some relationship to changes in the price of the underlying asset.  A convertible security is subject to risks in relation to the activities of the issuer and general market and economic conditions.  The income payments typically paid on a convertible security may cushion the security against declines in the price of the underlying asset.  However, the income stream from these payments causes fluctuations based on changes in interest rates and the credit quality of the issuer.  Normally, the value of a convertible security is a function of its yield in comparison with yields of the other securities of comparable maturity and quality that do not have a conversion privilege and its market value worth if converted or exchanged into the underlying common stock.

The convertible security may be subject to redemption at the option of the issuer at a predetermined price.  If a convertible security held by the Portfolios is called for redemption, the Portfolios will be required to permit the issuer to redeem the security and convert it to underlying common stock or to cash, or would sell the convertible security to a third party.  A convertible security may feature a put option that permits the holder of the convertible security to sell that security back to the issuer at a predetermined price.  The Portfolios typically invest in convertible securities for their favorable price characteristics and total return potential and normally would not exercise an option or convert unless the security is called or conversion is forced.

Restricted and Illiquid Securities.  Each Portfolio may invest in restricted or illiquid securities, including Rule 144A securities.  Rule 144A securities are securities that are privately placed with and traded among qualified investors rather than the general public.  Although Rule 144A securities are considered restricted securities, they may not necessarily be illiquid.  Each Portfolio will invest no more than 15% of its net assets in illiquid securities or securities that are not readily marketable, including repurchase agreements and time deposits of more than seven days’ duration.  The absence of a regular trading market for illiquid securities imposes additional risks on investments in these securities.  Illiquid securities may be difficult to value and may often be disposed of only after considerable expense and delay.

Other Investment Company Shares.  Each Portfolio may, to the extent permitted under the Investment Company Act and exemptive rules and orders on which each Portfolio can rely, invest in shares of other investment companies which invest exclusively in money market instruments or in investment companies with investment policies and objectives which are substantially similar to the Portfolio’s.  As a matter of non-fundamental policy, the Portfolios may not acquire any securities of open-end investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or Section 12(d)(1)(G) of the Investment Company Act.  These investments may be made temporarily, for example, to invest uncommitted cash balances or, in limited circumstances, to assist in meeting shareholder redemptions.

REITs.  Each Portfolio may invest in real estate investment trusts “REITs.”  Equity REITs are generally considered to be REITs with 75% or greater of their gross invested book assets invested directly or indirectly in the equity ownership of real estate and their value depends upon that of the underlying properties.  Mortgage REITs are generally considered to be REITs with 75% or more of their gross invested in book assets invested directly or indirectly in mortgages.  Mortgage REITs make construction, development or long-term mortgage loans, and are sensitive to the credit quality of the borrower.  Hybrid REITs are generally considered to be those REITs that do not meet the equity or mortgage tests.  The values of REITs are also affected by management skill, cash flow, and tax and regulatory requirements.

Lending of Portfolio Securities.  Each Portfolio has the authority to lend portfolio securities to brokers, dealers and other financial organizations in amounts up to 33 1/3% of the total value of its assets.  Any such loan must be continuously secured by collateral in cash or cash equivalents maintained on a current basis in an amount at least equal to the market value of the securities loaned by a Portfolio.  A Portfolio would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned, and would receive an additional return that may be in the form of a fixed fee or a percentage of the collateral.  A Portfolio would have the right to call the loan and obtain the securities loaned at any time on notice of not more than five business days.  In the event of bankruptcy or other default of the borrower, a Portfolio could experience both delays in liquidating the loan collateral or recovering the loaned securities and losses including (a) possible decline in the value of collateral or in the value of the securities loaned during the period while the Portfolio seeks to enforce its rights thereto, (b) possible sub-normal levels of income and lack of access to income during this period, and (c) expenses of enforcing its rights.

Forward Commitments.  Each Portfolio may contract to purchase securities for a fixed price at a future date beyond customary settlement time.  When effecting such transactions, cash or marketable securities held by a Portfolio of a dollar amount sufficient to make payment for the securities to be purchased will be segregated on a Portfolio’s records at the trade date and maintained until the transaction is settled.  The failure of the other party to complete the transaction may cause the Portfolio to miss an advantageous price or yield.  Forward commitments involve risk of loss if the value of the security to be purchased declines prior to settlement date, or if the other party fails to complete the transaction.

Bonds

Investment-Grade Bonds.  Each Portfolio may invest in corporate notes and bonds that are rated investment-grade by a Nationally Recognized Statistical Rating Organization or, if unrated, are determined by the Adviser or Sub-Adviser, as applicable to be of comparable quality.  Investment-grade securities include securities rated Baa by Moody’s or BBB- by S&P (and securities of comparable quality), which securities have speculative characteristics.  A description of the applicable credit ratings is set forth in Appendix B to this SAI.

Corporate Bonds.  Corporate bonds are debt securities issued by corporations whose value may fluctuate based on changes in interest rates and the credit quality of the issuer.  In general, the prices of such securities vary inversely with interest rates.  As prevailing interest rates fall, the prices of bonds and other securities that trade on a yield basis generally rise.  When prevailing interest rates rise, bond prices generally fall.

Foreign Bonds.  The U.S. Bond Market Portfolio may invest in foreign bonds, but will generally limit its investment in foreign bonds to approximately the same proportion of foreign bonds that comprise the Lehman Brothers Aggregate Bond Index.  Foreign bonds include direct investments in U.S. dollar denominated securities of foreign issuers traded in the United States, such as foreign companies, foreign sovereign governments, municipalities and governmental agencies (including those of developing countries), and international agencies.  Foreign bonds are subject to the same risks that pertain to domestic bonds, notably interest rate risk, credit risk, prepayment risk and market risk.  Foreign bonds, especially those issued by governments of developing countries or companies operating therein, are also subject to additional risks and may be more volatile than domestic bonds.  Foreign companies, governments and agencies may be less stable than domestic companies or the U.S. government or its agencies.  Other risks include: future unfavorable political, social and economic developments; the extent and quality of government regulation of financial markets and institutions, including less thorough accounting, auditing, and recordkeeping requirements; the imposition of foreign withholding or confiscatory taxes; and other governmental restrictions that might affect repayment of principal or payment of interest or the willingness or ability to honor a credit commitment, such as foreign economic or monetary policies, exchange control regulations, regulations requiring the expropriation or nationalization of assets, and prohibitions on the repatriation of foreign currencies.  Furthermore, it may be difficult to obtain adequate and timely public information on foreign issuers.  Moreover, the Portfolio may have limited legal recourse in the event of a foreign bond’s default.

Variable and Floating Rate Securities.  Each Portfolio may invest in variable and floating rate securities.  A variable rate security provides for the automatic establishment of a new interest rate on set dates.  Interest rates on these securities are ordinarily tied to, and are a percentage of, a widely recognized interest rate, such as the yield on 90-day U.S. Treasury bills or the prime rate of a specified bank.  These rates may change as often as twice daily.  Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of comparable fixed income obligations.  Thus, investing in variable and floating rate securities generally allows less opportunity for capital appreciation and depreciation than investing in comparable fixed income securities.  Variable rate obligations whose interest is readjusted no less frequently than annually will be deemed to have a maturity equal to the period remaining until the next readjustment of the interest rate.

Mortgage-Backed and Mortgage-Related Securities.  The U.S. Bond Market Portfolio may invest in mortgage pass-through certificates.  Mortgage pass-through certificates are issued by governmental, government-related and private organizations and are backed by pools of mortgage loans.  These mortgage loans are made by savings and loan associations, mortgage bankers, commercial banks and other lenders to home buyers throughout the United States.  The securities are “pass-through” securities because they provide investors with monthly payments of principal and interest that, in effect, are a “pass-through” of the monthly payments made by the individual borrowers on the underlying mortgage loans, net of any fees paid to the issuer or guarantor of the pass-through certificates.  The principal governmental issuer of such securities is the Government National Mortgage Association “GNMA,” which is a wholly-owned U.S. Government corporation within the Department of Housing and Urban Development.  Government-related issuers include the Federal Home Loan Mortgage Corporation “FHLMC,” which is a shareholder-owned government-sponsored enterprise established by Congress, and the Federal National Mortgage Association “FNMA,” a government sponsored corporation owned entirely by private stockholders.  Commercial banks, savings and loan associations, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans.  Such issuers may be the originators of the underlying mortgage loans as well as the guarantors of the mortgage-related securities.

In September 2008, the FHLMC and FNMA were placed under the conservatorship of the Federal Housing Finance Agency.  Also in September 2008, the U.S. Department of the Treasury announced (i) a commitment of indefinite duration to maintain the positive net worth of FHLMC and FNMA in exchange for senior preferred stock and warrants for common stock of the entities, and (ii) took additional steps to provide liquidity to FHLMC and FNMA.  It is unclear what effect the conservatorship and actions by the

Treasury Department will have on FHLMC and FNMA.  FHLMC and FNMA also recently have been the subject of increased scrutiny by Congress, and investigation by federal regulators over accounting and corporate governance matters.  The results of any legislation or investigation could adversely affect FHLMC and/or FNMA and, as a result, the payment of principal or interest on mortgage-backed and mortgage-related securities.

Commercial Mortgage-Backed Securities.  The U.S. Bond Market Portfolio may invest in commercial mortgage-backed securities “CMBS.”  CMBS are securities created from a pool of commercial mortgage loans.  Interest and principal payments from these loans are passed on to the investor according to a particular payment scheme.  They may be issued by U.S. government agencies or by private issuers.  The credit quality of CMBS depends primarily on the quality of the underlying loans and on the particular deal structure.  Generally, deals are structured with senior and subordinate classes.  Multiple classes may permit the issuance of securities with payment terms, interest rates, or other characteristics differing from the underlying asset.  Classes could include floating interest rates or a scheduled amortization of principal.  The individual class is primarily rated based on the degree of seniority or subordination within the entire deal structure.  The value of these securities may change because of actual or perceived changes in the creditworthiness of any of the participants in the underlying pool of commercial mortgages including the individual borrowers, their tenants, servicing agent, and the real estate itself.

GNMA Mortgage Pass-Through Certificates “Ginnie Maes.”  The U.S. Bond Market Portfolio may invest in Ginnie Maes.  Ginnie Maes represent an undivided interest in a pool of mortgage loans that are insured by the Federal Housing Administration or the Farmers Home Administration or guaranteed by the Veterans Administration.  Ginnie Maes entitle the holder to receive all payments (including prepayments) of principal and interest owed by the individual mortgagors, net of fees paid to GNMA and to the issuer which assembles the loan pool and passes through the monthly mortgage payments to the certificate holders (typically, a mortgage banking firm), regardless of whether the individual mortgagor actually makes the payment.  Because payments are made to certificate holders regardless of whether payments are actually received on the underlying loans, Ginnie Maes are of the “modified pass-through” mortgage certificate type.  GNMA is authorized to guarantee the timely payment of principal and interest on the Ginnie Maes as securities backed by an eligible pool of mortgage loans.  The GNMA guaranty is backed by the full faith and credit of the United States, and GNMA has unlimited authority to borrow funds from the U.S. Treasury to make payments under the guaranty.  The market for Ginnie Maes is liquid because of the size of the market and the active participation in the secondary market by securities dealers and a variety of investors.

FHLMC Mortgage Participation Certificates “Freddie Macs.”  The U.S. Bond Market Portfolio may invest in Freddie Macs.  Freddie Macs represent interests in groups of specified first lien residential conventional mortgage loans underwritten and owned by FHLMC.  Freddie Macs entitle the holder to timely payment of interest, which is guaranteed by FHLMC.  FHLMC guarantees either ultimate collection or timely payment of all principal payments on the underlying mortgage loans.  In cases where FHLMC has not guaranteed timely payment of principal, FHLMC may remit the amount due on account of its guarantee of ultimate payment of principal at any time after default on an underlying loan, but in no event later than one year after it becomes payable.  Freddie Macs are not guaranteed by the United States or by any of the Federal Home Loan Banks and do not constitute a debt or obligation of the United States or of any Federal Home Loan Bank.  The secondary market for Freddie Macs is liquid because of the size of the market and the active participation in the secondary market by FHLMC, securities dealers and a variety of investors.

FNMA Guaranteed Mortgage Pass-Through Certificates “Fannie Maes.”  The U.S. Bond Market Portfolio may invest in Fannie Maes.  Fannie Maes represent an undivided interest in a pool of conventional mortgage loans secured by first mortgages or deeds of trust, on one-family to four-family residential properties.  FNMA is obligated to distribute scheduled monthly installments of principal and interest on the loans in the pool, whether or not received, plus full principal of any foreclosed or otherwise liquidated loans.  The obligation of FNMA under its guaranty is solely the obligation of FNMA and is not backed by, nor entitled to, the full faith and credit of the United States.

The market value of mortgage-related securities depends on, among other things, the level of interest rates, the certificates’ coupon rates and the payment history of the underlying borrowers.

Although the mortgage loans in a pool underlying a mortgage pass-through certificate will have maturities of up to 30 years, the average life of a mortgage pass-through certificate will be substantially less because the loans will be subject to normal principal amortization and also may be prepaid prior to maturity.  Prepayment rates vary widely and may be affected by changes in mortgage interest rates.  In periods of falling interest rates, the rate of prepayment on higher interest rate mortgages tends to increase, thereby shortening the actual average life of the mortgage pass-through certificate.  Conversely, when interest rates are rising, the rate of prepayment tends to decrease, thereby lengthening the average life of the mortgage pass-through certificate.  Accordingly, it is not possible to predict accurately the average life of a particular pool.  Reinvestment of prepayments may occur at higher or lower rates than the original yield on the certificates.  Due to the prepayment feature and the need to reinvest prepayments of principal at current rates, mortgage pass-through certificates with underlying loans bearing interest rates in excess of the market rate can be less effective than typical noncallable bonds with similar maturities at “locking in” yields during periods of declining interest rates, although they may have comparable risks of declining in value during periods of rising interest rates.

Mortgage-Backed Security Rolls.  The U.S. Bond Market Portfolio may enter into “forward roll” transactions with respect to mortgage-backed securities issued by GNMA, FNMA or FHLMC.  In a forward roll transaction, the Portfolio will sell a mortgage security to a dealer or other permitted entity and simultaneously agree to repurchase a similar security from the institution at a later date at an agreed upon price.  The mortgage securities that are repurchased will bear the same interest rate as those sold, but generally will be collateralized by different pools of mortgages with different prepayment histories than those sold.  There are two primary risks associated with the roll market for mortgage-backed securities.  First, the value and safety of the roll depends entirely upon the counterparty’s ability to redeliver the security at the termination of the roll.  Therefore, the transaction is subject to risk.  Second, the security that is redelivered at the end of the roll period must be substantially the same as the initial security, i.e., it must have the same original stated term to maturity, be priced to result in similar market yields and must be “good delivery.”  Within these parameters, however, the actual pools that are redelivered could be less desirable than those originally rolled, especially with respect to prepayment characteristics.

U.S. Government Securities.  Each Portfolio may purchase U.S. Government securities.  The types of U.S. Government obligations in which each Portfolio may at times invest include: (a) a variety of U.S. Treasury obligations, which differ only in their interest rates, maturities and times of issuance; and (b) obligations issued or guaranteed by U.S. Government agencies and instrumentalities which are supported by any of the following: (1) the full faith and credit of the U.S. Treasury, (2) the right of the issuer to borrow an amount limited to a specific line of credit from the U.S. Treasury, (3) discretionary authority of the U.S. Government agency or instrumentality, or (4) the credit of the instrumentality (examples of agencies and instrumentalities are: Federal Land Banks, Federal Housing Administration, Federal Farm Credit Bank, Farmers Home Administration, Export-Import Bank of the United States, Central Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Home Loan Banks, General Services Administration, Maritime Administration, Tennessee Development Bank, Asian-American Development Bank, International Bank for Reconstruction and Development and Federal National Mortgage Association). No assurance can be given that in the future the U.S. Government will provide financial support to such U.S. Government agencies or instrumentalities other than as set forth above, since it is not obligated to do so by law.

When-Issued Securities.  Each Portfolio may purchase securities on a when-issued basis.  Delivery of and payment for these securities may take place as long as a month or more after the date of the purchase commitment.  The value of these securities is subject to market fluctuation during this period, and no income accrues to the Portfolio until settlement takes place.  The Portfolio segregates liquid securities in an amount at least equal to these commitments.  For the purpose of determining the adequacy of these securities, the segregated securities will be valued at market.  If the market value of such securities declines, additional cash or securities will be segregated on the Portfolio’s records on a daily basis so that the market value of the account will equal the amount of such commitments by the Portfolio.  When entering into a when-issued transaction, the Portfolios will rely on the other party to consummate the transaction; if the other party fails to do so, the Portfolios may be disadvantaged.

Securities purchased on a when-issued basis and held by a Portfolio are subject to changes in market value based upon the public’s perception of changes in the level of interest rates.  Generally, the value of such securities will fluctuate inversely to changes in interest rates — i.e., they will appreciate in value when interest rates decline and decrease in value when interest rates rise.  Therefore, if in order to achieve higher interest income a Portfolio remains substantially fully invested at the same time that it has purchased securities on a “when-issued” basis, there will be a greater possibility of fluctuation in the Portfolio’s NAV.

When payment for when-issued securities is due, a Portfolio will meet its obligations from then-available cash flow, the sale of segregated securities, the sale of other securities or, and although it would not normally expect to do so, from the sale of the when-issued securities themselves (which may have a market value greater or less than the Portfolio’s payment obligation).  The sale of securities to meet such obligations carries with it a greater potential for the realization of capital gains, which are subject to federal income taxes.

TBAs.  The U.S. Bond Market Portfolio may invest in TBAs (to be announced) contracts, which are contracts to buy or sell mortgage backed securities which will be delivered at agreed-upon dates in the future.  TBAs involve risk of loss if the value of the security to be purchased declines prior to the settlement date, or if the other party fails to complete the transaction.

Zero Coupon Securities.  The U.S. Bond Market Portfolio may invest in zero coupon securities.  Zero coupon securities are notes, bonds and debentures that: (a) do not pay current interest and are issued at a substantial discount from par value; (b) have been stripped of their unmatured interest coupons and receipts; or (c) pay no interest until a stated date one or more years into the future.  These securities also include certificates representing interests in such stripped coupons and receipts.  Generally, changes in interest rates will have a greater impact on the market value of a zero coupon security than on the market value of the comparable securities that pay interest periodically during the life of the instrument.  In order to satisfy a requirement for qualification as a “regulated investment company” “RIC” under Subchapter M of the Internal Revenue Code of 1986, as amended “Internal Revenue Code,” the Portfolios must distribute at least 90% of their net investment income, including the original issue discount accrued on zero coupon bonds.  Because the Portfolio will not receive cash payments on a current basis from the issuer in respect of accrued original discount, the Portfolio may have to distribute cash obtained from other sources in order to satisfy the 90% distribution requirement.  Such cash might be obtained from selling other portfolio holdings of the Portfolio.  In some circumstances such sales might be necessary in order to satisfy cash distribution requirements even though investment considerations might otherwise make it undesirable for the Portfolio to sell such securities at such time.

Stripped Securities.  The U.S. Bond Market Portfolio may invest in stripped securities that have been stripped by their holder, typically a custodian bank or investment brokerage firm.  A number of securities firms and banks have stripped the interest coupons and resold them in custodian receipt programs with different names such as Treasury Income Growth Receipts “TIGRS” and Certificates of Accrual on Treasuries “CATS.”  Privately-issued stripped securities such as TIGRS and CATS are not themselves guaranteed by the U.S. Government, but the future payment of principal or interest on U.S. Treasury obligations which they represent is so guaranteed.

Asset-Backed Securities.  The U.S. Bond Market Portfolio may invest in asset-backed securities.  Asset-backed securities represent undivided fractional interests in pools of instruments, such as consumer loans, and are similar in structure to mortgage-related securities.  Payments of principal and interest are passed through to holders of the securities and are typically supported by some form of credit enhancement, such as a letter of credit, surety bond, limited guarantee by another entity or by priority to certain of the borrower’s other securities.  The degree of credit enhancement varies, generally applying only until exhausted and covering only a fraction of the security’s par value.  If the credit enhancement of an asset-backed security held by a Portfolio has been exhausted, and if any required payments of principal and interest are not made with respect to the underlying loans, the Portfolio may experience loss or delay in receiving payment and a decrease in the value of the security.

Treasury Inflation-Protection Securities.  The U.S. Bond Market Portfolio may invest in Treasury Inflation –Protection Securities “TIPS,” a type of inflation-indexed Treasury security.  TIPS provide for semiannual payments of interest and payment of principal at maturity.  In general, each payment will be adjusted to take into account any inflation or deflation that occurs between the issue date of the security and payment date based on the Consumer Price Index for All Urban Consumers.  Each semiannual payment of interest will be determined by multiplying a single fixed rate of interest by the inflation adjusted principal amount of the security for the date of the interest payment.  Thus, although the interest rate will be fixed, the amount of each interest payment will vary with changes in the principal of the security as adjusted for inflation and deflation.  TIPS also provide for an additional payment (a “minimum guarantee payment”) at maturity if the security’s inflation adjusted principal amount for the maturity date is less than the security’s principal amount at issuance.  The amount of the additional payment will equal the excess of the security’s principal amount at issuance over the security’s inflation adjusted principal amount for the maturity date.

Derivatives

A derivative security is a financial arrangement the value of which is based on, or derived from, a traditional security, asset, or market index.  Some derivative structures are index or structured securities whose value or performance is linked to other equity securities, currencies, interest rates, indices or other financial indicators.  Some derivatives securities, such as mortgage-related and other asset-backed securities, are fundamentally like any other investment, although they may be more volatile or less liquid than more traditional debt securities.  There are many types of derivatives and multiple ways to use them in each Portfolio.  For example, futures and options are commonly used for hedging purposes to attempt to protect the Portfolios from the exposure to changing interest rates, securities prices, or currency exchange rates.  They can also be used as a relatively low cost method of gaining exposure to a particular securities market without investing directing in those securities.

There are risks associated with investing in derivative securities.  These risks include the possibility that there may be no liquid secondary market, or that the exchange may limit price fluctuations, that the underlying security, interest rate, market index or other financial asset will not move in the direction anticipated, the risk that the counterparty may not perform its obligations, or that the adverse price movements can result in a loss substantially greater than each Portfolio’s initial investment.

Options on Securities and Securities Indices.  Each Portfolio may purchase or sell options on securities in which it may invest and on indices that are comprised of securities in which it may invest, subject to the limitations set forth above and provided such options are traded on a national securities exchange or in the over-the-counter market.  Options on securities indices are similar to options on securities except there is no transfer of a security and settlement is in cash.  A call option on a securities index grants the purchaser of the call, for a premium paid to the seller, the right to receive in cash an amount equal to the difference between the closing value of the index and the exercise price of the option times a multiplier established by the exchange upon which the option is traded.  Typically, a call option will be profitable to the holder of the option if the value of the security or the index increases during the term of the option; a put option will be valuable if the value of the security or the index decreases during the term of the option.  The

Portfolios may also invest in warrants, which entitle the holder to buy equity securities at a specific price for a specific period of time.

Swap Agreements.  Swap agreements are two party contracts entered into primarily for periods ranging from a few weeks to more than a year.  In a standard swap transaction, two parties agree to exchange the returns (of the difference in rates of return) earned or realized on particular predetermined investments or instruments, which may then be adjusted for an interest factor.  The gross returns to be swapped between the two parties are generally calculated with respect to a notional amount.  This notional amount is the return or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a basket of securities representing a particular index.  Forms of swap agreements include, for example:

•              Interest Rate Swaps.  Interest rate swaps involve the exchange by a Portfolio with another party of their respective rights to receive interest, e.g., an exchange of floating rate payments for fixed rate payments.  Each Portfolio expects to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of its portfolio or to protect against any increase in the price of securities it anticipates purchasing at a later date.  Each Portfolio intends to use these transactions as a hedge and not as a speculative investment.

•              Credit Default Swaps.  Credit default swaps enable a Portfolio to buy or sell protection against a credit swap agreements to hedge an existing position by purchasing or selling credit protection.  Each Portfolio would use the swap to buy or sell protection against a credit either of a specific issuer or basket of securities.  Market supply and demand factors may cause distortions between the cash securities market and the credit default swap market.  Credit default swaps could result in losses if the Portfolio does not correctly evaluate the creditworthiness of the issuer on which the credit default swap is based.

•              Total Return Swaps.  Each Portfolio may contract with a counterparty to pay a stream of cash flows and receive the total return of an index or a security for purposes of attempting to obtain a particular desired return at a lower cost to a Portfolio than if the Portfolio had invested directly in an instrument that yielded that desired return.  Total return swaps could result in losses if the reference index, security, or investments do not perform as anticipated by the Portfolio.

Each Portfolio’s return on a swap will depend on the ability of its counterparty to perform its obligations under the swap.  The Portfolio bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty.  The Adviser or Sub-Adviser, as applicable, will cause a Portfolio to enter into swap agreements only with counterparties that would be eligible for consideration as repurchase agreement counterparties under the Portfolio’s repurchase agreement guidelines approved by the Board.  The swap market is a relatively new market and is largely unregulated.

Futures Contracts and Options on Futures.  Each Portfolio may enter into futures contracts on securities in which it may invest or on indices comprised of such securities and may purchase and write call and put options on such contracts.  A financial futures contract is a contract to buy or sell a specified quantity of financial instruments such as U.S. Treasury bills, notes and bonds at a specified future date at a price agreed upon when the contract is made.  An index futures contract is a contract to buy or sell specified units of an index at a specified future date at a price agreed upon when the contract is made.  The value of a unit is based on the current value of the index.  Under such contracts no delivery of the actual securities making up the index takes place.  Rather, upon expiration of the contract, settlement is made by exchanging cash in an amount equal to the difference between the contract price and the closing price of the index at expiration, net of variation margin previously paid.  Substantially all futures contracts are closed out before settlement date or called for cash settlement.  A futures contract is closed out by buying or selling an identical offsetting futures contract.  Upon entering into a futures contract, a Portfolio is required to deposit an initial margin with the custodian for the Portfolio, for the benefit of the futures broker.  The initial margin serves as a “good faith” deposit that a Portfolio will honor its futures commitments.  Subsequent payments (called “variation margin”) to and from the broker are made on a daily basis as the price of the underlying investment fluctuates.  Options on futures contracts give the purchaser the right to assume a position in a futures contract at a specified price at any time before expiration of the option.  No Portfolio will commit more than 5% of the market value of its total assets to initial margin deposits on futures and premiums paid for options on futures.

Investment Limitations

Each Portfolio is subject to the investment limitations enumerated in this section, which may be changed with respect to the Portfolio only by a vote of the holders of a “majority of the outstanding voting securities” of the Portfolio.  For this purpose, a majority of the outstanding voting securities of a Portfolio means (a) of 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (b) of more than 50% of the outstanding voting securities of such company, whichever is less.  As a matter of fundamental policy, each Portfolio:

1.     May not issue any senior security, except as permitted under the Investment Company Act, and as interpreted or modified by regulatory authority having jurisdiction, from time to time.  Among other things, this would permit the Portfolio to: (a) enter into commitments to purchase securities in accordance with the Portfolio’s investment program, including, without limitation, reverse repurchase agreements, delayed delivery securities and when-issued securities, to the extent permitted by its investment program and other restrictions; (b) engage in short sales of securities to the extent permitted in its investment program and other restrictions; and (c) purchase or sell futures contracts and related options to the extent permitted by its investment program and other restrictions;

2.     May not borrow money, except as permitted under the Investment Company Act, and as interpreted or modified by regulatory authority having jurisdiction, from time to time;

3.     May not act as an underwriter of securities within the meaning of the Securities Act of 1933 “1933 Act,” except as permitted under the 1933 Act, and as interpreted or modified by regulatory authority having jurisdiction, from time to time.  Among other things, to the extent that the Portfolio may be deemed to be an underwriter within the meaning of the 1933 Act, this would permit the Portfolio to act as an underwriter of securities in connection with the purchase and sale of its portfolio securities in the ordinary course of pursuing its investment objective, investment policies and investment program;

4.     May not purchase or sell real estate or any interests therein, except as permitted under the Investment Company Act, and as interpreted or modified by regulatory authority having jurisdiction, from time to time.  Notwithstanding this limitation, the Portfolio may, among other things: (a) acquire or lease office space for its own use; (b) invest in securities of issuers that invest in real estate or interests therein; (c) invest in mortgage-related securities and other securities that are secured by real estate or interests therein; or (d) hold and sell real estate acquired by the Portfolio as a result of the ownership of securities;

5.     May not purchase physical commodities or contracts relating to physical commodities, except as permitted under the Investment Company Act, and as interpreted or modified by regulatory authority having jurisdiction, from time to time;

6.     May not make loans, except as permitted under the Investment Company Act, and as interpreted or modified by regulatory authority having jurisdiction, from time to time.  Notwithstanding this limitation, the Portfolio may, among other things: (a) enter into repurchase agreements, (b) lend portfolio securities; and (c) acquire debt securities without being deemed to be making a loan;

7.     Shall be a “diversified company” as that term is defined in the Investment Company Act, and as interpreted or modified by regulatory authority having jurisdiction, from time to time.  A “diversified company” is currently defined by the Investment Company Act as a management company of which at least 75% of the value of its total assets is represented by cash and cash items (including receivables), Government securities, securities of other investment companies, and other securities for the purposes of this calculation limited in respect of any one issuer to an amount not greater in value than 5% of the value of the total assets of such management company and to not more than 10% of the outstanding voting securities of such issuer; and

8.     May not “concentrate” its investments in a particular industry or group of industries, except as permitted under the Investment Company Act, and as interpreted or modified by regulatory authority having jurisdiction from time to time, provided that, without limiting the generality of the foregoing: (a) this limitation will not apply to the Portfolio’s investments in: (i) securities of other investment companies; (ii) securities issued or guaranteed as to principal and/or interest by the U.S. Government, its agencies or instrumentalities; or (iii) repurchase agreements (collateralized by the instruments described in clause (ii)); (b) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to the financing activities of the parents; and (c) utilities will be divided according to their services, for example, gas, gas transmission, electric and gas, electric and telephone will each be considered a separate industry.

If a percentage limitation is satisfied at the time of investment, a later increase or decrease in such percentage resulting from a change in the value of a Portfolio’s investments will not constitute a violation of such limitation, except that any borrowing by a Portfolio that exceeds the fundamental investment limitations stated above must be reduced to meet such limitations within the period required by the Investment Company Act (currently three days).  In addition, if a Portfolio’s holdings of illiquid securities exceed 15% of net assets because of changes in the value of the Portfolio’s investments, the Portfolio will take action to reduce its holdings of illiquid securities within a time frame deemed to be in the best interest of the Portfolio.  Otherwise, a Portfolio may continue to hold a security even though it causes the Portfolio to exceed a percentage limitation because of fluctuation in the value of the Portfolio’s assets.

TAXES

The following summarizes certain additional Federal and state income tax considerations generally affecting the Portfolios and their shareholders that are not described in the Portfolios’ offering memorandum.  No attempt is made to present a detailed explanation of the tax treatment of the Portfolios or their shareholders, and the discussion here and in the applicable offering memorandum is not intended as a substitute for careful tax planning.  This discussion is based upon present provisions of the Internal Revenue Code, the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, which change may be retroactive.  Prospective investors should consult their own tax advisers with regard to the federal tax consequences of the purchase, ownership and disposition of Portfolio shares, as well as the tax consequences arising under the laws of any state, foreign country, or other taxing jurisdiction.

General.  Each Portfolio intends to elect and qualify annually to be taxed as a RIC under Subchapter M of the Internal Revenue Code.  As a RIC, each Portfolio generally is exempt from Federal income tax on its net investment income and realized capital gains which it distributes to its shareholders, provided that it distributes an amount equal to the sum of (a) at least 90% of its investment company taxable income (net investment income and the excess of net short-term capital gain over net long-term capital loss), if any, for the year and (b) at least 90% of its net tax-exempt interest income, if any, for the year “Distribution Requirement” and satisfies certain other requirements of the Internal Revenue Code that are described below.  Distributions of investment company taxable income and net tax-exempt interest income made during the taxable year or, under specified circumstances, within 12 months after the close of the taxable year will satisfy the Distribution Requirement.

In addition to satisfying the Distribution Requirement, each Portfolio must derive with respect to a taxable year at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans and gains from the sale or other disposition of stock or securities or foreign currencies, interests in certain publicly traded partnerships, or from other income derived with respect to its business of investing in such stock, securities, or currencies “Income Requirement.”

At the close of each quarter of its taxable year, at least 50% of the value of each Portfolio’s assets must consist of cash and cash items, U.S. Government securities, securities of other regulated investment companies, and securities of other issuers (as to which a Portfolio has not invested more than 5% of the value of its total assets in securities of such issuer and as to which a Portfolio does not hold more than 10% of the outstanding voting securities of such issuer) and no more than 25% of the value of each Portfolio’s total assets may be invested in the securities of any one issuer (other than U.S. Government securities and securities of other regulated investment companies), or in two or more issuers which such Portfolio controls and which are engaged in the same or similar trade or business, or in certain publicly traded partnerships.

Distributions of net investment income received by a Portfolio from investments in debt securities and any net realized short-term capital gains distributed by a Portfolio will be taxable to shareholders as ordinary income and will not be eligible for the dividends-received deduction for corporations.

Each Portfolio intends to distribute to shareholders any excess of net long-term capital gain over net short-term capital loss “net capital gain” for each taxable year.  Such gain is designated and distributed as a capital gain dividend and is taxable to shareholders as gain from the sale or exchange of a capital asset held for more than one year (i.e., long-term capital gain), regardless of the length of time a shareholder has held his or her Portfolio shares and regardless of whether the distribution is paid in cash or reinvested in shares.  Capital gain dividends are not eligible for the dividends-received deduction for corporations.

In the case of corporate shareholders, distributions of a Portfolio for any taxable year generally qualify for the dividends-received deduction to the extent of the gross amount of “qualifying dividends” received by such Portfolio for the year and if certain holding period requirements are met by the Portfolio and also by the corporate shareholder.  Generally, a dividend will be treated as a “qualifying dividend” if it has been received from a domestic corporation.

To the extent applicable to the Portfolios, current tax law generally provides for a maximum tax rate for individual taxpayers of 15% on long-term capital gains.  The tax law also provides for “qualified dividend income” to be taxed to non-corporate shareholders at individual long-term capital gain rates to the extent the Portfolios receive qualified dividend income.  Qualified dividend income generally includes dividends from domestic corporations and dividends from foreign corporations that meet certain specified criteria, although dividends paid by REITs will not generally be eligible to qualify as qualified dividend income.  The Portfolios generally can pass the tax treatment of qualified dividend income they receive through to Portfolio shareholders.  For the Portfolios to receive qualified dividend income, the Portfolios must meet certain holding period requirements (typically more than 60 days) for the stock on which the otherwise qualified dividend is paid.  In addition, the Portfolios cannot be obligated to make payments (pursuant to a short sale or otherwise) with respect to substantially similar or related property.  The same provisions, including the more than 60-day holding period requirements, generally apply to each shareholder’s investment in the applicable Portfolios.  It is not expected that the U.S. Bond Market Portfolio will receive qualified dividend income.

The provisions of the Internal Revenue Code applicable to qualified dividend income and the 15% maximum individual tax rate on long-term capital gains are currently effective through 2010.  Thereafter, qualified dividend income will no longer be taxed at the rates applicable to long-term capital gains, and the maximum individual tax rate on long-term capital gains will increase to 20%, unless Congress enacts legislation providing otherwise.  Distributions from the Portfolios attributable to investments in bonds and other debt instruments will not generally qualify for the lower rates.  Note that distributions of earnings from dividends paid by “qualified foreign corporations” can also qualify for the lower tax rates on qualifying dividends.  Qualified foreign corporations are corporations incorporated in a U.S. possession, corporations whose stock is readily tradable on an established securities market in the U.S., and corporations eligible for the benefits of a comprehensive income tax treaty with the United States which satisfy certain other requirements.  Passive foreign investment companies are not treated as “qualified foreign corporations.”  The rate reductions do not apply to corporate taxpayers or to foreign shareholders.  The Portfolios will be able to designate separately distributions of any qualifying long-term capital gains or qualifying dividends earned by a Portfolio that would be eligible for the lower maximum rate.  Further, because many companies in which the Portfolios invest do not pay significant dividends on their stock, the Portfolios may not derive significant amounts of qualifying dividend income that would be eligible for the lower rate on qualifying dividends.

If for any taxable year a Portfolio does not qualify as a RIC, all of its taxable income will be subject to tax at regular corporate rates without any deduction for distributions to shareholders.  In such event, all distributions (whether or not derived from exempt-interest income) would be taxable as ordinary income and would be eligible for the dividends-received deduction in the case of corporate shareholders to the extent of the Portfolios’ current and accumulated earnings and profits.

Shareholders will be advised annually as to the Federal income tax consequences of distributions made by each of the Portfolios.

Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% excise tax.  To prevent imposition of the excise tax, each Portfolio must distribute during each calendar year an amount equal to the sum of (a) at least 98% of its ordinary income (not taking into account any capital gains or losses) for the calendar year, (b) at least 98% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses, as prescribed by the Internal Revenue Code) for the one-year period ending on October 31 of the calendar year, and (c) any ordinary income and capital gains for previous years that was not distributed or taxed during those years.

A distribution will be treated as paid on December 31 of the current calendar year if it is declared by the Portfolios in October, November or December with a record date in such a month and paid by the Portfolios during January of the following calendar year.  Such distributions will be taxable to shareholders in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are made.  To prevent application of the excise tax, each Portfolio intends to make its distributions in accordance with the calendar year distribution requirement.

Each Portfolio will be required in certain cases to withhold and remit to the United States Treasury at the current rate of 28% of taxable distributions, including gross proceeds realized upon sale or other dispositions paid to any shareholder (a) who has provided either an incorrect tax identification number or no number at all, (b) who is subject to backup withholding by the Internal Revenue Service for failure to report the receipt of taxable interest or dividend income properly, or (c) who has failed to certify that he or she is not subject to backup withholding or that he or she is an “exempt recipient.”

Disposition of Shares.  Upon the redemption or sale of shares of a Portfolio, a shareholder generally may realize a capital gain or loss depending upon his or her basis in the shares.  Any such gain or loss will be treated as capital gain or loss if the shares are capital assets in the shareholder’s hands and will be long-term or short-term, generally depending upon the shareholder’s holding period for the shares.  Any loss realized on a redemption, sale or exchange will be disallowed to the extent the shares disposed of are replaced (including shares acquired pursuant to a dividend reinvestment plan) within a period of 61 days beginning 30 days before and ending 30 days after the disposition of the shares.  In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.  Any loss realized by a shareholder on the disposition of Portfolio shares held by the shareholder for six months or less will be treated as a long-term capital loss to the extent of any distributions of net capital gains received by the shareholder with respect to such shares and treated as long-term capital gains.

Although each Portfolio expects to qualify as a “RIC” and to be relieved of all or substantially all Federal income taxes, depending upon the extent of its activities in states and localities in which its offices are maintained, in which its agents or independent contractors are located or in which it is otherwise deemed to be conducting business, each Portfolio may be subject to the tax laws of such states or localities.

Options and Futures Contracts.  To the extent applicable to the Portfolios, the taxation of equity options and over-the-counter options on debt securities is governed by Internal Revenue Code Section 1234.  Pursuant to Internal Revenue Code Section 1234, the premium received by a Portfolio for selling a put or call option is not included in income at the time of receipt.  If the option expires, the premium is short-term capital gain to a Portfolio.  If a Portfolio enters into a closing transaction, the difference between the amount paid to close out its position and the premium received is short-term capital gain or loss.  If a call option written by a Portfolio is exercised, thereby requiring the Portfolio to sell the underlying security, the premium will increase the amount realized upon the sale of such security and any resulting gain or loss will be a capital gain or loss, and will be long-term or short-term depending upon the holding period of the security.  With respect to a put or call option that is purchased by a Portfolio, if the option is sold, any resulting gain or loss will be a capital gain or loss, and will be long-term or short-term, depending upon the holding period of the option.  If the option expires, the resulting loss is a capital loss and is long-term or short-term, depending upon the holding period of the option.  If the option is exercised, the cost of the option, in the case of a call option, is added to the basis of the purchased security and, in the case of a put option, reduces the amount realized on the underlying security in determining gain or loss.

Any regulated futures and foreign currency contracts and certain options (namely, nonequity options and dealer equity options) in which a Portfolio may invest may be “Section 1256 contracts.”  Gains or losses on Section 1256 contracts are generally considered 60% long-term and 40% short-term capital gains or losses; however, foreign currency gains or losses arising from certain Section 1256 contracts may be treated as ordinary income or loss.  Also, Section 1256 contracts held by a Portfolio at the end of each taxable year (and, generally, for purposes of the 4% excise tax, on October 31 of each year) are “marked to market” (that is, treated as sold at fair market value), with the result that unrealized gains or losses are treated as though they were realized.

Generally, hedging transactions, if any, undertaken by a Portfolio may result in “straddles” for federal income tax purposes.  The straddle rules may affect the character of gains (or losses) realized by a Portfolio.  In addition, losses realized by a Portfolio on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the taxable income for the taxable year in which the losses are realized.  Because only a few regulations implementing the straddle rules have been promulgated, the tax consequences to the Portfolios of engaging in hedging transactions are not entirely clear.  Hedging transactions may increase the amount of short-term capital gain realized by a Portfolio, which is taxed as ordinary income when distributed to shareholders.

Each of the Portfolios may make one or more of the elections available under the Internal Revenue Code, which are applicable to straddles.  If a Portfolio makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the election(s) made.  The rules applicable under certain of the elections may operate to accelerate the recognition of gains or losses from the affected straddle positions.

Because application of the straddle rules may affect the character of gains or losses, and may defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which must be distributed to shareholders, and which will be taxed to shareholders as ordinary income or long-term capital gain, may be more than or less than the distributions of a Portfolio that did not engage in such hedging transactions.

The diversification requirements applicable to a Portfolio’s assets may limit the extent to which the Portfolio will be able to engage in transactions in options, futures or forward contracts.

Under the recently enacted tax law, certain hedging activities may cause a dividend that would otherwise be subject to the lower tax rate applicable to a “qualifying dividend,” instead to be taxed at the rate of the tax applicable to ordinary income.

Constructive Sales.  To the extent applicable to the Portfolios, IRS rules may affect the timing and character of gain if a Portfolio engages in transactions that reduce or eliminate its risk of loss with respect to appreciated financial positions.  If a Portfolio enters into certain transactions in property while holding substantially identical property, the Portfolio would be treated as if it had sold and immediately repurchased the property and would be taxed on any gain (but not loss) from the constructive sale.  The character of gain from a constructive sale would depend upon the Portfolio’s holding period in the property.  Loss from a constructive sale would be recognized when the property was subsequently disposed of, and its character would depend on the Portfolio’s holding period and the application of various loss deferral provisions of the Internal Revenue Code.

Currency Fluctuations - “Section 988” Gains or Losses.  To the extent applicable under the Internal Revenue Code, gains or losses attributable to fluctuations in exchange rates which occur between the time a Portfolio accrues receivables or liabilities denominated in a foreign currency and the time the Portfolio actually collects such receivables or pays such liabilities generally are treated as ordinary income or ordinary loss.  Similarly, on disposition of debt securities denominated in a foreign currency and on disposition of certain options, futures, and forward contracts, gains or losses attributable to fluctuations in the value of the foreign currency between the date of acquisition of the security or contract and the date of disposition also are treated as ordinary gain or loss.  These gains or losses, referred to under the Internal Revenue Code as “Section 988” gains or losses, may increase or decrease the amount of a Portfolio’s investment company taxable income to be distributed to its shareholders as ordinary income.

Passive Foreign Investment Companies.  To the extent consistent with each Portfolios investment objective and limitations, the Portfolios may invest in shares of foreign corporations that may be classified under the Internal Revenue Code as passive foreign investment companies “PFICs.”  In general, a foreign corporation is classified as a PFIC if at least one-half of its assets constitute passive assets, or 75% or more of its gross income is passive income.  If a Portfolio receives a so-called “excess distribution” with respect to PFIC shares, the Portfolio itself may be subject to a tax on a portion of the excess distribution, whether or not the corresponding income is distributed by the Portfolio to shareholders.  In general, under the PFIC rules, an excess distribution is treated as having been realized ratably over the period during which the Portfolio held the PFIC shares.  Each Portfolio will itself be subject to tax on the portion, if any, of an excess distribution that is so allocated to prior Portfolio taxable years and an interest factor will be added to the tax, as if the tax had been payable in such prior taxable years.  Certain distributions from a PFIC as well as gain from the sale of PFIC shares are treated as excess distributions.  Excess distributions are characterized as ordinary income even though, absent application of the PFIC rules, certain excess distributions might have been classified as capital gain.

Each of the Portfolios may be eligible to elect alternative tax treatment with respect to PFIC shares.  Under an election that currently is available in some circumstances, a Portfolio generally would be required to include in its gross income its share of the earnings of a PFIC on a current basis, regardless of whether distributions were received from the PFIC in a given year.  If this election were made, the special rules, discussed above, relating to the taxation of excess distributions, would not apply.  In addition, another election would involve marking to market the Portfolio’s PFIC shares at the end of each taxable year, with the result that unrealized gains would be treated as though they were realized and reported as ordinary income.  Any mark-to-market losses and any loss from an actual disposition of Portfolio shares would be deductible as ordinary losses to the extent of any net mark-to-market gains included in income in prior years.

Because the application of the PFIC rules may affect, among other things, the character of gains, the amount of gain or loss and the timing of the recognition of income with respect to PFIC stock, as well as subject each Portfolio itself to tax on certain income from PFIC stock, the amount that must be distributed to shareholders, and which will be taxed to shareholders as ordinary income or long-term capital gain, may be increased or decreased substantially as compared to a fund that did not invest in PFIC stock. Note that distributions from a PFIC are not eligible for the reduced rate of tax on “qualifying dividends.”

State, Local and Foreign Taxes.  Income received by a Portfolio from sources within foreign countries may be subject to withholding and other taxes imposed by such countries.  Portfolio shareholders may be subject to state, local and foreign taxes on their Portfolio distributions.  In many states, fund distributions that are derived from interest on certain U.S. Government obligations are exempt from taxation.

Other Taxation.  Distributions by the Portfolios and dispositions of Portfolios shares also may be subject to other state and local taxes, and their treatment under state and local income tax laws may differ from the U.S. Federal income tax treatment.  Foreign shareholders will generally be subject to U.S. tax withholding at a rate of 30% (or a lower rate if a treaty applies) on distributions received from the Portfolios.

Future legislative or administrative changes or court decisions may significantly change the conclusions expressed herein, and any such changes or decisions may have a retroactive effect with respect to the transactions contemplated herein.

Shareholders should consult their tax advisers with respect to the particular tax consequences to them of an investment in the Portfolios and particular questions of federal, state and local taxation.

MORE ABOUT THE TRUST

The Trust is a Delaware statutory trust, which is registered under the Investment Company Act as an open-end series management investment company.  Prior to December 12, 2005, the Trust was known as “Retirement Readiness Core Portfolios.”  Effective December 12, 2005, the Trust’s name was changed to “AARP Portfolios.”  The Trust has claimed an exclusion from the term “commodity pool operator” under the Commodity Exchange Act and, therefore, is not subject to registration or regulation as a commodity pool operator under the Commodity Exchange Act.

Under the Trust’s Amended and Restated Declaration of Trust dated December 12, 2005 “Declaration of Trust,” the beneficial interest in the Trust may be divided into one or more series and the series may be divided into one or more classes.  The Trust’s Declaration of Trust authorizes the Board to establish, designate, redesignate, classify, reclassify and change in any manner any authorized but unissued shares of the Trust by setting or changing, in any one or more respects, their preferences, conversion or other rights, voting powers, duties, privileges and business purpose.  Pursuant to such authority, the Trust’s Board has authorized the issuance of an unlimited number of shares of beneficial interest of the Trust, representing interests in the Portfolios.

In the event of a liquidation or dissolution of the Trust or an individual Portfolio, shareholders of a particular Portfolio would be entitled to receive the assets available for distribution belonging to such Portfolio, and a proportionate distribution, based upon the relative NAVs of the Portfolio and any other Portfolios, of any general assets not belonging to any particular Portfolio which are available for distribution.  Upon liquidation, shareholders of such Portfolios are entitled to participate in the net distributable assets of the particular Portfolios involved based on the number of shares of the Portfolios that are held by each shareholder.

Holders of all outstanding shares of the Portfolios will vote together in the aggregate and on all matters.  Further, shareholders of all of the Portfolios, as well as those of any other investment portfolio now or hereafter offered by the Trust, will vote together in the aggregate and not separately on the Portfolio-by-Portfolio basis, except as otherwise required by law or when permitted by the Board.

Shares of the Trust have non-cumulative voting rights and, accordingly, the holders of more than 50% of the Trust’s outstanding shares (irrespective of class) may elect all of the trustees.  Shares of the Portfolios have no subscription or preemptive rights and only such conversion and exchange rights as the Board may grant in its discretion.  When issued for payment as described in the offering memorandum and SAI, shares will be fully paid and non-assessable by the Trust.

Shareholder meetings to elect trustees will not be held unless and until such time as required by law.  At that time, the trustees then in office will call a shareholders’ meeting to elect trustees.  Except as set forth above, the trustees will continue to hold office and may appoint successor trustees.  Meetings of the shareholders of the Trust shall be called by the trustees upon the written request of shareholders owning at least 10% of the outstanding shares entitled to vote.

The Trust’s Declaration of Trust authorizes the Board, without shareholder approval (unless otherwise required by applicable law), to:

(a)	divide the beneficial interest in each series or class thereof into shares, with or without par value as the trustees shall determine;

(b)

issue shares without limitation as to number (including fractional shares) to such persons and for such amount and type of consideration, subject to any restriction set forth in the By-Laws, including cash or securities, at such time or times and on such terms as the trustees may deem appropriate;

(c)

establish, designate, redesignate, classify, reclassify and change in any manner any series or class thereof and fix such preferences, voting powers, rights, duties and privileges and business purpose of each series or class thereof as the trustees may from time to time determine, which preferences, voting powers, rights, duties and privileges may be senior or subordinate to (or in the case of business purpose, different from) any existing series or class thereof and may be limited to specified property or obligations of the Trust or profits and losses associated with specified property or obligations of the Trust; provided, however, that the trustees may not reclassify or change any outstanding shares in a manner materially adverse to shareholders of such shares, without obtaining the authorization or vote of the series or class of shareholders that would be materially adversely affected;

(d)

divide or combine the shares of any series or class thereof into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the shares of such series or class thereof in the assets held with respect to that series or class;

(e)	issue shares to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses;

(f)	change the name of any series or class thereof;

(g)	dissolve and terminate any one or more series or classes thereof; and

(h)	take such other action with respect to the shares as the trustees may deem desirable.

However, the exercise of such authority may be subject to certain restrictions under the Investment Company Act.  The Board may also authorize the termination of any series or class of shares after the assets belonging to such series or class have been distributed to its shareholders.

Notwithstanding any provision of law requiring a greater vote of the Trust’s shares (or of any class voting as a class) in connection with any corporate action, unless otherwise provided by law or by the Trust’s Declaration of Trust, one-third (33-1/3%) of the outstanding shares entitled to vote shall constitute a quorum at a shareholders’ meeting.  When any one or more Portfolios is to vote separate from any other Portfolio, one-third (33-1/3%) of the outstanding shares of each such Portfolio entitled to vote shall constitute a quorum at a shareholders’ meeting of that Portfolio.  Except when a larger vote is required by any provision of the Trust’s Declaration of Trust, the Trust’s By-Laws or by applicable law, when a quorum is present at any meeting, a majority of the shares voted shall decide any questions, including the election of trustees, provided that where any provision of law or of the Trust’s Declaration of Trust requires that the holders of any Portfolio shall vote as a whole, then a majority of the outstanding shares of that Portfolio voted on the matter shall decide that matter insofar as that Portfolio is concerned.  In any vote submitted to shareholders of a Portfolio, each whole share held by a shareholder will be entitled to one vote for each share as to any matter on which it is entitled to vote, and each fractional share shall be entitled to a proportionate fractional vote.

Trustee Liability.  The Declaration of Trust provides that a trustee, when acting in such capacity, shall not be personally liable to any person other than the Trust or a beneficial owner for any act, omission or obligation of the Trust or any trustee; shall not be liable for any act or omission or any conduct whatsoever in his capacity as trustee, except for any liability to the Trust or to shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of trustee hereunder.  Furthermore, the Declaration of Trust provides that no trustee who has been determined to be an “audit committee financial expert” (for purposes of Section 407 of the Sarbanes-Oxley Act of 2002 or any successor provision thereto) by the trustees shall be subject to any greater liability or duty of care in discharging such trustee’s duties and responsibilities by virtue of such determination than is any trustee who has not been so designated.

With the exception discussed above, the Declaration of Trust provides that each Trustee shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any proceeding in which he or she becomes involved as a party or otherwise by virtue of being or having been a trustee or officer of the Trust and against amounts paid or incurred by him or her in the settlement thereof; and expenses in connection with the defense of any proceeding of the character described in clause (i) above shall be advanced by the Trust to the Covered Person (as defined in the Declaration of Trust) from time to time prior to final disposition of such proceeding to the fullest extent permitted by law.  For purposes of this indemnification provision in the Declaration of Trust, “proceeding” means any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including appeals); and “liabilities” and “expenses” includes, without limitation, attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and all other liabilities whatsoever.

OTHER INFORMATION

Legal Counsel.  The law firm of Jorden Burt LLP, 1025 Thomas Jefferson Street, N.W., Suite 400 East, Washington, D.C. 20007, has passed upon certain legal matters in connection with the shares offered by the Portfolios and serves as counsel to the Portfolios and the independent trustees.

Independent Registered Public Accounting Firm.  The Trust has engaged KPMG LLP, 99 High Street, Boston, MA, 02110, to be the independent registered public accounting firm for the Trust.  KPMG LLP has required that its audit contract with the Trust be subject to alternative dispute resolution and a limitation on punitive damages.

Control Persons

As of December 4, 2008, the following entities held of record more than 25% of the outstanding shares of a Portfolio.  Persons holding more than 25% of the outstanding shares of a Portfolio may be deemed to have “control” (as that term is defined in the Investment Company Act) of the applicable Portfolio and may be able to affect or determine the outcome of matters presented for a vote of the shareholders of the applicable Portfolio.

Fund	Name and Address(5)	Percentage of Ownership

U.S. Stock Market Portfolio	AARP Aggressive Fund, a Delaware statutory trust	28.05%

U.S. Stock Market Portfolio	AARP Moderate Fund, a Delaware statutory trust	36.32%

U.S. Stock Market Portfolio	AARP Long-Term Operating Account	27.29%

International Stock Market Portfolio	AARP Long-Term Operating Account	60.13%

U.S. Bond Market Portfolio	AARP Moderate Fund, a Delaware statutory trust	28.11%

U.S. Bond Market Portfolio	AARP Long-Term Operating Account	28.48%

Principal Holders of Securities.  As of December 4, 2008, in addition to the above list of control persons, the following entities owned of record or were known by the Portfolios to own beneficially 5% or more of the outstanding shares of a Portfolio:

Fund	Name and Address(6)	Percentage of Ownership

U.S. Stock Market Portfolio	AARP Conservative Fund	8.34%

International Stock Market Portfolio	AARP Aggressive Fund	15.38%

International Stock Market Portfolio	AARP Moderate Fund	19.92%

U.S. Bond Market Portfolio	AARP Aggressive Fund	7.24%

U.S. Bond Market Portfolio	AARP Conservative Fund	19.37%

U.S. Bond Market Portfolio	AARP Income Fund	16.81%

Registration Statement.  This SAI and the Portfolios’ offering memorandum do not contain all the information included in the Trust’s registration statement filed with the SEC under the Investment Company Act with respect to each Portfolio and securities offered hereby, certain portions of which have been omitted pursuant to the rules and regulations of the SEC.  The registration statement, including the exhibits filed therewith, may be examined at the offices of the SEC in Washington, D.C.  Text-only

(5)   If you wish to contact any person listed in the table, you may write to them care of AARP Financial, 650 F Street, NW, Washington, D.C. 20004, Attn. AARP Portfolios Secretary.

(6)   If you wish to contact any person listed in the table, you may write to them care of AARP Financial, 650 F Street, NW, Washington, D.C. 20004, Attn. AARP Portfolios Secretary.

versions of Portfolio documents can be viewed online or downloaded from the SEC’s web site at http://www.sec.gov.

Statements contained herein and in each Portfolio’s offering memorandum as to the contents of any contract or other documents referred to are not necessarily complete, and, in such instance, reference is made to the copy of such contract or other documents filed as an exhibit to the Trust’s registration statement, each such statement being qualified in all respects by such reference.

FINANCIAL STATEMENTS

The Annual Report to shareholders for the fiscal year ended June 30, 2008 contains the Portfolios’ financial statements, accompanying notes and the report of KPMG LLP, their independent registered public accounting firm, all of which are hereby incorporated by reference herein.

APPENDIX A:

AARP FUNDS
AARP PORTFOLIOS

PROXY VOTING POLICIES AND PROCEDURES

I.        Introduction

AARP Financial Incorporated (the “Adviser”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).  The Adviser provides investment advisory services to the series of AARP Funds (the “Funds”) and the series of AARP Portfolios (the “Portfolios”).  AARP Funds and AARP Portfolios (each a “Trust”) are both investment companies registered under the Investment Company Act of 1940, as amended (“1940 Act”).

Each advisory client that has entered into an investment advisory agreement with the Adviser (including AARP Funds on behalf of the Funds and AARP Portfolios on behalf of the Portfolios) has delegated to the Adviser (i) discretionary investment management authority with respect to the assets held in the client’s portfolio, and (ii) authority to vote any proxies with respect to the voting securities held in the client’s portfolio.  The Funds and the Portfolios have directed the Adviser to implement these Proxy Voting Policies and Procedures (“Policies and Procedures”) in voting proxies with respect to voting securities owned by each Fund or Portfolio.  These Policies and Procedures may be revised from time to time; however, any material amendments must be approved by the Board of Trustees of the Trusts.

II.       The Proxy Manager

Day-to-day administration of the proxy voting process at the Adviser is the responsibility of the Proxy Manager appointed by the Adviser.  The Proxy Manager is responsible for reviewing regularly the voting record to ensure that proxies are voted in accordance with these Policies and Procedures and the Proxy Voting Guidelines attached hereto as Exhibit A (with respect to the Portfolios only) and for ensuring that procedures, documentation, and reports relating to the voting of proxies are promptly and properly prepared and disseminated.(1)  The Proxy Manager shall seek to reconcile on a regular basis all proxies received against holdings of all client accounts over which the Adviser has voting authority to ensure that all shares held on the record date, and for which a voting obligation exists, are voted.

III.      AARP Funds

Because the Funds invest substantially all of their assets in the Portfolios or in series of other registered investment companies (collectively, “Master Funds”) pursuant to Sections 12(d)(1)(G) or 12(d)(1)(E) of the 1940 Act, respectively, it is anticipated that the only matters upon which the Funds will be asked to vote are matters that require approval of the shareholders of the Master Funds.  Due to the inherent conflict of interest presented in that situation, the Funds normally will pass through any matters to be approved by shareholders of the Master Funds to the shareholders of the Funds.  The Adviser will

(1)           The Adviser may satisfy this requirement by relying, at the Adviser’s expense on a third party service provider provided the Adviser has obtained an undertaking from the third party to provide reconciliation reports promptly upon request.  If the Adviser chooses to delegate this authority, the Adviser must monitor the third party service provider to ensure that such party is carrying out its duties accordingly.

then vote each Fund’s proxies on matters affecting a Master Fund in which the Fund invests in direct proportion to the votes received from shareholders of that Fund.(2)

IV.     AARP Portfolios

A.            General Principles

The Portfolios invest in a variety of securities, including voting securities of many different issuers.  As a result, the Portfolios, as the beneficial owner of those voting securities, will be asked to vote on various matters affecting the issuers of those voting securities.  AARP Portfolios has adopted and the Adviser will implement these Policies and Procedures, as they relate to the Portfolios, as a means reasonably designed to ensure that it votes any proxy or other beneficial interest in an equity security owned by the Portfolios over which the Adviser has discretionary proxy voting authority.

The Adviser will vote or cause to have voted any proxy prudently and solely in the best interest of the Portfolios and their shareholders considering all relevant factors and without undue influence from individuals or groups who may have an economic interest in the outcome of a proxy vote.  Ultimately, each vote is cast on a case-by-case basis taking into consideration the contractual obligations under the advisory agreements or comparable documents, and all other relevant facts and circumstances at the time of the vote.

As a matter of policy, the Adviser:

1.             Votes all proxies in the best interest of the Portfolios.

2.             Identifies and resolves all material proxy-related conflicts of interest between the Adviser and the Portfolios in the best interests of the Portfolios.

3.             Believes that proxy voting is a valuable tool that may be used to promote sound corporate governance to the ultimate benefit of the Portfolios.

4.             Provides AARP Portfolios, upon request, with copies of reports with such substance and frequency as required to fulfill obligations under applicable law or as reasonably requested by the Board of Trustees of AARP Portfolios.

5.             Reviews regularly the proxy voting record to ensure that proxies are voted in accordance with these Policies and Procedures, and ensures that procedures, documentation, and reports relating to the voting of proxies are promptly and properly prepared and disseminated.

(2)           Section 12(d)(1)(E) of the 1940 Act has specific requirements as to how registered investment companies investing in master-feeder structures may vote interests in their master funds.  Under Section 12(d)(1)(E)(iii)(aa), the feeder fund either may (1) pass through the vote to its shareholders and then vote its interest in the master fund as described in this policy or (2) elect to vote its interest in the master fund in the same proportion as the vote of all other shareholders of the master fund, without the necessity of seeking any direction from shareholders of the feeder fund.   If the Proxy Manager determines that it would be in the best interest of a Fund investing in a master-feeder structure to vote in proportion to other shareholders of the Master Fund, the Proxy Manager may so vote provided he or she first obtains the approval of the Board of Trustees.

B.            Material Conflict of Interest Identification and Resolution Processes

The Adviser’s use of sub-advisers to manage each Portfolio’s investments serves to minimize the number of, but not prevent, material conflicts of interest it faces in voting proxies.  The Proxy Manager reviews each proxy to assess the extent to which there may be a potential conflict of interest.  A potential conflict of interest situation may arise where, for example, the Adviser (or one of its affiliates) manages assets for, or otherwise has a material business relationship with, a company whose management is soliciting proxies, and failure to vote proxies in favor of management of the company may harm the Adviser’s (or its affiliate’s) relationship with the company.  In an effort to identify potential conflicts of interest, the Adviser’s Compliance Department will prepare a list of the Adviser’s clients and vendors, and list of companies with which AARP Services Inc. and AARP have material business relationships, and provide that list to the Proxy Manager.  The Compliance Department will periodically update this list as new information becomes available.  All personnel are required to contact the Proxy Manager about any apparent conflicts of interest, including apparent conflicts of interest involving personal relationships.  Apparent conflicts are reviewed by the Proxy Manager to determine if there is a conflict, and if so, whether the conflict is material.

If a proxy is identified as presenting a material conflict of interest, the matter must be reviewed by the Proxy Manager, who will resolve the conflict and direct the vote.  In order to avoid even the appearance of impropriety, the Proxy Manager will not take the Adviser’s relationship (or the relationship of an affiliate of the Adviser) with a company into account, and will vote the company’s proxies in the best interest of the Portfolios, in accordance with these Policies and Procedures.  If the Proxy Manager is himself or herself subject to the identified conflict, he or she will not participate in the proxy voting activities regarding the particular proxy, including the decision on whether and how to vote the proxy in question and the matter will be referred to the proxy voting service provider for a determination as to how the proxy should be voted.  The Proxy Manager will record and maintain materials to document the factors that were considered to evidence that there was a reasonable basis for the Proxy Manager’s decision with respect to any conflict of interest.

VI.     Review of Voting Record

The Adviser’s Compliance Department is responsible for reviewing regularly the voting record to ensure that proxies are voted in accordance with these Policies and Procedures and for ensuring that procedures, documentation, and reports relating to the voting of proxies are promptly and properly prepared and disseminated.

VII.    Recordkeeping

The Adviser shall, with respect to those clients over which it has discretionary proxy voting authority, make and retain the following documentation:(3)

(1)           All proxy voting policies and procedures.

(2)           A copy of each proxy statement it receives regarding client securities.(4)

(3)           See Rule 204-2(c)(2) of the Advisers Act.

(4)           The Adviser may satisfy this requirement by relying on a third party to make and retain on the Adviser’s behalf, a copy of a proxy statement (provided the Adviser has obtained an undertaking from the third party to provide a copy of the proxy statement promptly upon request) or may rely on obtaining a copy of a proxy statement from the SEC EDGAR system at www.sec.gov.

(3)           A record of each vote cast by the Adviser on behalf of a client.(5)

(4)           A record of all oral and a copy of all written communications received and memoranda or similar documents created by the Adviser that were material to making a decision on voting client securities, including any supporting documentation, whether or not approved, or that memorializes the basis for that decision.

(5)           A record of each written client request for proxy voting information on how the Adviser voted proxies on behalf of the client, and a copy of any written response by the Adviser to any (written or oral) client request for proxy voting information on how the Adviser voted proxies on behalf of the requesting client.

(6)           Copies of all reconciliations of securities held in client accounts and proxies voted.

All books and records required to be maintained hereunder, shall be maintained and preserved in an easily accessible place for a period of not less than five (5) years from the end of the fiscal year during which the last entry was made on such record, the first two (2) years in an appropriate office of the Adviser.

Adopted: December 8, 2005

Amended: June 6, 2006

Amended: February 26, 2008

(5)           The Adviser may satisfy this requirement by relying on a third party to make and retain, on the Adviser’s behalf, a record of the vote cast (provided the Adviser has obtained an undertaking from the third party to provide a copy of the record promptly upon request).

EXHIBIT A

PROXY VOTING GUIDELINES

These Proxy Voting Guidelines are a reflection of AARP Portfolios’ (the “Trust”) views that the Trust’s fiduciary obligations to their shareholders include an obligation to vote their proxies in a manner consistent with solid corporate governance and corporate social responsibility.

The Trust believes that good corporations are characterized by sound corporate governance and overall corporate social responsibility.  A well-governed company that meets high standards of corporate ethics and operates in the best interests of the shareholders, employees, customers, communities and the environment will be better positioned for long-term success.  This long-term success translates into positive returns for long-term shareholders.

Board of Directors

•      The Trust believes that one of the fundamental sources of good governance is independence.  In our view, the board should be composed of a majority of independent directors and key committees, including the audit, compensation, and nominating and/or governance committees, should be composed exclusively of independent directors.  The Trust will generally support the board’s nominees, if the above conditions are met.

•      The Trust believes that classified or staggered board structures may deter legitimate efforts to elect new directors or takeover attempts that may benefit shareholders.  The Trust will generally support proposals to elect all board members annually and to remove classified boards.

•      The Trust will generally support proposals that seek to separate the positions of Chair of the Board and the Chief Executive Officer.

•      The Trust will generally support proposals that ask for the Chair of the Board to be an independent director.

•      The Trust will generally oppose director nominees that have not attended a sufficient number of meetings of the board or key committees on which they were to serve.

•      The Trust will generally support proposals that seek to indemnify directors and limit director liability for acts excluding fraud or other wanton or willful misconduct or illegal acts.

•      The Trust will generally oppose excessive awards of stock or stock options to directors.

•      The Trust will generally oppose director nominees who have acted against the interests of shareholders.

•      The Trust will generally support proposals to require majority voting in favor of director nominees.

Independent Auditors

•      The Trust believes that the company is in the best position to evaluate the competence of the outside auditors.  We will generally vote on ratification of the auditor unless we have reason to believe that the company has used overly aggressive or other unrealistic assumptions in financial reporting that overstate or otherwise distort earnings. We will generally vote against ratification of the auditor if fees for non-audit services are excessive and / or inappropriate.

Compensation Issues

•      The Trusts recognize that there are significant variables that exist in order to properly evaluate compensation proposals such as industry, market capitalization, competitive factors, etc. that adequately address the need to balance the needs of the employees and those of the other shareholders in the company.  While each proposal needs to be evaluated on a case by case basis, the Trust will oppose plans that substantially dilute outside shareholder interests, provide for excessive awards that are not reflective of economic or financial performance, or are just structured in an objectionable manner.

•      The Trust will support proposals requesting the formation of a committee of independent directors to regularly review and examine executive compensation.

•      The Trust will generally support proposals requesting companies to fully disclose executive compensation including salaries, option awards, bonuses, and restricted stock grants, supplemental executive retirement plans of senior management and the Board of Directors.

•      The Trust will generally support employee stock purchase plans, provided the shares purchased under the plan are acquired at no less than 85% of their market value and the shares reserved account for less than 5% of outstanding shares.

•      The Trust will generally support supplemental executive retirement plans that are reasonably estimated, fully disclosed, and where constructive credit does not exceed full service credit.

•      The Trust will generally oppose proposals to approve stock option plans that have a dilutive effect in excess of 10% of share value.

•      The Trust will generally oppose proposals to approve stock option plans that have option exercise prices below the market price on the day of the grant and/or the average grants are in excess of 3% per year.

•      The Trust will generally oppose proposals that contain evergreen provisions which reserve a specified percentage of stock for award each year with no termination date.

•      The Trust will generally oppose bonus plans that do not clearly define performance criteria and maximum awards in absolute dollars.  Plans that appear excessive will generally be opposed.

•      The Trust will generally oppose proposals of severance arrangements that exceed three times an executive’s salary and bonus if triggered by a change of control without the requirement for submission to shareholder approval.

•      The Trust will generally oppose proposals of severance arrangements which allow payments to executives who are terminated for misconduct, gross mismanagement or other reasons constituting a for cause termination.

Shareholder Voting Rights

•      The Trust will generally support the elimination of pre-emptive voting rights except in those cases where there is a reasonable indication that such rights would have a value to the shareholder.

•      The Trust will generally oppose a poison pill plan unless it is short term, requires shareholder approval for renewal, requires independent review, and there is a strongly independent and non-classified board.

•      The Trust will generally oppose cumulative voting rights.

•      The Trust will generally oppose supermajority voting requirements.

•      The Trust will generally oppose proposals that abridge the shareholders’ right to call special meetings of the board in cases of good cause and to act by written consent.

•      The Trust will generally oppose proposals that do not provide for confidential voting.

•      The Trust will generally oppose the creation of separate classes with different voting rights in those situations where the different groups of shareholders have similar economic investments.

•      The Trust will generally support the creation of classes of stock offering different dividend rights if they do not limit shareholder rights.

•      The Trust will generally oppose proposals that allow the company to buy back shares from a particular shareholder(s) at higher than market prices.

•      The Trust will generally oppose reincorporation in a new domicile if the Trust believes that it is being done with the intention of reducing current shareholder rights.

•      The Trust will actively voice their displeasure for companies who set forth proposals in a bundle.  The right to vote each proposal separately must be encouraged and protected.

•      The Trust will generally oppose proposals for by-law changes allowing a company to opt into state anti-takeover laws.

Stock Authorization

•      The Trust will generally support proposals authorizing the issuance of additional common stock necessary to facilitate a stock split.

•      The Trust will generally oppose proposals for the creation of blank check preferred stock.

•      The Trust will generally oppose proposals that call for increases in authorization of preferred stock with unspecified terms and conditions of use which can be determined at a future date and without approval from shareholders.

Social Issues

•      The Trust will generally support proposals that request reasonable, but not highly specific, disclosure about environmental impact of a company’s operations and products.

•      The Trust will generally support proposals that request reasonable reporting regarding the company’s activities in countries with records of repression of human rights.

•      The Trust will generally support proposals that encourage the company to increase the diversity of its employees and to enhance non-discrimination polices.

•      The Trust will generally support proposals that request increase disclosure of health related information such as the risk of tobacco, liquor or certain drugs.

Foreign Market

•      The Trust will vote in a manner consistent with their domestic voting policy; however, the Trust will take into consideration different governance standards, disclosure requirements, accounting practices and voting procedures that are unique to foreign markets.  However, there may be situations where the Trust may elect not to vote because it would be in the best interests of the Trust and its shareholders.

APPENDIX B – RATINGS:

Rated Investments

Corporate Bonds

From Moody’s Investors Services, Inc. (“Moody’s”) description of its bond ratings:

“Aaa”: Bonds which are rated “Aaa” are judged to be of the best quality.  They carry the smallest degree of investment risk and are generally referred to as “gilt edged.”  Interest payments are protected by a large or by an exceptionally stable margin and principal is secure.  While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

“Aa”: Bonds which are rated “Aa” are judged to be of high quality by all standards.  Together with the “Aaa” group they comprise what are generally known as high-grade bonds.  They are rated lower than the best bonds because margins of protection may not be as large as in “Aaa” securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than in “Aaa” securities.

“A”: Bonds which are rated “A” possess many favorable investment attributes and are to be considered as upper-medium-grade obligations.  Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

“Baa”: Bonds which are rated “Baa” are considered as medium-grade obligations, i.e., they are neither highly protected nor poorly secured.  Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time.  Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

“Ba”: Bonds which are rated “Ba” are judged to have speculative elements; their future cannot be considered as well-assured.  Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future.  Uncertainty of position characterizes bonds in this class.

“B”: Bonds which are rated “B” generally lack characteristics of the desirable investments.  Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

“Caa”: Bonds which are rated “Caa” are of poor standing.  Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Moody’s applies numerical modifiers 1, 2 and 3 in each generic rating classification from “Aa” through “Caa.”  The modifier 1 indicates that the bond being rated ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the bond ranks in the lower end of its generic rating category.

From Standard & Poor’s Corporation (“S&P”) description of its bond ratings:

“AAA”: An obligation rated “AAA” has the highest rating assigned by S&P.  The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

“AA”: An obligation rated “AA” differs from the highest-rated obligations only in small degree.  The obligor’s capacity to meet its financial commitment on the obligation is very strong.

“A”: An obligation rated “A” is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories.  However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

“BBB”: An obligation rated “BBB” exhibits adequate protection parameters.  However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

“BB,” “B” and “CCC”: Obligations rated “BB,” “B” and “CCC” are regarded as having significant speculative characteristics.  “BB” indicates the least degree of speculation and “CCC” the higher.  While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

“BB”: An obligation rated “BB” is less vulnerable to nonpayment than other speculative issues.  However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

“B”: An obligation rated “B” is more vulnerable to nonpayment than obligations rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation.  Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

“CCC”: An obligation rated “CCC” is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.  In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

The ratings from “AA” to “CCC” may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

From Fitch Ratings, Inc. (“Fitch”) description of its bond ratings:

“AAA”: Highest credit quality.  “AAA” ratings denote the lowest expectation of credit risk.  They are assigned only in the case of exceptionally strong capacity for timely payment of financial commitments.  This capacity is highly unlikely to be adversely affected by foreseeable events.

“AA”: Very high credit quality.  “AA” ratings denote a very low expectation of credit risk.  They indicate very strong capacity for timely payment of financial commitments.  This capacity is not significantly vulnerable to foreseeable events.

“A”: High credit quality.  “A” ratings denote a low expectation of credit risk.  The capacity for timely payment of financial commitments is considered strong.  This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

“BBB”: Good credit quality.  “BBB” ratings indicate that there is currently a low expectation of credit risk.  The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity.  This is the lowest investment-grade category.

“BB”: Speculative.  “BB” ratings indicate that there is a possibility of credit risk developing, particularly as a result of economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met.

“B”: Highly speculative.  “B” ratings indicate that significant credit risk is present, but a limited margin of safety remains.  Financial commitments are currently being met; however, capacity for continued payment is contingent upon sustained, favorable business or economic environment.

“CCC,” “CC” and “C”: High default risk.  Default is a real possibility.  Capacity for meeting financial commitments is solely reliant upon sustained, favorable business and economic developments.  A “CC” rating indicates that default of some kind appears probable.  “C” ratings signal imminent default.

“+” or “-” may be appended to a rating to denote relative status within major rating categories.  Such suffixes are not added to the “AAA” category or to categories below “CCC.”

Commercial Paper

The following Moody’s designations indicate the relative repayment ability of rated issuers:

“Prime-1” or “P-1”: Issuers rated “Prime-1” (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations.  “Prime-1” repayment ability will often be evidenced by many of the following characteristics: leading market positions in well-established industries; high rates of return on funds employed; conservative capitalization structure with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; and well-established access to a range of financial markets and assured sources of alternate liquidity.

“Prime-2” or “P-2”: Issuers rated “Prime-2” (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations.  This will normally be evidenced by many of the characteristics of “Prime-1” rated issuers, but to a lesser degree.  Earnings trends and coverage ratios, while sound, may be more subject to variation.  Capitalization characteristics, while still appropriate, may be more affected by external conditions.  Ample alternate liquidity is maintained.

Commercial paper ratings of S&P are current assessments of the likelihood of timely payment of debt having original maturities of no more than 365 days.

        “A-1”: This designation indicates that the degree of safety regarding timely payment is strong.  Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.

“A-2”: Capacity for timely payment on issues with this designation is satisfactory.  However, the relative degree of safety is not as high as for issues designated “A-1.”

A Fitch short-term rating has a time horizon of less than 12 months for most obligations, or up to three years for U.S. public finance securities, and thus places greater emphasis on the liquidity necessary to meet financial commitments in a timely manner.

“F1”: Highest credit quality.  Indicates the strongest capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

“F2”: Good credit quality.  A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

APPENDIX C – INFORMATION REGARDING THE USE OF MSCI INC., “MSCI,” INDEXES:

The Portfolios are not sponsored, endorsed, sold or promoted by MSCI Inc. “MSCI”, any of its affiliates, any of its information providers or any other third party involved in, or related to, compiling, computing or creating any MSCI index (collectively, the “MSCI Parties”).  The MSCI indexes are the exclusive property of MSCI.  MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by AARP Financial Incorporated.  None of the MSCI Parties makes any representation or warranty, express or implied, to the issuer or owners of the Portfolios or any other person or entity regarding the advisability of investing in funds generally or in the Portfolios particularly or the ability of any MSCI index to track corresponding stock market performance.  MSCI or its affiliates are the licensors of certain trademarks, service marks and trade names and of the MSCI indexes which are determined, composed and calculated by MSCI without regard to the Portfolios or the issuer or owners of the Portfolios or any other person or entity.  None of the MSCI Parties has any obligation to take the needs of the issuer or owners of the Portfolios or any other person or entity into consideration in determining, composing or calculating the MSCI indexes.  None of the MSCI Parties is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Portfolios to be issued or in the determination or calculation of the equation by or the consideration into which the Portfolios are redeemable.  Further, none of the MSCI Parties has any obligation or liability to the issuer or owners of the Portfolios or any other person or entity in connection with the administration, marketing or offering of the Portfolios.

Although MSCI shall obtain information for inclusion in or for use in the calculation of the MSCI indexes from sources that MSCI considers reliable, none of the MSCI Parties warrants or guarantees the originality, accuracy and/or the completeness of any MSCI index or any data included therein.  None of the MSCI parties makes any warranty, express or implied, as to results to be obtained by the issuer of the funds, owners of the funds, or any other person or entity, from the use of any MSCI index or any data included therein.  None of the MSCI Parties shall have any liability for any errors, omissions or interruptions of or in connection with any MSCI index or any data included therein.  Further, none of the MSCI Parties makes any express or implied warranties of any kind, and the MSCI Parties hereby expressly disclaim all warranties of merchantability and fitness for a particular purpose, with respect to each MSCI index and any data included therein.  Without limiting any of the foregoing, in no event shall any of the MSCI Parties have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even it notified of the possibility of such damages.

C-1

PART C

OTHER INFORMATION

ITEM 23: EXHIBITS:

(a)	(1)	Amended and Restated Certificate of Trust made as of December 12, 2005 (1)
	(2)	Amended and Restated Declaration of Trust made as of December 12, 2005 (1)
(b)		Amended and Restated Bylaws dated December 12, 2005 (1)
(c)

See Article III, “Meetings of Shareholders,” and Article VIII, “Inspection of Records and Reports” of Registrant’s Bylaws made as of October 3, 2005. See Article III, “Shares,” and Article V, “Shareholders’ Voting Powers and Meetings” of Declaration of Trust of AARP Portfolios dated December 12, 2005.

(d)	(1)	Investment Advisory Agreement with AARP Financial Incorporated – filed herewith
	(2)	Investment Sub-Advisory Agreement with SSgA Funds Management Inc. (2)
(e)		The response to Item 23(e) has been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.
(f)		Not Applicable
(g)		Master Custodian Agreement with State Street Bank and Trust Company (2)
(h)	(1)	Administration Agreement with AARP Financial Incorporated – filed herewith
	(2)	Placement Agency Agreement with ALPS Distributors, Inc. (3)
	(3)	Addendum to Placement Agency Agreement (3)
	(4)	Transfer Agency and Service Agreement with State Street Bank and Trust Company (3)
	(5)	Amended and Restated Fee Waiver and Expense Reimbursement Agreement (4)
(i)		The response to Item 23(i) has been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.
(j)		The response to Item 23(j) has been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.
(k)		The response to Item 23(k) has been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.
(l)		Not Applicable
(m)		Not Applicable
(n)		Not Applicable
(o)		Reserved
(p)	(1)	AARP Portfolios’ Code of Ethics (2)
	(2)	Code of Ethics of AARP Financial Incorporated (1)
	(3)	Code of Ethics of SSgA Funds Management, Inc. (1)
	(4)	Amendment to the Code of Ethics of SSgA Funds Management, Inc. (3)
	(5)	Code of Ethics of ALPS Distributors, Inc. (2)

(1)                                  Filed as an Exhibit to Registrant’s Registration Statement on Form N-1A on December 21, 2005.

(2)                                  Filed as an Exhibit to Amendment No. 2 to Registrant’s Registration Statement on Form N-1A on October 27, 2006.

(3)                                  Filed as an Exhibit to Amendment No. 3 to Registrant’s Registration Statement on Form N-1A on October 26, 2007.

(4)                                  Filed as an Exhibit to Amendment No. 4 to Registrant’s Registration Statement on Form N-1A on October 28, 2008.

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE FUND

As of December 4, 2008, the following entities held of record more than 25% of the outstanding shares of a Portfolio.  A person holding of record more than 25% of the outstanding shares of a Portfolio may be deemed to have “control” (as that term is defined in the Investment Company Act) of the applicable Portfolio and may be able to affect or determine the outcome of matters presented for a vote of the shareholders of the applicable Portfolio.

Fund	Name and Address(1)	Percentage of Ownership
U.S. Stock Market Portfolio	AARP Aggressive Fund, a Delaware statutory trust	28.05%
U.S. Stock Market Portfolio	AARP Moderate Fund, a Delaware statutory trust	36.32%
U.S. Stock Market Portfolio	AARP Long-Term Operating Account	27.29%
International Stock Market Portfolio	AARP Long-Term Operating Account	60.13%
U.S. Bond Market Portfolio	AARP Moderate Fund, a Delaware statutory trust	28.11%
U.S. Bond Market Portfolio	AARP Long-Term Operating Account	28.48%

ITEM 25.  INDEMNIFICATION

The Registrant’s Amended and Restated Declaration of Trust dated as of December 12, 2005, Article VII, Section 3, provides as follows:

(a)                                  Subject to the exceptions and limitations contained in the By-Laws:

(i)                                     every person who is, has been, or becomes a Trustee or officer of the Trust (hereinafter referred to as a “Covered Person”) shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any proceeding in which he or she becomes involved as a party or otherwise by virtue of being or having been a Trustee or officer of the Trust and against amounts paid or incurred by him or her in the settlement thereof; and

(ii)                                  expenses in connection with the defense of any proceeding of the character described in clause (i) above shall be advanced by the Trust to the Covered Person from time to time prior to final disposition of such proceeding to the fullest extent permitted by law.

(b)                                 For purposes of this Section 3 and Section 5 of this Article VII below, “proceeding” means any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including appeals); and “liabilities” and “expenses” includes, without limitation, attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and all other liabilities whatsoever.

(1)   If you wish to contact any entity or person listed in the table, you may write to them care of AARP Financial Incorporated, Two Highwood Drive, 2nd Floor, Tewksbury, MA 01876.

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(c)                                  No indemnification shall be provided hereunder to a Covered Person who shall have been adjudicated by a court or body before which the proceeding was brought (i) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office or (ii) not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust.

(d)                                 The Trust’s financial obligations arising from the indemnification provided herein may be insured by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person as to acts or omissions as a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such a person.  Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Covered Persons, and other persons may be entitled by contract or otherwise under law.

(e)                                  Expenses in connection with the defense of any proceeding of the character described in paragraph (a) above may be advanced by the Trust or series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust or series if it is ultimately determined that he is not entitled to indemnification under this Section 3; provided, however, that either (i) such Covered Person shall have provided appropriate security for such undertaking, (ii) the Trust is insured against losses arising out of any such advance payments, or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial type inquiry or full investigation), that there is reason to believe that such Covered Person will be found entitled to indemnification under Section 3.

(f)                                    In no event will any revision, amendment or change to this Section 3 or the By-Laws affect in any manner the rights of any Covered Person to receive indemnification by the Trust against all liabilities and expenses reasonably incurred or paid by the Covered Person in connection with any proceeding in which the Covered Person becomes involved as a party or otherwise by virtue of being or having been a Trustee or officer of the Trust (including any amount paid or incurred by the Covered Person in the settlement of such proceeding) with respect to any act or omission of such Covered Person that occurred or is alleged to have occurred prior to the time such revision, amendment or change to this Section 3 or the By-Laws is made.

The Registrant’s Statement of Additional Information provides additional information in the section entitled “More About the Trust.”

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISER

AARP Financial Incorporated (“AFI”) is a registered investment adviser and a wholly-owned subsidiary of AARP Services, Inc. (“ASI”).  ASI, in turn, is a wholly-owned subsidiary of AARP.

AFI serves as investment adviser to the AARP Portfolios and provides investment supervisory services. The business, profession, vocation or employment of a substantial nature which each director or officer of the investment adviser is or has been, at any time during the past two fiscal years, engaged for his own account or in the capacity of director, officer, employee, partner or trustee, is as follows:

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NAME	POSITION WITH AFI	OTHER BUSINESS
Timothy Armour	Director	Retired
Darlene DeRemer	Director	Partner, Grail Partners, LLC
Leobardo Estrada	Director	Director, AARP; Professor, UCLA
Jo Ann C. Jenkins	Director	COO, Library of Congress
Gary E. Knell	Director	President and CEO, Sesame Workshop
William Novelli	Ex officio Board member	CEO, AARP
Edward T. Reilly	Director	President and CEO, American Management Association, International
Byron Thames	Director	Director, AARP; Medical Director of various managed care organizations
Sarah F. Mika	Secretary	Employee of ASI
Richard Hisey	President and Chief Investment Officer, AFI	Employee of AFI
Scott M. Frisch	Treasurer and Chief Financial Officer	Employee of ASI
Susan Kirkpatrick	Chief Compliance Officer	Employee of AFI

The principal business address of AARP is 601 E Street, N.W., Washington, DC 20004.  The principal business address of ASI and AFI is 650 F Street, N.W., Washington, DC 20004.

SSgA Funds Management, Inc., (“SSgA FM”) serves as the investment sub-adviser to the AARP Portfolios pursuant to a sub-advisory agreement.  SSgA FM is a wholly-owned subsidiary of State Street Corporation, a publicly held bank holding company, which is also the parent company of State Street Bank and Trust Company (“State Street”).  SSgA FM and other advisory affiliates of State Street make up State Street Global Advisors (“SSgA”), the investment management arm of State Street Corporation.  The business, profession, vocation or employment of a substantial nature which each director or officer of the investment sub-adviser is or has been, at any time during the past two fiscal years, engaged for his own account or in the capacity of director, officer, employee, partner or trustee, is as follows:

NAME	POSITION
James E. Ross	Director and President, SSgA FM; Senior Managing Director, State Street Global Advisors, a division of State Street Bank and Trust Company.

Thomas Kelly	Treasurer, SSgA FM; Senior Managing Director and Comptroller, State Street Global Advisors, a division of State Street Bank and Trust Company.

Tracy Atkinson	Chief Compliance Officer, SSgA FM; Chief Compliance Officer, State Street Global Advisors, a division of State Street Bank and Trust Company.

Mark Duggan	Director and Chief Legal Officer, SSgA FM; Senior Managing Director and Deputy General Counsel, State Street Global Advisors, a division of State Street Bank and Trust Company.

The principal business address of SSgA FM is One Lincoln Street, Boston, MA 02111-2900.

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ITEM 27.  PRINCIPAL UNDERWRITERS

(a)  ALPS Distributors, Inc. acts as the distributor for the Registrant and the following investment companies: ALPS ETF Trust, ALPS Variable Insurance Trust, Ameristock Mutual Fund, Inc., BLDRS Index Fund Trust, Campbell Multi-Strategy Trust, CornerCap Group of Funds, DIAMONDS Trust, Drake Funds, Financial Investors Trust, Financial Investors Variable Insurance Trust, Firsthand Funds, Forward Funds, Heartland Group, Inc., HealthShares, Inc., Henssler Funds, Inc., Holland Balanced Fund, Laudus Trust, Milestone Funds, MTB Group of Funds, Pax World Funds, PowerShares QQQ 100 Trust Series 1, Scottish Widows Investment Partnership, SPDR Trust, MidCap SPDR Trust, Select Sector SPDR Trust, State Street Institutional Investment Trust, Stonebridge Funds, Inc., Stone Harbor Investment Funds, TDX Independence Funds, Inc., Utopia Funds, W. P. Stewart Funds, Wasatch Funds, Westcore Trust, Williams Capital Liquid Assets Fund, and WisdomTree Trust.

(b)  To the best of Registrant’s knowledge, the directors and executive officers of ALPS Distributors, Inc., the placement agent for Registrant, are as follows:

Name and Principal Business Address*	Positions and Offices with Registrant	Positions and Offices with Underwriter
Edmund J. Burke	None	President; Director
Thomas A. Carter	None	Managing Director-Business Development; Director
Jeremy O. May	None	Managing Director-Operations and Client Service; Assistant Secretary; Director
Spencer C. Hoffman	None	Director
John Donaldson	None	Chief Financial Officer
Robert J. Szydlowski	None	Chief Technology Officer
Diana Adams	None	Vice President, Controller, Treasurer
Tané T. Tyler	None	General Counsel, Secretary
Bradley J. Swenson	None	Chief Compliance Officer

*The principal business address for each of the above directors and executive officers is 1290 Broadway, Suite 1100, Denver, Colorado 80203.

(c)  ALPS Distributors, Inc. received no direct or indirect commissions or other compensation from the Trust during the last fiscal year of the Registrant.

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS

All accounts, books, and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940, as amended, and the rules promulgated thereunder are maintained at the offices of the: (a) Registrant; (b) Investment Adviser; (c) Sub-Adviser; (d) Principal Underwriter; (e) Transfer Agent; (f) Administrator; (g) Sub-Administrator; and (h) Custodian.  The address of each is as follows:

(a)	Registrant
AARP Portfolios
650 F Street, N.W.
Washington, DC 20004

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(b)	Investment Adviser
AARP Financial Incorporated
Two Highwood Drive
2nd Floor
Tewksbury, MA 01876

(c)	Sub-Adviser
SSgA Funds Management, Inc.
One Lincoln Street
Boston, MA 02111-2900

(d)	Principal Underwriter
ALPS Distributors, Inc.
1290 Broadway, Suite 1100
Denver, CO 80203

(e)	Transfer Agent
State Street Bank and Trust Company
One Lincoln Street
Boston, MA 02111-2900

(f)	Administrator
AARP Financial Incorporated
Two Highwood Drive
2nd Floor
Tewksbury, MA 01876

(g)	Sub-Administrator
State Street Bank and Trust Company
John Hancock Tower, 14th Floor
200 Clarendon Street
Boston, MA 02116

(h)	Custodian
State Street Bank and Trust Company
John Adams Building
1776 Heritage Drive
North Quincy, MA 02171

ITEM 29.  MANAGEMENT SERVICES

Not Applicable.

ITEM 30.  UNDERTAKINGS

Registrant makes no undertakings.

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SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Tewksbury and the Commonwealth of Massachusetts, on the 31st day of December, 2008.

AARP Portfolios

By:	/s/ Richard M. Hisey
Richard M. Hisey
President

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AARP Portfolios

Amendment No. 5 to

Form N-1A Registration Statement

EXHIBIT LIST

Item Number	Item

(d)(1)	Investment Advisory Agreement with AARP Financial Incorporated
(h)(1)	Administration Agreement with AARP Financial Incorporated

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